Table of Contents

As filed with the Securities and Exchange Commission on December 22, 2021

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-215496	46-0720717
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

19206 Huebner Road, Suite 202

San Antonio, Texas 78258

210-233-8980

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William H. Gray

Chief Executive Officer

Wytec International, Inc.

19206 Huebner Road, Suite 202

San Antonio, Texas 78258

210-233-8980

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur Marcus, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, New York 10036 (646) 810-0592 (212) 930-9725— Facsimile	Jessica R. Sudweeks, Esq. John P. Kennedy, Esq. Disclosure Law Group, a Professional Corporation 655 W. Broadway, Suite 870 San Diego, California 92101 (619) 272-7050

(Approximate date of commencement of proposed sale to the public)

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	$20,000,000	$1,854
Total	$20,000,000	$1,854

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes shares to be sold upon exercise of the underwriters’ option to purchase additional shares. See “Underwriting.”

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	December 22, 2021

[          ] Shares

Common Stock

Wytec International, Inc.

This is a firm commitment initial public offering of our common stock. No public market currently exists for our common stock. We are offering all of the shares of common stock offered by this prospectus. We expect the public offering price to be $[         ] per share.

We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “WYTC”. No assurance can be given that our application will be approved. We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market, however, we cannot guarantee that we will be successful in listing our common the Nasdaq Capital Market. We will not consummate this offering unless our common stock will be listed on the Nasdaq Capital Market.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus, and under similar headings in any amendments or supplements to this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to EF Hutton, division of Benchmark Investments, LLC, the representative of the underwriters (the “Representative”). See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45-day option to the Representative to purchase a maximum of [         ] additional shares of common stock (15% of the shares of common stock sold in this offering) at the initial public offering price less underwriting discounts and commissions.

The underwriters expect to deliver the securities to purchasers in the offering on or about [                    ], 2021.

EF HUTTON

division of Benchmark Investments, LLC

The date of this prospectus is [                    ], 2021

We use our registered trademark, SmartDAS in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us to which we have referred you. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not, and the underwriter has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby the distribution of this prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Information contained in, and that can be accessed through, our web site wytecintl.com shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the shares offered hereunder.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read the following summary together with the more detailed information regarding us and our common stock being sold in the offering, including the risks of investing in our common stock discussed under “Risk Factors,” beginning on page 8 and our historical and pro forma condensed combined financial statements and the related notes appearing elsewhere in this prospectus, before making an investment decision. For convenience, in this prospectus, unless the context suggests otherwise, the terms “we,” “our,” “our company,” “Company” and “us” and “Wytec” refer to Wytec International, Inc., a Nevada corporation, as applicable.

Overview

Wytec International, Inc., a Nevada corporation (“Wytec,” the “Company,” “we,” “us,” or “our”), is a designer and developer of small cell technology and wide area networks designed to support 5G cell phone network coverage deployments across the United States. Wytec offers in-building and citywide 5G solutions utilizing multiple 5G equipment vendors in combination with its patented LPN-16 small cell technology to complete its network designs. Wytec was incorporated in November 2011 with the purchase of five (5) United States patents (all of which have since expired) directly related to local multipoint distribution service (“LMDS”) utilized in broadband wireless access technology and originally designed for digital television transmission. In June 2014, Wytec filed a provisional patent for its small cell technology which we now call the “LPN-16.” In December 2017, we were granted a patent for our LPN-16 by the United States Patent and Trademark Office (“USPTO”), patent number 9,807,032. The patent is described as an “Upgradeable, High Data Transfer Speed, Multichannel Transmission System (“UHTMTS”).

In October 2019, Wytec, participated in a Request For Proposal (the “RFP”) issued by the Laredo Independent School District (“ISD”) in Laredo, Texas involving in-building cellular enhancement for the ISD. Wytec won the RFP and was awarded a contract with the Laredo ISD to provide cellular enhancement to 42 buildings within the district (the “Laredo Contract”). Laredo ISD is a member of the Central Texas Purchasing Alliance (“CTPA”), a collective of 150 ISDs including Laredo ISD. Due to language within the Laredo Contract and pursuant to Section 791.001 of the Texas Government Code, all members of the CTPA became eligible to utilize the same winning bid as the Laredo ISD. The CTPA consists of more than 4,300 buildings, representing approximately 513,270,000 square feet of potential cellular enhancement projects. Wytec is now building out its second and third school districts under the benefit of Section 791.001 of the Texas Code and is aligning itself to manage a more aggressive build-out within the CTPA over the coming three-year period. In addition to the current cellular enhancement service provided by Wytec to CTPA members, the Company has received a strong interest from certain CTPA members to construct a private Long Term Evolution (“LTE”) solution (to include Wytec’s patented LPN-16) for multiple counties, potentially representing substantially greater revenue opportunities for Wytec in the future. In addition, the Infrastructure and Jobs Act (H.R. 3684), signed into law by President Biden on November 15, 2021, dedicates significant funds in the amount of $6,797,439,357 to broadband initiatives particularly in schools and underserved student populations in school districts.

We currently utilize Nokia for its Private LTE services but we were able to brand our own LTE service under a channel partner agreement with Nokia called SmartDAS™. Nokia is working with us in marketing our services to school districts and other projects and has been a source of referral for business to the Company. Currently, Nokia is designing video marketing material to help us market to ISDs and other school districts.

For the year ended December 31, 2020, we had a net loss of $2,022,495 an accumulated deficit of $22,071,742 and a working capital deficit of $1,843,431. For the nine months ended September 30, 2021, we had a net loss of $1,422,987 and an accumulated deficit of $23,515,665. We anticipate that we will continue to incur losses in future periods until we are successful in significantly increasing our revenues.

While Wytec is a public reporting company, our common stock is not currently quoted for public trading.

Industry Overview

Since the 1990s, a potent global movement, including a series of intergovernmental summit meetings, was conducted to close what has been popularly defined as the “Digital Divide.” The Digital Divide refers to the gap between those able to benefit from the internet and those who are not. This movement has energized solutions in public policy, technology design, finance and management that would allow all connected citizens to benefit equitably as a global digital economy spreads into the far corners of the world. Recently, the movement has been further energized by the massive economic and social disturbance of the Coronavirus. Thus, on March 11, 2021, the American Rescue Plan (“ARP”) was signed into law providing $1.9 trillion, with $122 billion for Elementary and Secondary Emergency Relief (“ARP ESSER Fund”) known as the CARES Act.

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Wytec believes it can capture a significant portion of the ARP funds due to its technology and partner relationships with some of the largest technology vendors in the world. Immediately, billions of dollars of funding has become available under the ARP for counties, cities, and ISDs in hopes of further resolving the raging Digital Divide issue and its devastating effect on underserved citizens and students across the United States. A portion of these much-needed funds will be utilized to upgrade America’s communication infrastructure necessary for supporting an increased expansion into the nation’s underserved broadband areas and to support the next generation of cellular services called 5G.

As a result of the increased need for greater data capacity, we have seen cellular carriers more aggressively pursuing new technologies to manage this massive data growth. The next generation of wireless communication services, 5G, has now been introduced to America’s future communications needs for supporting additional fixed broadband and cellular connectivity. For the U.S. cellular industry to meet this challenge, we believe a radical change in network architecture is needed.

Today, 4G depends significantly on “Macro” cell towers for the majority of America’s cellular traffic. These towers, which are easily recognized across America’s landscape, stand several hundred feet in height and support antennas six to nine feet in length. These sizeable towers cost mobile operators billions of dollars to construct and millions more to operate. Macro towers were originally designed to support cellular signals in a radius of two to three miles or more and provide service for thousands of subscribers. This design is no longer adequate in meeting current consumer demand or the anticipated speeds of 5G.

To overcome this inadequacy, Wytec believes that 5G network architecture will need to densify coverage areas with the use of Small Cells, which are designed to be mounted on utility poles permitting the flexibility of placement throughout a city supporting citywide ubiquitous coverage. Small Cells are designed with two primary objectives in mind: to increase data capacity and reduce higher-power transmission signals thus reducing dangerous radiation transmission. Wytec believes that Small Cells will be the driving force behind 5G services enabling faster speeds on current and future communication devices, including Smartphones. According to an article by Price Waterhouse Coopers (“PwC”), “5G networks can’t succeed without a small cell revolution.”

Risks Associated With Our Business and This Offering

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include, but are not limited to:

•	An occurrence of an uncontrolled event such as the Covid-19 pandemic, is likely to negatively affect our operations.

•	Operating and litigation risks may not be covered by insurance.

•	Future climate change laws and regulations and the market response to these changes may negatively impact our operations.

•	Competition in our industry may negatively impact our operations.

•	Our auditors have issued a going concern opinion on our financial statements.

•	We have identified material weaknesses in our internal control over financial reporting, and our business and stock price may be adversely affected if we do not adequately address those weaknesses or if we have other material weaknesses or significant deficiencies in our internal control over financial reporting.

•	Future sales of shares by existing stockholders could cause our stock price to decline

•	We will have broad discretion in how we use the net proceeds of this offering.

•	We may not use these proceeds effectively, which could affect the results of operations and cause the stock price to decline.

•	Additional stock offerings in the future may dilute your percentage ownership of our company.

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Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (or the “Securities Act”), for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

An emerging growth company may also take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2026. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and, as long as we continue to qualify as an emerging growth company, we may elect to take advantage of this and other reduced burdens in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company,” as defined under Securities and Exchange Commission (“SEC”) Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in the preceding fiscal year.

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THE OFFERING

Issuer	Wytec International, Inc.

Common stock offered by us	[ ] shares

Over-allotment option	We have granted a 45-day option to the representative of the underwriters to purchase a maximum of [ ] additional shares of common stock (15% of the shares of common stock sold in this offering).

Common stock to be outstanding immediately after this offering	[ ] shares or [ ] shares if the underwriter exercises in full its option to purchase additional shares of common stock.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page 18.

Underwriter Warrants	We have agreed to issue the Representative warrants to purchase up to the number of shares of our common stock equal to 5% of the aggregate number of shares sold in the offering (the “Representative Warrants”). The Representative Warrants are exercisable at a per share price equal the public offering price per share, at any time, and from time to time, in whole or in part, during the four and one-half-year period commencing six months after the effective date of the registration statement.

Risk factors	This investment involves a high degree of risk. You should read the description of risks set forth under “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors to consider before deciding to purchase our securities.

Lock-up	We, certain of our existing stockholders and our directors and executive officers have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 12 months commencing on the date of this prospectus in the case of our directors and executive officers and for a period of 180 days commencing on the date of this prospectus in case of such stockholders and us. See “Underwriting” beginning on page 48.

Market	We intend to apply to list our common stock under the symbol “WYTC.” We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market, however, we cannot guarantee that we will be successful in listing our common stock on Nasdaq.

The number of shares of our common stock outstanding after the completion of this offering is based on 6,906,622 shares of our common stock outstanding as of December 17, 2021 and excludes the following:

•	2,559,653 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.77 per share;

•	2,280,000 shares of common stock issuable upon the conversion of 2,280,000 outstanding shares of our Series A Convertible Preferred Stock;

•	2,811,800 shares of common stock issuable upon the conversion of 2,811,800 outstanding shares of our Series B Convertible Preferred Stock.

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Except as otherwise indicated herein, all information in this prospectus assumes the following:

•	no exercise of the outstanding warrants or conversion of the convertible preferred stock described above;

•	no exercise by the underwriters of their over-allotment option; and

•	no exercise of any Representative Warrants.

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SUMMARY FINANCIAL DATA

The following summary financial data for the year ended December 31, 2020 and December 31, 2019 and the balance sheet data as of December 31, 2020 and December 31, 2019 are derived from our audited financial statements included elsewhere in this prospectus. The summary financial data as of September 30, 2021 for the nine months ended September 30, 2021 and 2020 have been derived from unaudited financial statements included elsewhere in this prospectus. You should read this data together with our financial statements and related notes included elsewhere in this prospectus and the information under the captions “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results are not necessarily indicative of our future results.

Statements of Operations Data

	For the nine months ended September 30, 2021	For the nine months ended September 30, 2020	For the year ended December 31, 2020	For the year ended December 31, 2019
	(unaudited)	(revised unaudited) (1)	(as revised) (1)
Revenue	$392,375	$444,390	$1,077,030		$405,468
Net loss	$1,422,987	$1,733,966	$2,022,495		$2,853,381
Net loss per share	$0.21	$0.32	$0.36		$0.56
Proforma net loss per share	$	$	$	$
Weighted average number of shares (2)	6,650,120	5,469,502	5,649,517		5,129,767
Proforma weighted average number of shares (3)
Adjusted EBITDA, non-GAAP	$1,309,113	$1,406,377	$1,631,905		$2,574,531

(1)	Please see Note L to the unaudited Consolidated Financial Statements for the period ended September 30, 2021 and Note O to the audited Consolidated Financial Statements for the year ended December 31, 2020 included elsewhere in this prospectus for additional information about the adjustments presented herein.

(2)	Consists of the combined total number of shares at the end of each quarter divided by the total number of quarters included.

(3)	Adjustments made to the weighted average number of shares includes the additional 91,100 shares issued to an accredited investor in a private placement transaction conducted in accordance with Regulation D, promulgated under the Securities Act of 1933, as amended (the “Securities Act”) subsequent to quarter end September 30, 2021, with the quarter end total at September 30, 2021

The following is a reconciliation of net loss to the non-GAAP financial measure referred to in this prospectus as Adjusted EBITDA for the years ended December 31, 2019 and 2020 and for the nine months ended September 30, 2020 and 2021:

	For the nine months ended September 30, 2021	For the nine months ended September 30, 2020	For the year ended December 31, 2020	For the year ended December 31, 2019
	(unaudited)	(revised unaudited) (1)	(as revised) (1)
Net loss	$1,504,663	$1,673,415	$2,022,495	$2,853,381
Depreciation and amortization	46,932	53,042	70,440	136,182
Interest expense	78,499	60,591	94,375	38
Stock compensation	70,119	153,405	225,775	142,630
Adjusted EBITDA	$1,309,113	$1,406,377	$1,631,905	$2,574,531

(1)	Please see Note L to the unaudited Consolidated Financial Statements for the period ended September 30, 2021 and Note O to the audited Consolidated Financial Statements for the year ended December 31, 2020 included elsewhere in this prospectus for additional information about the adjustments made in the applicable periods.

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Balance Sheet Data

	As of September 30, 2021	As of September 30, 2021 (Proforma)(1)	As of September 30, 2021 (Proforma, as adjusted)(2)
	(unaudited)	(unaudited)
Cash	$163,079	$468,579
Total assets	$398,371	$703,871
Total liabilities	$2,279,350	$2,279,350
Total stockholders’ equity (deficit)	$(1,880,979)	$(1,575,479)

(1)	Pro forma basis giving effect to (1) the sale and issuance of 91,100 shares of our common stock to an accredited investor in a private placement transaction conducted in accordance with Regulation D, promulgated under the Securities Act; and (2) conversion of 1,000 shares of Series C Preferred Stock for 3,000,000 shares of common stock.

(2)	Pro forma as adjusted balance sheet data reflects the pro forma items described immediately above plus our sale of [ ] shares of common stock in this offering at an assumed initial public offering price of $[ ] per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Pro forma as adjusted balance sheet data is illustrative only and will change based on the actual initial public offering price and other terms of this offering determined at pricing. Each $1.00 increase or decrease in the assumed initial public offering price of $[ ] per share would increase or decrease pro forma as adjusted cash, total assets and total stockholders' deficit by approximately $[ ] million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. A 1,000,000 share increase or decrease in the number of shares offered by us would increase or decrease pro forma as adjusted cash, total assets and total stockholders' deficit by approximately $[ ] million, assuming that the assumed initial price to public remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. These unaudited pro forma adjustments are based upon available information and certain assumptions we believe are reasonable under the circumstances.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s common stock could decline, and you may lose all or part of your investment.

Our business, financial condition or operating results could be materially adversely affected by any of these risks. In such case, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment in our securities.

Risks Related to Our Business and Marketplace

If we are unable to renew lease agreements for the locations where our equipment is installed, our business could be harmed. We constructed our first wireless network in Columbus, Ohio to include the installation of our millimeter wave equipment on select rooftops and other structures (our Diamond Ring) pursuant to lease or license agreements designed to send and receive wireless signals necessary for the operation of the network. While we have tested this network, we have not yet launched it for daily commercial operations and have not yet built any other networks, although we are currently doing several cellular enhancement installations, and are building a private LTE network for Bexar County, Texas. Nevertheless, we would typically seek five-year initial terms for our leases with three to five year renewal options. Such renewal options are generally exercisable at our discretion before the expiration of the current term. If these leases are terminated or if the owners of these structures are unwilling to continue to enter into leases or licenses with us in the future, or breach those agreements with us, we would be forced to seek alternative arrangements with other building owners or providers. If we are unable to continue to obtain, retain or renew such leases on satisfactory terms, our business would be harmed.

We have a history of operating losses and expect to continue incurring losses for the foreseeable future. Our current business was launched in 2011 and has incurred losses in each year of operation. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we invest in our technology, expand our markets and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses. If we are unable to execute our business strategy and grow our business, either as a result of the risks identified in this section or for any other reason, our business, prospects, financial condition and results of operations will be adversely affected.

We are selling telecommunications equipment and services that are relatively new in our portfolio, and the revenue model for them is uncertain. We do not have extensive experience in pricing and billing in-building cellular and private LTE services, nor have we yet deployed LPN-16 with our networks or charged anyone for its capabilities. There is a risk that we may not price and bill sufficiently for our products and services to earn a profit, especially in the early stages of our sale and installation of them. We may continue to incur operating losses even as our sales and revenue increase.

Our Link Program was terminated, and we may have liability with respect to the remaining outstanding Links. Through January 2016, Wytec had been selling registered links and related equipment and services (“Links”) through Wylink, Inc., our former wholly owned subsidiary which we dissolved in 2020. Wylink terminated the offer and sale of Links in January 2016, except for two sales in July 2016. From June 2016 to December 2017, Wytec offered to buy back Links in consideration for the issuance of its Series B Preferred Stock and warrants at $3.00 per unit (i.e. one share of Series B Preferred Stock and one warrant exercisable at $1.50 per share until December 31, 2018). Subsequently, in 2018 and 2019, Wytec made a new exchange offer for Links by offering shares of common stock and warrants for them. As of December 31, 2020, we had repurchased all but 39 outstanding Links that currently remain with 22 linkholders. Of the 39 outstanding Links held, 15 of the 39 links were activated with Wytec paying $500 per month for a period of 60 months thereby satisfying the link obligation according to the link agreement leaving a total of 24 links that have expired but were not activated.

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The Company has recently shifted its focus to in-building cellular and private LTE services, respectively, and to its patented LPN-16 technology. Consequently, the Company does not plan to sell, lease, use or activate any additional Links. In fact, it plans to continue to try to repurchase both the remaining 24 inactivated and 15 activated links in order to strengthen the Company’s balance sheet by having holders exchange them for equity. We will offer link holders the opportunity to exchange such links based on a public offering price. We have recorded a current liability for “other payables” on our balance sheet for the remaining outstanding Links of $895,000. There is no assurance that the Company will be able to retire the rest of the outstanding Links, or that it will not have claims asserted by Linkholders against it for forced activations and lease renewals or refunds.

Our success depends in part on the results of current and planned tests of our proprietary LPN-16 technology. Testing thus far has included environmental and radio frequency interference testing with our manufacturer and multiple speed tests utilizing an integrated 2.4GHz and 5GHz Qualcomm 802.11ac chipset which we completed in December of 2014. Additional tests will include proof of concept testing for network load balancing, public safety Band 14 and mobile network operator mobile data offloading, and WiFi and backhaul network testing. While we expect future tests of our LPN-16 to go well since preliminary testing of the technology in San Antonio, Texas was positive, the LPN-16 may not work as we have currently designed and constructed it, causing us material delays and harm. If the LPN-16 fails the upcoming tests or the tests are materially delayed, it could have a material adverse impact on our financial condition, operating results, and business performance. The timing of the commencement of the launch of the LPN-16 product line is currently uncertain, and may be delayed until we have more capital to fund it. There is no assurance that our LPN-16 or any other proprietary technology that we develop will be successful, will work as planned, or can be commercialized or monetized profitably.

If the comprehensive testing of the efficacy of the LPN-16 to be conducted by Southwest Research Institute does not yield favorable results, the execution of our business plan could be delayed or otherwise adversely effected. We are planning to conduct comprehensive trials in the near future with Southwest Research Institute (“SwRI”) to test the efficacy of the LPN-16, and while we expect good results with respect to transmission speed, capacity, latency, clarity, and related performance parameters, there is no assurance that the actual results will not be less than expected. There is no assurance as to the date on which the trials will be conducted and completed. The trials with satisfactory results are a necessary predicate to commercializing and deploying our LPN-16 small cell technology. There is no assurance as to the performance results that will be experienced in the upcoming trials. If the results are not satisfactory, we will be delayed in the execution of our business plan, our costs will rise as we make necessary adjustments to the prototypes, and our anticipated revenue will be reduced or delayed.

Our revenues are concentrated in a small number of customers and they may decrease significantly if we were to lose one of these customers. Two customers (i.e., Laredo ISD and SwRI) generated approximately 92% of our revenue in the year ended December 31, 2020, and Laredo ISD generated approximately 70% of our revenue during the nine months ended September 30, 2021. Although we have preferred vendor status with the CTPA of which Laredo is a member, along with approximately 150 other school districts in Texas, the high concentration of revenue from a limited number of customers creates a risk that our revenue may decrease substantially if we were to lose any significant customer. We cannot assure you that our current main customers will continue to purchase our products and services in the future.

Our inability to respond timely to technological advances could have an adverse effect on our business. We must be able to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. We can offer no assurance that we will be able to successfully use new technologies effectively or adapt our products and services in a timely manner to a competitive standard. If we are unable to adapt in a timely manner to changing technology, market conditions or customer requirements, then we may not be able to successfully compete in our market.

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Our ability to protect our intellectual property is uncertain. We assigned our five patents to our former subsidiary, Wytec, LLC, which was then managed and 50% owned by General Patent Corporation. General Patent Corporation (“GPC”), the oldest patent enforcement firm in the United States, represents clients on patent enforcement rights and licensing transactions on a contingency basis. GPC was the manager of Wytec, LLC until 2017, when it assigned all of its rights in Wytec, LLC back to us. After extensive research and analysis, GPC elected not to assert infringement claims for the patents on behalf of us and itself through Wytec, LLC. All five previous patents prior to 2017 have expired. In 2017, we re-acquired the 50% of Wytec, LLC that we did not already own, and became the manager of it. In 2014, we filed a new provisional patent application for our proprietary LPN-16 data transmission technology. On October 31, 2017, we received our first patent on the LPN-16 (patent number 9,807,032). In December of 2020, Wytec was granted a second patent (patent number 10868775 B2), for our additional claims to our original 2017 patent. Although we have applied for additional patents and may do so in the future, there is no assurance that this patent or any other patent that may be granted to us, if any, in the future will be enforceable. We will have limited resources to fight any infringements on our proprietary rights and if we are unable to protect our proprietary rights or if such rights infringe on the rights of others, our business would be materially adversely affected. The current manufacturer of our LPN-16 owns the intellectual property rights to certain software used in the device, for which our license is only exclusive for the first three years of sales, after which it is nonexclusive in perpetuity. This arrangement may enable our competitors to enter the market more readily for this type of equipment.

Our business may be adversely affected by competition. The telecommunications industry is highly competitive. Many of our current and potential competitors have financial, personnel and other resources, including brand name recognition, substantially greater than ours, as well as other competitive advantages over us. Certain competitors may be able to secure products from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, and adopt more aggressive pricing than we will. We cannot assure that we will be able to compete successfully against these competitors, which ultimately may have a materially adverse effect on our business, results of operations, financial condition, and potential products in the future.

Our business is subject to government regulation. Aspects of our telecommunication business are subject to and designed to comply with the regulations of the FCC. A change in those regulations or significant diminution of the right to access, use or license of the spectrum that we seek may have a material adverse effect on our operating results, financial condition, and business prospects and performance. We are also subject to regulations applicable to businesses generally, including without limitation those governing employment, construction, permit requirements, the environment, and health and safety, those governing the telecommunications industry, and the Federal Communications Commission (“FCC”). The adoption of any additional laws or regulations may decrease the growth of our business, decrease the demand for services and increase our cost of doing business. In addition, changes in tax laws also could have a significant adverse effect on our operating results and financial condition.

We cannot assure that we will achieve profitability. We cannot assure that we will be able to operate profitably in the future. Profitability, if any, will depend in part upon our ability to successfully develop and market our proprietary telecommunications technology, and other products and services. We may not be able to successfully transition from our current stage of business to a stabilized operation having sufficient revenues to cover expenses. While attempting to make this transition, we will be subject to all the risks inherent in a small business, including the need to adequately service and expand our customer base and to maintain and enhance our current services.

We are exposed to various possible claims relating to our business and we may not have sufficient insurance to fully protect us. We cannot assure that we will not incur uninsured liabilities and losses because of the conduct of our business, even though we currently maintain insurance policies for liability and property insurance coverage, along with workmen’s compensation and related insurance. Should uninsured losses occur, our investors could lose their invested capital.

We may incur additional indebtedness. We cannot assure that we will not incur additional debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business.

We expect to incur losses for the near future. We project that we will incur development and administrative expenses and operate at a loss for the foreseeable future unless we are able to generate substantial revenues from our existing and planned proprietary products and services. We cannot be certain whether or when we will be able to achieve profitability because of the significant uncertainties with respect to our business.

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We may incur cost overruns. We may incur substantial cost overruns in the development and deployment of our proprietary products and services. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources or may cause us to lose our entire investment in our business if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure that we will be able to obtain sufficient capital to successfully implement our business plan. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return on investment in us is diminished.

We could be subject to liens. If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to material men’s and workmen’s liens. We may also be subject to bank liens in the event that we default on loans from banks, if any.

We may face litigation in the future. We may be involved in litigation in the future. The adverse resolution of such litigation to us could impair our ability to continue in business if judgment holders were to seek to liquidate our business through levy and execution. We may incur substantial legal fees and costs in connection with future litigation, if any. If we fail in our defense to future actions, if any, or become subject to a levy and execution on our assets and business, we could be forced to liquidate or to file for bankruptcy and be unable to continue in our business. There is also a risk that we could face litigation and regulatory claims that could have a material adverse effect on our financial condition, operating results, and business.

We may not have adequate funds to implement our business plan. We currently have limited capital available to us. While we anticipate that the proceeds of the offering will allow us to continue our operations for at least 12 months thereafter, we may be required to secure additional funding from the issuance of additional securities, we cannot assure that we will secure all or any of the funding we anticipate. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations and business performance would be materially adversely affected. We cannot assure that we will have adequate capital or financing to conduct our business or to grow.

Our limited resources have prevented us from retaining key employees and inhibited our ability to hire and train a sufficient number of qualified management, professional, technical and regulatory personnel. Our success may also depend on our ability to attract and retain other qualified management and personnel familiar in telecommunications industry. Currently, we have a limited number of personnel that are required to perform various roles and duties as a result of our limited financial resources. We intend to use the services of independent consultants and contractors to perform various professional services, when appropriate to help conserve our capital. Following the offering when we expect to acquire additional personnel, we will compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot provide any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

The loss of the services of any or our management or key executives could adversely affect our business. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of an officer or director could have a material adverse impact on us. We are generally dependent upon our primary executive officer, William H. Gray, for the direction, management and daily supervision of our operations. We do not currently have any employment agreements with any members of our management team.

Directors and officers have limited liability. As permitted by the Nevada General Corporation Law, our certificate of incorporation and by-laws limit the personal liability of our directors and officers and authorize our indemnification of them, but such provision does not eliminate or limit the liability of a director or officer in certain circumstances, such as for: (i) any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Nevada General Corporate Law; or (iv) for any transaction from which the director derived an improper personal benefit. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

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Global and regional economic conditions could materially adversely affect the Company’s business, results of operations, financial condition and growth. Adverse macroeconomic conditions, including inflation, slower growth, or recession, new or increased tariffs, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment and currency fluctuations could materially adversely affect demand for the Company’s products and services. In addition, consumer confidence and spending could be adversely affected in response to financial market volatility, negative financial news, conditions in the real estate and mortgage markets, declines in income or asset values, changes to fuel and other energy costs, labor and healthcare costs and other economic factors.

In addition to an adverse impact on demand for the Company’s products, uncertainty about, or a decline in, global or regional economic conditions could have a significant impact on the Company’s suppliers, contract manufacturers, logistics providers, distributors, cellular network carriers and other channel partners. Potential effects include financial instability; inability to obtain credit to finance operations and purchases of the Company’s products; and insolvency.

A downturn in the economic environment could also lead to increased credit and collectability risk on the Company’s trade receivables; the failure of derivative counterparties and other financial institutions; limitations on the Company’s liquidity, which is currently minimal; and declines in the fair value of the Company’s financial instruments. These and other economic factors could materially adversely affect the Company’s business, results of operations, financial condition and growth.

The Company’s ability to compete successfully depends heavily on its ability to ensure a continuing and timely introduction of innovative new products, services and technologies to the marketplace.

The Company could be subject to changes in its tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities. The Company is subject to taxes in the U.S. Due to economic and political conditions, tax rates in various jurisdictions may be subject to significant change. The Company’s effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, or changes in tax laws or their interpretation. The Company is also subject to the examination of its tax returns and other tax matters by the U.S. Internal Revenue Service and other tax authorities and governmental bodies. The Company regularly assesses the likelihood of an adverse outcome resulting from these examinations to determine the adequacy of its provision for taxes. There can be no assurance as to the outcome of these examinations.

Delays in the commencement of scheduled installations due to the ongoing COVID-19 pandemic may have a material adverse effect on our business. Wytec expects delays in the commencement of its next installation with the Laredo, Texas school district because district staff has not been consistently available to coordinate the installation of the Company’s equipment at their schools as a result of the COVID-19 pandemic. The Company also expects that as state actions in response to COVID-19 continue to disrupt commerce at all levels of industry, the Company will experience delays in its supply chain. Although the Company is taking measures to mitigate the effect of COVID-19 on the Company’s business as much as possible, the Company is unable to predict the overall impact of the pandemic on the Company at this time.

Risks Related to Our Common Stock and this Offering

There is currently no trading market for our common stock and we cannot ensure that one will ever develop or be sustained. There is no current market for any of our shares of common stock and a market may not develop. We intend to apply to list our common stock on the Nasdaq Capital Market and intend to list our common stock on the Nasdaq Capital Market if we raise sufficient capital in this offering, but there is no guarantee that we will be able to do so. If we are not successful in listing our shares of common stock on the Nasdaq Capital Market, our common stock may be traded on an over-the-counter market to the extent any demand exists. Even if listed on the Nasdaq Capital Market, a liquid trading market may not develop. Investors should assume that they may not be able to liquidate their investment for some time or be able to pledge their shares as collateral.

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If we successfully list on Nasdaq Capital Market, our shares are likely to be thinly traded for some time and an active market may never develop. If we successfully list on the Nasdaq Capital Market, it is likely that initially there will be a very limited trading market for our common stock and we cannot ensure that a robust trading market will ever develop or be sustained. Our shares of common stock may be thinly traded, and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock in the future. The market liquidity will be dependent on the perception of our business, competitive forces, growth rate and becoming cash flow profitable on a sustainable basis, among other things. We may, in the future, take certain steps, including utilizing investor awareness campaigns, press releases, road shows, and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate financial public relations firms with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

Our stock price may fluctuate significantly, and you could lose all or part of your investment. The trading price of our common stock following this offering may fluctuate substantially and may be higher or lower than the initial public offering price. This may be especially true for companies with a small public float. The trading price of our common stock following this offering will depend on several factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid in this offering. The market price of shares of our common stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

•	actual or anticipated fluctuations in our financial condition and operating results;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	competition from existing companies in the space or new competitors that may emerge;

•	issuance of new or updated research or reports by securities analysts;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	additions or departures of key management or technology personnel;

•	disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

•	changes to reimbursement levels by commercial third-party payers and government payers and any announcements relating to reimbursement levels;

•	announcement or expectation of additional debt or equity financing efforts;

•	sales of our common stock by us, our insiders or our other stockholders; and

•	general economic and market conditions.

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These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the Nasdaq Capital Market or if the price of our common stock falls below $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements would likely have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock. In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, Inc. (“FINRA”), has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares, as well as overall liquidity, of our common stock.

The concentration of our capital voting stock ownership may limit our stockholders’ ability to influence corporate matters and may involve other risks. William H. Gray, our chief executive officer, is currently the beneficial owner of an aggregate (not subject to dilution) of approximately 51% of Wytec’s outstanding voting power. Prior to this offering, Mr. Gray will exchange his Series C Preferred shares for common stock representing approximately 15% of the Company’s voting power. This percentage ownership could give him significant control over matters requiring a shareholder vote.

Your percentage ownership in us may be diluted in the future. Our board of directors has the authority to cause us to issue additional securities and convertible securities at such prices and on such terms as it determines in its discretion without the consent of the stockholders, including without limitation common stock, preferred stock, warrants, stock options, and convertible notes. Consequently, our shareholders are subject to the risk that their ownership in us will be substantially diluted in the future.

We do not intend to pay dividends in the future. Any return on investment may be limited to the value of our common stock. We do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, and other business and economic factors affecting us at such time as our board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and marketing. Prospective investors seeking or needing dividend income should therefore not purchase our common stock. If we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if our stock price appreciates.

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Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline. If our stockholders sell substantial amounts of our common stock in the public market if one ever develops, or upon the expiration of any statutory holding period under Rule 144 or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang”, in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our stock price may be volatile. The market price of our common stock may be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control. In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock in general.

Future sales of shares by existing stockholders could cause our stock price to decline. If our existing stockholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market after the six month contractual lock-up and other legal restrictions on resale discussed in this prospectus lapse, the trading price of our common stock could decline significantly and could decline below the initial public offering price. Based on shares outstanding as of the date of this prospectus, upon the completion of this offering, we will have [          ] outstanding shares of common stock. Of these shares, assuming no shares are purchased in this offering by our existing stockholders, [          ] shares of common stock, plus any shares sold pursuant to the underwriters’ option to purchase additional shares, will be immediately freely tradable, without restriction, in the public market.

After the 360 day lock-up agreements pertaining to this offering expire, as the case may be, and based on shares outstanding as of the date of the prospectus, an additional [              ] shares will be eligible for sale in the public market. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

Because our offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution. If you purchase common stock in this offering, you will pay more for your common stock than the amount paid by our existing stockholders for their common stock on a per share basis. As a result, you will experience immediate and substantial dilution of $[          ] per share, representing the difference between the assumed initial public offering price of $[          ] per share, and our net tangible book value per share as of September 30, 2021, after giving effect to the net proceeds to us from this offering. In addition, you may experience further dilution to the extent that our shares are issued upon the exercise of any share options. See “Dilution” for a more complete description of how the value of your investment in our common stock will be diluted upon completion of this offering.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline. We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” We intend to use the net proceeds from this offering for expansion of the business as well as for working capital, capital expenditures and other general corporate purposes, including funding the costs of operating as a public company. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

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After the completion of this offering, we may be at an increased risk of securities class action litigation. Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

We have identified material weaknesses in our internal control over financial reporting, and our business and stock price may be adversely affected if we do not adequately address those weaknesses or if we have other material weaknesses or significant deficiencies in our internal control over financial reporting. We have identified and are now taking steps to correct material weaknesses in our internal control over financial reporting. In particular, we concluded that our internal control over financial reporting was not effective as of December 31, 2020 for the following reasons:

•	we do not have an independent board of directors or audit committee or adequate segregation of duties;

•	a significant portion of our financial reporting is prepared by our financial consultant;

•	we do not have an independent body to oversee our internal controls over financial reporting and lack segregation of duties due to the limited nature and resources of the Company; and

•	inadequate closing process to ensure all material misstatements are corrected in the financial statements.

The existence of one or more material weaknesses or significant deficiencies could result in errors in our financial statements, and substantial costs and resources may be required to rectify any internal control deficiencies. As part of our internal review prior to submitting our financial statements for the three-month period ended March 31, 2021, our management identified certain items, which, pursuant to GAAP standards, required adjusting entries for proper financial presentation.  The identified items related to prior periods dating back to 2019, and included: (1) an immaterial understatement of certain expenses incurred during the year ended December 31, 2020 that were recorded in the    year ended December 31, 2019; (2) an immaterial understatement of accounts receivable and revenue for the year ended December 31, 2019; and (3) an immaterial unrecorded gross up of fixed assets and corresponding loans on our Consolidated Balance Sheet as of December 31, 2020, which also resulted in a misclassification of costs on the Consolidated Statement of Operations by overstating Selling, General and Administrative expense and understating Depreciation and Amortization and Other Expense (for associated interest expense). Please see Note L to the unaudited Consolidated Financial Statements for the period ended September 30, 2021 and Note O to the audited Consolidated Financial Statements for the year ended December 31, 2020 included elsewhere in this prospectus for additional information about these adjustments.

If we cannot produce reliable financial reports, investors could lose confidence in our reported financial information, we may be unable to obtain additional financing to operate and expand our business and our business and financial condition could be harmed.

Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) could cause our financial reports to be inaccurate. We are required pursuant to Section 404 of the Sarbanes-Oxley Act to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies and our independent registered public accounting firm may not be able to certify the effectiveness of our internal controls over financial reporting. In either case, we could become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline. The trading market for our common stock may be affected by the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock could decline if one or more equity analysts downgrade our common stock or if analysts issue other unfavorable commentary or cease publishing reports about us or our business.

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We have elected to take advantage of specified reduced disclosure requirements applicable to an “emerging growth company” under the JOBS Act, the information that we provide to stockholders may be different than they might receive from other public companies. As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting and delaying the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of the above-referenced exemptions and we may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have not taken advantage of any of these reduced reporting burdens in this prospectus, although we may choose to do so in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies that comply with public company effective dates.

Additional stock offerings in the future may dilute your percentage ownership of our Company. Given our plans and expectations that we may need additional capital and personnel, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

State securities laws may limit secondary trading of our common stock if our common stock is not listed on a national securities exchange, which may restrict the states in which and conditions under which you can sell shares purchased in this offering. Secondary trading of the shares sold in this offering will not be possible in any state until the shares are qualified for sale under the applicable securities laws of the state, or there is confirmation that an exemption, such as resulting from the potential listing of our common stock on the Nasdaq Capital Market or another national securities exchange or listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to list our common stock on a national securities exchange and otherwise fail to register, qualify, obtain or verify an exemption for the secondary trading of our common stock in any particular state, any shares purchased in this offering may not be offered, sold to, or be purchased by a resident of such state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for our common stock could be significantly impacted, thus causing you to suffer a loss on your investment. While we intend to seek to facilitate secondary trading in our common stock in the event our common stock is not listed on a national securities exchange, there can be no assurances that we will be successful in qualifying or finding an exemption in each state or other jurisdictions.

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USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $ [   ] million, from the sale of our securities in this offering (or $[     ] million if the underwriter exercises in full its over-allotment option) after deducting the underwriting discounts and commission and estimated offering expenses payable by us. The public offering price per share was negotiated between us and the underwriters based on market conditions at the time of pricing.

Each $1.00 increase (decrease) in the assumed initial public offering price of $[     ] per share would increase (decrease) the net proceeds to us from this offering by approximately $[       ] million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. Each increase (decrease) of 1,000,000 shares in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $[        ] million, assuming the assumed initial public offering price stays the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds received from this offering to fund marketing efforts, to hire additional personnel particularly employees to process RFPs and a portion of the proceeds for further development of Wytec’s patented LPN-16 Small Cell technology. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses. However, we have no present commitments or agreements to enter into any acquisitions or investments. Pending these uses, we may invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

The amounts and timing of our actual expenditure will depend on numerous factors, including the status of our planned and anticipated installations, the amount of cash generated or used by our operations, competitive pressures and other factors described under “Risk Factors” in this prospectus. We therefore cannot estimate the amount of net proceeds to be used for the purposes described above. As a result, we may find it necessary or advisable to use the net proceeds for other purposes. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. Investors will not have an opportunity to evaluate the economic, financial or other information on which we base our decisions regarding the use of these proceeds.

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CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of September 30, 2021:

•	on an actual basis;

•

on a pro forma basis giving effect to (1) the sale and issuance of 91,100 shares of our common stock to an accredited investor in a private placement transaction conducted in accordance with Regulation D, promulgated under the Securities Act; and (2) conversion of 1,000 shares of our Series C Preferred Stock for 3,000,000 shares of common stock; and

•	on a pro forma as adjusted basis to reflect the sale by us of [ ] shares of common stock in this offering at an assumed initial public offering price of $[ ] per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma and pro forma as adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing as well as our actual expenses. You should read the following table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock,” and the financial statements and related notes appearing elsewhere in this prospectus.

	As of September 30, 2021
	(revised unaudited) (1)
			Pro Forma
	Actual	Pro Forma	As Adjusted (2)
Cash	$163,079	$618,579
Total liabilities including lease obligations - net of current portion	$2,260,435	$2,260,435

Stockholders' Equity
Preferred stock, $0.001 par value 20,000,000 shares authorized: Series A convertible preferred stock, par $.001, 4,100,000 shares designated, 2,280,000 shares issued and outstanding actual, pro forma and pro form as adjusted.	2,380	2,380
Series B convertible preferred stock, par $.001, 6,650,000 shares designated, 2,811,800 shares issued and outstanding actual, pro forma and pro form as adjusted.	2,856	2,856
Series C convertible preferred stock, par $.001, 1,000 shares designated, 1,000 issued and outstanding actual; 0 shares issued and outstanding pro form and pro form as adjusted.	1	–
Common stock, $0.001 par value, 495,000,000 shares authorized, 6,810,322 shares issued and 30,224,653 shares outstanding actual, 9,901,422 shares issued and [_____] outstanding pro forma, and [ ] shares issued and [ ] outstanding pro forma as adjusted	6,810	9,901
Additional paid-in-Capital	21,961,889	22,414,299
Accumulated deficit	(23,515,665)	(23,515,665)
Repurchased Shares	(80,000)	(80,000)
Treasury Stock:
Series A convertible preferred stock, at cost, 100,000 shares actual, pro forma and pro form as adjusted	(179,368)	(179,368)
Series B convertible preferred stock, at cost, 44,535 shares actual and pro forma and pro form as adjusted	(79,882)	(79,882)
Total stockholders' equity	(1,880,979)	(1,425,479)
Total capitalization	$398,371	$834,956

(1)	Please see Note L to the unaudited Consolidated Financial Statements for the period ended September 30, 2021 included elsewhere in this prospectus for additional information about the adjustments made in the applicable period.

(2)	Each $1.00 increase (decrease) in the assumed initial public offering price of $[ ] per share would increase (decrease) each of cash, total stockholders’ (deficit) equity and total capitalization by approximately $[ ] million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 shares in the number of shares offered by us would increase (decrease) each of cash, total stockholders’ (deficit) equity and total capitalization by approximately $[ ] million, assuming that the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will adjust based on the actual initial public offering price and other terms of this offering determined at pricing.

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The number of shares of our common stock outstanding after the completion of this offering is based on 6,810,322 shares of our common stock outstanding as of September 30, 2021 and excludes the following:

•	2,467,453 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.76 per share;

•	2,280,000 shares of common stock issuable upon the conversion of 2,280,000 outstanding shares of our Series A Convertible Preferred Stock; and

•	2,811,800 shares of common stock issuable upon the conversion of 2,811,800 outstanding shares of our Series B Convertible Preferred Stock.

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DILUTION

 Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the as adjusted net tangible book value of their shares of common stock. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after the offering.

As of September 30, 2021, our historical net tangible book value (deficit) as of September 30, 2021 was approximately $(1,880,979) or $(0.28) per share of common stock. Our historical net tangible book value (deficit) per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities. Our historical net tangible book value (deficit) per share represents historical net tangible book value (deficit) divided by 6,810,322 shares of common stock outstanding as of that date.

Our pro forma net tangible book value as of September 30, 2021, was approximately $(1,575,479) or $(0.14) per share of common stock, after giving effect to (1) the inclusion of the sale and issuance of 91,100 shares of our common stock to an accredited investor in a private placement transaction conducted in accordance with Regulation D, promulgated under the Securities Act, and (2) the conversion of 1,000 shares of our Series C Convertible Preferred Stock for 3,000,000 shares of our common stock that occurred from September 30, 2021 through the date of this prospectus, or which this registration statement forms a part.. Our pro forma net tangible book value per share represents pro forma net tangible book value divided by 9,901,422 shares of common stock outstanding, as if such conversion and issuances occurred on September 30, 2021.

After further giving effect to (i) the pro forma adjustment described above, and (ii) our receipt of approximately $[       ] million of estimated net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, from our sale of common stock in this offering at an assumed initial public offering price of  $[         ] per share, our pro forma as adjusted net tangible book value as of September 30, 2021, would have been approximately $[       ] million, or $[         ] per share. This amount represents an immediate increase in net tangible book value of  $[          ] per share of our common stock to existing stockholders and an immediate dilution in net tangible book value of  $[          ] per share of our common stock to new investors purchasing shares of common stock in this offering. Dilution per share to new investors purchasing shares of common stock in this offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price
Historical net tangible book value (deficit) as of September 30, 2021	(0.28)
Increase in pro forma net tangible book value attributable to pro forma adjustments described above	0.13
Pro forma as adjusted net tangible book value as of September 30, 2021	(0.14)
Increase in pro forma as adjusted net tangible book value attributable to investors participating in this offering
Pro forma as adjusted net tangible book value immediately after this offering
Dilution per share to net investors in this offering

The dilution information discussed above is illustrative only and will change based on the actual initial public offering price and other terms of this offering to be determined at pricing. Each $1.00 increase (decrease) in the assumed initial public offering price of $[          ] per share would increase (decrease) the pro forma as adjusted net tangible book value per share by approximately $[          ] million, or by approximately $[          ] per share, assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 shares in the number of shares of common stock offered by us would increase (decrease) the pro forma as adjusted net tangible book value per share by approximately $[          ] million, or approximately $[        ] per share, assuming the assumed initial public offering price remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their option to purchase additional shares in full in this offering, the pro forma as adjusted net tangible book value after this offering would be approximately $[       ] million, or approximately $[        ] per share, the increase in pro forma net tangible book value to existing stockholders would be $[       ] per share, and the dilution per share to new investors would be $[       ] per share, in each case based on an assumed initial public offering price of  $[        ] per share.

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The following table summarizes as of September 30, 2021 on the pro forma as adjusted basis described above, the number of shares of our common stock, the total consideration and the average price per share (1) paid to us by our existing stockholders and (2) to be paid by investors purchasing our common stock in this offering at an assumed initial public offering price of $[       ] per share, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	Average Price Per Share		Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent
Existing Stockholders		%	$	%	$
New Investors
Total		%	$	%	$

The number of shares of our common stock outstanding after the completion of this offering is based on 6,810,322 shares of our common stock outstanding as of September 30, 2021 and excludes the following:

•	2,467,453 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.76 per share;

•	2,280,000 shares of common stock issuable upon the conversion of 2,280,000 outstanding shares of our Series A Convertible Preferred Stock; and

•	2,811,800 shares of common stock issuable upon the conversion of 2,811,800 outstanding shares of our Series B Convertible Preferred Stock.

If the underwriters exercise their option to purchase additional shares in full, the percentage of shares of common stock held by existing stockholders will decrease to approximately [     ]% of the total number of shares of our common stock outstanding after this offering, and the number of shares held by new investors will increase to [          ], or approximately [     ]% of the total number of shares of common stock outstanding after the offering.

To the extent that warrants are exercised, new securities are issued, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about Wytec International, Inc. (hereinafter, with its subsidiary, “Wytec,” “Company,” “us,” “we” or “our”), the industry in which we operate and other matters, as well as management's beliefs and assumptions and other statements regarding matters that are not historical facts. These statements include, in particular, statements about our plans, strategies and prospects. For example, when we use words such as “projects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “should,” “would,” “could,” “will,” “opportunity,” “potential” or “may,” and variations of such words or other words that convey uncertainty of future events or outcomes, we are making forward-looking statements.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause the Company’s actual results to be materially different from any future results expressed or implied by the Company in those statements. The most important factors that could prevent the Company from achieving its stated goals include, but are not limited to, the following:

(a)	volatility or decline of our stock price;

(b)	potential fluctuation in quarterly results;

(c)	failure to earn revenues or profits;

(d)	inadequate capital to continue our business;

(e)	insufficient revenues to cover operating costs;

(f)	barriers to raising the additional capital or to obtaining the financing needed to implement our business plans;

(g)	dilution experienced by our shareholders in their ownership of the Company because of the issuance of additional securities by us, or the exercise of warrants or conversion of outstanding convertible securities;

(h)	inability to complete research and development of our technology with little or no current revenue;

(i)	lack of demand for our products and services;

(j)	loss of customers;

(k)	rapid and significant changes in markets;

(l)	technological innovations causing our technology to become obsolete;

(m)	increased competition from existing competitors and new entrants in the market;

(n)	delays in planned installations due to the ongoing Covind-19 pandemic;

(o)	litigation with or legal claims and allegations by outside parties;

(p)	inability to start or acquire new businesses, or lack of success of new businesses started or acquired by us, if any;

(q)	inability to effectively develop or commercialize our technology;

(r)	inability to obtain patent or other protection for our proprietary intellectual property; and

(s)	insufficient funds available to our prospective customers (such as our school district clients who depend on Federal Cares Act funding which may not materialize) to enable them to purchase and pay for our products and services.

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Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on the statements, which speak only as of the date of this prospectus. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

The following discussion should be read in conjunction with our audited and unaudited consolidated financial statements and notes to those statements. In addition to historical information, the following discussion and other parts of this annual report contain forward-looking statements and information that involves risks and uncertainties.

Overview of Current Operations

Wytec International, Inc., a Nevada corporation (“Wytec,” the “Company.” “we,” “us,” or “our”) is the developer of a technology called the “LPN-16,” consisting of chipsets, software, hardware designs and antennas that enable both Wi-Fi and cellular transmission within a concentrated coverage area of approximately 900 feet in circumference. The hardware consists of a chassis or framework approximately three feet in height with a radius of approximately 32 inches. It is designed to be installed on a utility pole for a dense network coverage. The unit, referred to as an outdoor “small cell”, is designed to increase signal strength for both Wi-Fi and cellular capacity by placing a large number of them in densely populated areas as compared to the traditional macro site cellular towers covering a radius of approximately two (2) miles. The demand of small cells is in response to delivering substantially greater speeds to smartphones and other smart devices in preparation for the next generation of cellular technology now referred to as 5G.

When Wytec was first founded, we obtained five (5) United States patents related to Local Multipoint Distribution Service (“LMDS”) originally designed for digital television transmission, and later discovered to be useful in wireless broadband technology. Today, Wytec utilizes Millimeter and Microwave spectrum as a wireless point to point and point to multipoint solution in preparation of its LPN-16 technology with its ultimate configuration designed to include the extension of its private LTE design into the offering of a wholesale Mobile Virtual Network Operator (“MVNO”) service to both cable and Wireless Internet Service Providers (“WISPs”) throughout the United States. The Company believes that its MVNO services will become the foundation for supporting true 5G services in the U.S. as defined by the International Telecommunications Union (“ITU”), the standard for all previous mobile generations from 1G to 4G.

The 5G network is expected to have a transformative impact as it connects people with devices, data, transport systems and cities in a smart networked communications environment. The 5G network will rely substantially on small cell technology to achieve many of its Internet of Things (“IOT”) objectives. To facilitate 5G IOT applications, operators need reliable connections with strong signal integrity, significant bandwidth and low latency. Small cells accomplish this improved connectivity (speeds, reliability, and low latency) to the edge of existing macro networks, serving all morphologies from urban to rural markets.

We believe our LPN-16 small cell can solve many of the long-term challenges faced by operators deploying small cells who need access to backhaul, lower total cost of ownership and easier site acquisition and access. It can also assist cities wrestling with the on-going technology upgrades, network growth demands, political hurdles and new business models needed to realize the benefits of a 5G network. In addition to aligning with technical and governmental issues, the LPN-16 is designed to meet the standards for 5G deployment and, for operator needs, adheres to the FCC policy initiatives addressing public safety and First Responder initiatives. Specifically, the FCC’s Report and Order 14-153, Acceleration of Broadband Deployment by Improving Wireless Facilities Siting Policies, adopts rules to help spur wireless broadband deployment by facilitating the sharing of wireless transmission equipment using “neutral host” functionality to simultaneously support multiple providers. The LPN-16 was specifically designed to support neutral host features and performance. The FCC’s goal of “shared used” and “neutral host” seeks to expand coverage and capacity more quickly, reduce costs and promote access to infrastructure which reduces barriers to deployment and incentivize the sharing of resources, rather than relying on new builds for every stakeholder, thereby safeguarding environmental, aesthetic, historic and local land-use values.

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We have implemented an aggressive intellectual property strategy and continue to pursue patent protection for new innovations. In addition to the LPN-16 invention covered by our current patent, we have identified additional upgrades and additions to the LPN-16 which further tie it to the goals and timelines of Wytec’s 5G development business model, FCC policy initiatives and customer business usage which we believe could lead to additional patentable property. We intend to file for patent protection on these developments. Our strategy is to continually monitor the costs and benefits of our patent applications and pursue those that will best protect our business and expand the core value of the Company.

We have recruited and hired a seasoned management team with both private and public company experience and relevant technical and industry experience to develop and execute our operating plan. In addition, we have identified key engineering resources for intellectual property development, antenna development, hardware, software, and firmware engineering, as well as integration and testing that will allow us to continue to expand our technology and intellectual property.

Wytec’s Three (3) Phased Approach to Deploy a Citywide 5G Service

In 2019, Wytec responded to a Request for Proposal (“RFP”) issued by the Laredo Independent School District (“ISD”) in Laredo, Texas. The RFP was a request for In-building Cellular Enhancement Services designed to improve cellular signals for 44 of the school districts buildings including its administrative building. Wytec proposed a solution included within its private labeled SmartDAS™ technology known as a repeater technology utilizing its wholesale channel partner relationship with the Nextivity Company. Wytec won the bid, and, as a result of certain “procurement” language within the RFP, became an approved vendor for 155 other ISD’s within an organization called the Central Texas Purchasing Alliance (“CTPA”) with a potential revenue capability of over $150 Million for just its SmartDAS™ solution. This became Wytec’s 1st Phase of a 3 Phase approach to utilizing its LPN-16 technology. In 2020, Wytec was selected to introduce a “Pilot” proposal to Bexar County, Texas for proposing a private LTE solution for the Southwest ISD (also a member of the CTPA). Wytec selected the Nokia Corporation (a new Wytec channel partner) to deploy one of the first private LTE networks to an ISD in the nation. Wytec’s private LTE design was constructed to include a “second tier” network that can support a cellular service for carriers, cable operators and WISPs. This is Wytec’s 2nd Phase to its three-phase approach to deploy a citywide 5G service. Wytec’s final Phase 3 development will include the use of its patented LPN-16 small cell technology enabling a full and complete neutral host, dense network capable of delivering 5G services to a city. When applying Wytec’s SmartDAS™ In-building Cellular solution, its private LTE solution and its wholesale MVNO solution utilizing government broadband funds to just the CTPA, Wytec believes that it has a significant revenue opportunity.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments, particularly those related to the determination of the estimated recoverable amounts of trade accounts receivable, impairment of long-lived assets, revenue recognition and deferred tax assets. We believe the following critical accounting policies require more significant judgment and estimates used in the preparation of the financial statements.

We maintain an allowance for doubtful accounts for estimated losses that may arise if any of our customers are unable to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payment terms when making estimates of the collectability of our trade accounts receivable balances. If we determine that the financial conditions of any of our customers deteriorated, whether due to customer specific or general economic issues, increases in the allowance may be made. Accounts receivable are written off when all collection attempts have failed.

Effective January 1, 2018, Wytec International, Inc. adopted the revenue standards of Financial Accounting Standards Board Update No. 2014-09: “Revenue from Contracts with Customers (Topic 606).” Accordingly, Wytec International, Inc. recognizes revenue in accordance with the core principle of the revenue model in that revenue is recognized when a customer obtains control of a good or service. A customer obtains control when it has the ability to direct the use of and obtain the benefits from the good or service. Revenue is recognized in accordance with that core principle by applying the following five steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations; and (5) recognize revenue when (or as) we satisfy a performance obligation.

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Effective January 1, 2019, Wytec International, Inc. adopted the leasing standards of Financial Accounting Standards Board Update No. 2016-02, “Leases (Topic 842)." If we determine that an arrangement is or contains a lease which is 12 months or longer, we recognize a right-of-use (“ROU”) asset and lease obligation at the commencement date of the lease. ROU assets represent our right to use an underlying asset for the lease term and lease obligations represent our lease payments arising from the lease. Operating lease ROU assets and obligations are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Income taxes are accounted for under the asset and liability method. Under this method, to the extent that we believe that the deferred tax asset is not likely to be recovered, a valuation allowance is provided. In making this determination, we consider estimated future taxable income and taxable timing differences expected in the future. Actual results may differ from those estimates.

Results of Operations for the Nine Months Ended September 30, 2021 and 2020 and Three Months Ended September 30, 2021 and 2020

Revenue for the nine months ended September 30, 2021 and 2020 was $392,375 and $444,390, respectively. This decrease in revenue of $52,015 or 11.7%, was primarily due to decreases in revenues related to delays in projects from COVID-19, shipping delays, and delays in the release of government funds. Revenue for the three months ended September 30, 2020 and 2021 was $77,999 and $111,625, respectively. This decrease in revenue of $33,626 or 30%, was primarily due to a decrease in revenue from our Cel-fi systems, which are no longer our primary revenue model.

Cost of sales for the nine months ended September 30, 2021 and 2020 was $330,733 and $361,087, respectively. This decrease of $30,354 or 8%, was due to the decrease in costs incurred related to the sales of our Cel-fi systems. Cost of sales for the three months ended September 30, 2021 and 2020 was $62,481 and $50,340, respectively. This increase of $12,141 or 24%, was due to the increase in costs incurred related to the sales of our Cel-fi systems and improved efficiencies in operations.

General and administrative expenses were $552,415 for the three months ended September 30, 2021 as compared to $472,464 for the three months ended September 30, 2020, this resulted in an increase of $79,951 or 17% compared to the same period in 2020. Contributing factors to the increase include an increase in stock transfer fees of $42,580 and an increase in legal fees of $32,201 for the three months ended September 30, 2021 compared to the same period in 2020. The remaining increase is attributable to an overall rise in some office and administrative expenses due to increased activity regarding obtaining new contracts. General and administrative expenses were $1,478,420 for the nine months ended September 30, 2021 as compared to $1,675,332 for the nine months ended September 30 2020, this resulted in a decrease of $196,912 or 12% compared to the same period in 2020. Contributing factors to the decrease include a decrease in professional fees of $64,069, a decrease in warrant and stock based compensation of $82,107, a decrease in dues and subscriptions of $50,455, a decrease of $95,334 in salaries and wages and a decrease in travel of $21,183 for the nine months ended September 30, 2021 compared to the same period in 2020. The remaining decrease is attributable to cost savings from reduced operating expense to ensure cash needs are met. Where a percentage is not listed, the comparison period expense category is $0 and the calculation is not meaningful.

We believe that the proceeds of this offering will be sufficient to fund and grow our operations for at least the next 12 months.

We anticipate that we will incur operating losses in the next twelve months. Our revenue is not expected to exceed our investment and operating costs in the next twelve months. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of operations. To address these risks, we must, among other things, seek growth opportunities through investment and acquisitions, implement and successfully execute our business strategy, respond to competitive developments, and attract, retain and motivate qualified personnel. We cannot assure that we will be successful in, addressing such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition and results of operations.

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Cash Flow from Operating Activities

Cash flows used in operating activities during the nine months ended September 30, 2021 were $1,309,259 compared to $1,342,592 during the nine months ended September 30, 2020. This decrease of $33,333 was primarily due to changes in net loss during the nine months ended September 30, 2021 to the same period in 2020.

Cash Flow from Investing Activities

Cash flows used by investing activities during the nine months ended September 30, 2021 were $-0 compared to the cash flows used by investing activities of $13,039 during the nine months ended September 30, 2020. Capital expenditures totaled $-0 and $13,039 during the nine months ended September 30, 2021 and September 30, 2020, respectively.

Cash Flow from Financing Activities

Cash flows provided by financing activities during the nine months ended September 30, 2021 were $876,606 compared to $1,027,411 during the nine months ended September 30, 2020. These receipts represent proceeds from the sale of the Company’s common stock and from the issuance of debt.

Results of Operations for the Years Ended December 31, 2020 and 2019

Revenues for the year ended December 31, 2020 were $1,077,030 compared to revenues of $405,468 for the year ended December 31, 2019, which resulted in an increase of $671,562, or 166%. Our revenues increased in 2020 compared to 2019 due to an increase in revenue from our Cel-Fi Services. Revenues from the sale and installation of Cel-fi systems, including fixed wireless, SmartDAS, and 4G LTE, totaled $482,273 in 2020 and $358,149 in 2019, which resulted in an increase of $124,124. Our revenues also increased from network and other services including fixed wireless services which totaled $594,756 in 2020 and $47,319 in 2019, representing an increase of $547,437. The revenue increase in network services was predominately due to our contracts with the Texas School Districts and Southwest Research Institute.

Cost of sales for the year ended December 31, 2020 was $791,845, an increase of $572,753 or 261%, from $219,092 for the year ended December 31, 2019. Our cost of sales increased primarily due to increased costs incurred related predominately to our contracts with the Texas School Districts and Southwest Research Institute.

Selling and general and administrative expenses were $2,299,895 for the year ended December 31, 2020 compared to $2,754,447 for the year ended December 31, 2019, which resulted in a decrease of $454,552 or 16.5%. The decrease in our selling and general and administrative expenses was largely a result of a decrease in our monthly link lease payments and rooftop rent expenses due to cancellations as well as a decrease in consulting and legal fees. Salaries and wages expense decreased by $274,664 or 19.5% from $1,408,698 for the year ended December 31, 2019 to $1,134,034 for the year ended December 31, 2020. The decrease in salaries and wages is due to a decrease in larger salaried employees.

Research and development costs were $21,161 for the year ended December 31, 2020 compared to $4,500 of research and development costs for the year ended December 31, 2019, which resulted in an increase of $16,661, or 370%. The increase in research and development costs is due to an increase in expenses incurred in the development of our LPN-16.

Depreciation expense was $70,440 for the year ended December 31, 2020 compared to $136,182 for the year ended December 31, 2019, resulting in a decrease of $65,742 or 48%. The decrease in depreciation expense is principally due to fewer asset additions in the last two to three years.

Cash Flow from Operating Activities

Cash flows used in operating activities during the year ended December 31, 2020 were $1,660,419 compared to $2,620,130 during the year ended December 31, 2019.

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Cash Flow from Investing Activities

Our investing activities consist principally of equipment.

Cash flows used by investing activities during the year ended December 31, 2020 were $13,039 compared to the cash flows used by investing activities of $25,001 during the year ended December 31, 2019.

Cash Flow from Financing Activities

Cash flows provided from financing activities during the year ended December 31, 2020 were $1,650,086 compared to $1,543,100 during the year ended December 31, 2019. During the year ended December 31, 2020, we issued $854,405 in common stock and during December 31, 2019, we issued $1,543,100 in common stock. During the year ended December 31, 2020, we also obtained financing for $803,158 and received $121,055 for common stock issued in 2021.

Satisfaction of Our Cash Obligations for the Next 12 Months.

On September 30, 2021, our cash balance was $163,079. Absent this offering, our plan for satisfying our cash requirements for the next twelve months was through sales-generated income, private placements of our capital stock, third party financing, and/or traditional bank financing. We anticipate sales-generated income during that same period of time, but do not anticipate generating sufficient revenue to meet our working capital requirements. Consequently, we intend to attempt to find sources of additional capital in the future to fund our growth and expansion through additional equity or debt financing or credit facilities. There is no assurance that we will be able to meet our working capital requirements through the private placement of equity or debt or from any other source. We believe that the proceeds of this offering, if completed, will be sufficient to fund our operations over the next 12 months.

Other Payable

Other Payable of $895,000 consists of amounts billed and collected before services related to registered links previously sold by the Company (“Registered Links”) have been completed. During 2019, deferred revenue was reclassified to other payables due by the Company which has exited the business of installing Registered Links.

Going Concern

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations, have an accumulated deficit of $23,515,665 on September 30, 2021, and have reported negative cash flows from operations. In addition, we do not currently have the cash resources to meet our operating commitments for the next twelve months. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by entrance into established markets and the competitive nature in which we operate.

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt. However, there can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recently Issued Accounting Standards

We have reviewed the standards issued by the Financial Accounting Standards Board (“FASB”) through September 30, 2021 and which are not yet effective. None of the standards will have a material impact on our financial statements.

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BUSINESS

General

Wytec International, Inc., a Nevada corporation (“Wytec,” the “Company,” “we,” “us,” or “our”), is a designer and developer of small cell technology and wide area networks designed to support 5G deployments across the United States. Wytec offers in-building and citywide 5G solutions utilizing multiple 5G equipment vendors in combination with its patented LPN-16 small cell technology to complete its network designs. Wytec was incorporated in November 2011 with the purchase of five (5) United States patents (all of which have since expired) directly related to local multipoint distribution service (“LMDS”), utilized in broadband wireless access technology and originally designed for digital television transmission. In June 2014, Wytec filed a provisional patent for its small cell technology which we now call the “LPN-16.” In December 2017, we were granted a patent for our LPN-16 by the United States Patent and Trademark Office (“USPTO”), patent number 9,807,032. The patent is described as an “Upgradeable, High Data Transfer Speed, Multichannel Transmission System (“UHTMTS”). The design of the LPN-16 has been purposed as a small cell device to be installed on strategically placed utility poles throughout the United States in support of a hybrid dense network necessary for the next generation of mobile communications known as 5G. In December 2020, Wytec was granted a second patent by the USPTO, patent number 10868775 B2, which is an expansion to our original 2017 patent. This patent includes all features in the original patent and extends the life of the original patent with additional modifications to 2040. Wytec designs its 5G networks to be capable of supporting private Long-Term Evolution telecommunications (“LTE”), allowing private ownership of the network. Private LTE networks have been significantly enhanced due to the most recent FCC commercialization of the Citizens Broadband Radio Service (“CBRS”) spectrum now integrated in smart devices including 5G smartphones. As a result of both private LTE and CBRS, municipal governments, cable operators, Wireless Internet Service Providers (“WISPs”), and carriers are now potential customers for Wytec. While Wytec is a public reporting company, its common stock is not yet quoted for public trading. Wytec currently utilizes Nokia for its Private LTE services but was able to brand its own LTE service under a channel partner agreement with Nokia called SmartDAS™.

Industry Overview

Since the 1990s, a potent global movement, including a series of intergovernmental summit meetings, was conducted to close what has been popularly defined as the “Digital Divide”. The Digital Divide refers to the gap between those able to benefit from the internet and those who are not. This movement has energized solutions in public policy, technology design, finance and management that would allow all connected citizens to benefit equitably as a global digital economy spreads into the far corners of the world. Recently, the movement has been further energized by the massive economic disturbance of the Coronavirus. Thus, on March 27, 2020, the 116th U.S. Congress passed a $2.2 trillion economic stimulus bill known as the CARES Act. Immediately, billions of dollars of became available for counties, cities, and ISDs in hopes of further resolving the raging Digital Divide issue and its devastating effect on underserved citizens and students across the United States. A portion of these much-needed funds will be utilized to upgrade America’s communication infrastructure necessary for supporting an increased expansion into the nation’s underserved broadband areas and to support the next generation of cellular services called 5G.

As a result of this increased need for greater data capacity, we believe that cellular carriers will aggressively pursue new technologies to manage this massive data growth. We believe the next generation of wireless communication services, 5G, will be touted as the answer to America’s future communications needs in supporting both fixed and cellular broadband connectivity. For the U.S. cellular industry to meet this challenge, we believe a radical change in network architecture is needed.

Today 4G LTE data traffic predominately utilizes “Macro” cell towers for virtually all of the country’s cellular transmission. These towers, which are easily recognized across America’s landscape, stand several hundred feet in height and support antennas six to nine feet in length. These sizeable towers cost mobile operators billions of dollars to construct and millions more to operate. Macro towers were originally designed to support cellular signals in a radius of two to three miles or more and provide service for thousands of subscribers. This design is no longer adequate in meeting current consumer demand or the anticipated speeds of 5G.

To overcome this inadequacy, 5G network architecture condenses the coverage area with the use of Small Cells, with two primary objectives in mind: to increase data capacity and reduce higher-power transmission signals thus reducing dangerous radiation transmission. We believe that many, if not most, communication experts agree that Small Cells will be the driving force behind 5G services enabling gigabit speeds on essentially all communication devices, including Smartphones. Small Cells are designed to be mounted on utility poles permitting the flexibility of placement throughout a city supporting citywide ubiquitous coverage. We believe that this new architecture will become the primary infrastructure design for “all” citywide 5G deployments. According to an article by Price Waterhouse Coopers (“PwC”), “5G networks can’t succeed without a small cell revolution.”

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Connectivity for All

Wytec owns patented small cell technology known as the “LPN-16.” Its neutral-host design is its key differentiation from other small cell technologies, with its ability to support multiple spectrum usage owned and utilized by multiple mobile operators simultaneously. We believe this multi-operator architecture will be overwhelmingly accepted by city governments due to the reduced need for utility poles as compared to a single-operator small cell. We expect carriers to also embrace Wytec’s solution due to a substantially reduced installation cost and speed of deployment.

Another key feature and differentiation of Wytec’s LPN-16 design is its integration with private LTE networks. We believe this unique integration design will assist us in deploying a citywide private network and further integrated with its school districts in support of greater distance learning capabilities and increased public safety. Though much of the funding support could rely on federal relief programs, Wytec believes that it can present a “revenue share” initiative through a collaboration involving the city’s existing Independent School Districts’ (“ISDs”), current federal fund programs, as well as private funding from the capital markets.

We believe that much of the deployment of 5G technologies will require a significant number of Small Cells to be installed on utility poles. We believe this provides city governments with significant influence over small cell deployments in accordance with “right of way” regulations requiring pole access. We believe this legal authority by municipalities has had a major impact on the slow speed of 5G deployments throughout America’s cities. Without this legal authority, municipal governments could experience an overcrowding America’s utility poles with small cells leaving both an eyesore and potential hazards. We believe that Wytec’s LPN-16 diminishes these concerns due to its multi-carrier features allowing for multiple operators to gain access to poles and utilize the network simultaneously.

Revenue Opportunities

In October 2019, Wytec, participated in a Request For Proposal (the “RFP”) issued by the Laredo ISD in Laredo, Texas involving in-building cellular enhancement for the ISD. Wytec won the RFP with the lowest bid and best technology and was awarded the Contract consisting of 42 buildings within the district. Laredo ISD is a member of the Central Texas Purchasing Alliance (“CTPA”) consisting of 150 other ISDs. Due to language within the Contract under Section 791.001 of the Texas Government Code, all members of the CTPA became eligible to utilize the same winning bid as the Laredo ISD. The CTPA consists of more than 4,300 buildings, representing approximately 513,270,000 square feet. Wytec is now building out its second and third school district under the benefit of Section 791.001 of the Texas Code and is aligning itself to manage a more aggressive build-out over the coming three-year period. In addition to the current cellular enhancement service provided by Wytec to CTPA members, the Company has received a strong interest from certain CTPA members to construct a private LTE solution (to include Wytec’s patented LPN-16) for multiple counties, potentially representing substantially greater revenue opportunities for Wytec in the future. Wytec currently utilizes Nokia for its Private LTE services but was able to brand its own LTE service under a channel partner agreement with Nokia called SmartDAS™. The Company intends to use a portion of the proceeds of the offering to hire additional personnel to manage the expected upcoming surge in RFPs from additional members of the CTPA as funds are released to such school districts.

In addition to Wytec’s revenue potential involving cellular enhancement and private LTE, the Company plans to utilize its LPN-16 technology to provide wholesale services to Mobile Virtual Network Operators (“MVNO”), predominately in the cable industry. Today, we see an aggressive movement by cable operators pursuing cellular services for their existing broadband customers due to their eroding subscriber base to the carriers. Though this cellular service is currently being offered to cable operators by the carriers, we have noticed that the wholesale margins offered have challenged the cable operators in achieving reasonable profit margins. Wytec anticipates wide acceptance of the LPN-16 by city governments due to its multi-carrier service capability. Cable operators are aggressively pursuing MVNO services in the United States and we believe Wytec can capture a significant market share of this service through its LPN-16 small cell technology.

As described above, we believe that Wytec’s LPN-16 small cell offers two significant revenue opportunities involving both a potential sale of the LPN-16 to private LTE clients (such as schools and cities) and as a 5G (Wytec owned) network to support its MVNO wholesale clients such as carriers, cable operators, and WISPs. In a recent publication by Allied Market Research, studies suggest that the small cell 5G Market will reach $6.87 billion by 2026.

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Wytec’s Network Infrastructure- Supporting Wytec Products/Services

The LPN-16, recognized by USPTO patent number 9,807,032, as expanded by USPTO patent number 10868775 B2, is an “Upgradeable, High Data Transfer Speed, Multichannel Transmission System.” The LPN-16 is a local area network system that includes modular, multi-frequency, multi-channel, upgradable transmission nodes. The transmission nodes can include one or more independent RF modules. They may be configured to include 802.11ac and evolve to LTE and other technology and frequency bands as well as software defined radio attributes. The LPN-16 provides transmission and network services for wireless data, wireless video, wireless voice, voice over internet protocol (“VoIP”), local portal for emergency services, mesh node from one transmission to the next, single channel transmission, multi-channel transmission, Wi-Fi access as well as a number of other similar services. We believe this range of services and the timeline of 5G networks needing small cell capabilities squarely places Wytec in the path of serving several substantial markets such as small cells as a service, outdoor Wi-Fi, the IOT, and a host of other related telecommunications services.

In-Building Cellular: We believe Wytec offers a powerful alternative to the in-building cellular enhancement market which consists of signal boosters, small cells and related indoor distributed antenna systems (“DAS”). DAS is designed to strengthen cellular signals in facilities where materials interfere with cellular frequencies and diminish the quality of a cellular call or data usage. DAS may be deployed indoors (an “iDAS”) or outdoors (an “oDAS”), and is a way to deal with isolated spots of poor cellular coverage inside a large building by installing a network of relatively small antennas throughout the building to serve as repeaters. Traditional DAS requires the support of the carrier to allow access to their network and can take months to obtain and will cost substantially more.

We believe that our in-building solution, costing about one third (1/3) of traditional DAS, is a viable alternative solution without the tedious and sometimes delayed support of the carriers and the Company has already deployed the service in more than 20 building facilities, including the Johnson Space Center and the tallest building in Dallas. Wytec has established valuable vendor relationships for in-building solutions with Nokia, Ericcson, Samsung and Nextivity.

Wytec, with its preferred vendor relationships, believes that it can generate significant revenues deploying in-building, private LTE and MVNO services in 2021, including in the campuses of ISDs comprising the CTPA.

4G LTE: Wytec, through its relationship with Nokia, is able to provide wholesale MVNO services utilizing Nokia to access the largest carrier 4G LTE networks in the United States. Recently, both the cable and WISPs are seeking cellular wholesale arrangements to provide cellular services to their product portfolios. Due to the relationship with Nokia, the Company’s capital commitments are lower as they can include much of the necessary hardware and software. Eventually, Wytec would want to migrate its own hardware and software solutions to gain greater profit margins over time.

Customer Concentration

During the year ended December 31, 2020, we received approximately 40% of our gross revenue from our cellular enhancement contract with the Laredo School District in Bexar County, Texas. Total revenue for the year ended December 31, 2020 was $1,077,030, and revenue from the Laredo contract during this period was $430,647. For the nine months ended September 30, 2021, the Laredo School District accounted for 72% of our gross revenues. Purchase orders for other CTPA ISDs aggregate under this single contract, but we believe that the selling opportunities are far more varied than suggested by the revenue associated with that contract because many different ISDs are available to purchase our products and services through the contract without competitive bidding and other lengthy procedures. Accordingly, our customer base is already diversifying with the recent signing of the Round Rock ISD. Our terms for cellular enhancement services, as reflected in the Laredo contract, are already pre-approved by the CTPA comprised of approximately 150 school districts in central Texas. We have, however, only done a few projects for private commercial enterprises (although we’ve done some notable buildings, such as the Johnson Space Center in Houston, Texas), and have not extensively pursued business in that sector of the market. The loss of our relationship with the CTPA would have a material adverse impact on our future results of operations, financial condition and business performance.

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Southwest Research Institute (“SwRI”) engaged us to serve as the general sub-contractor for the project launched by Bexar County, Texas, to build a network linking the County and several school districts in the County with enhanced internet and cellular service utilizing small cell technology. We had a pre-existing relationship with SwRI for several years regarding SwRI conducting trials and certifying our LPN-16 small cell innovation, which is ongoing with trials planned for 2022. Separately, Bexar County hired SwRI to advise it with respect to the Private LTE project, and SwRI hired us to implement it. We obtained the Laredo School District as a customer for our cellular enhancement service prior to the Bexar County project, and our service for the Laredo schools is ongoing. We expect, although there can be no assurance, to continue to obtain cellular enhancement orders from school districts in the area and beyond because of our work with the Laredo schools, our reasonable budgets for this infrastructure, our status as a preferred vendor to the Alliance, and our expanding relationship with the County. We expect our customer base to gradually diversify among the various schools that seek cellular enhancement services for public safety and convenience, and among other entities, including commercial enterprises that may also order Private LTEs. We expect to generate a substantial majority of our future business internally and separate from SwRI.

Agreement with Laredo School District

We entered into an In-Building Wireless Solution Agreement with the Laredo Independent School District (“Laredo”) on or about September 19, 2019 (the “Laredo Agreement”) as a result of a RFP circulated by Laredo in 2019 for the design, installation and maintenance of a cellular enhancement system for Laredo’s schools and school buildings. The Laredo Agreement contains detailed specifications and performance requirements for the system. We won the contract with Laredo through competitive bidding and submission of a comprehensive response to the RFP. The price of the system for Laredo is fixed by turnkey cost covenants by us in the Laredo Agreement. We are required to provide ongoing maintenance services for the system. These services are promised by us at fixed turnkey prices in approved budgets at contract commencement. The Laredo Agreement has an initial term of three years, subject to evaluation and renewal for up to two more years through September 19, 2024. Additional items not subject to the turnkey provisions can be ordered by Laredo or other ISDs that work under our contract by submission of purchase orders to us. Specified insurance certificates must be obtained and maintained during the term of the contract. We are required to furnish standard minimum manufacturer’s warranties to Laredo, and Laredo does not waive any warranties, whether express or implied. Laredo has the right to terminate the Laredo Agreement for “cause” or without “cause” at any time. The Laredo Agreement provides that we indemnify Laredo for losses, costs or liabilities it may incur due to our performance of services or provision of goods. Laredo is not obligated to indemnify us. The Laredo Agreement confers on Laredo the right to audit our project books and records, and contains a “No Arbitration” clause. It also prohibits conflicts of interest in any matter involving or affecting the projects.

As a result of the Laredo RFP award, Wytec was chosen as the vendor of choice for the Round Rock ISD in Round Rock, Texas. Wytec utilized its SmartDAS™ solution to make the Nextivity technology compatible with various types of vendor equipment. Wytec is continuing to receive purchase orders from both Round Rock and Laredo ISD’s for its In-building cellular solutions.

Agreement with Southwest Research Institute

In September 2020, we entered into a fixed price contract with SwRI for the design, configuration and construction of a private LTE for the County of Bexar in the State of Texas (the “SwRI Agreement”). The SwRI Agreement specifies a fixed price for the initial phase of the Bexar County LTE of $565,247. The SwRI Agreement includes the incorporation of small cells supplied by Nokia Corporation to confer 5G capability to the network. We expect, although there can be no assurance, two (2) more phases to complete the project, for which the budget for each phase will be larger than the first phase. A portion of the first phase work was performed by us prior to the signing of the SwRI Agreement in September and carried forward as a credit to us. In that regard, payments are made by SwRI to us as specified milestones are achieved on the project. We invoice SwRI for payments due when milestones are accomplished, and SwRI is obligated to pay them within 15 days. Our invoices include milestone compliance information and certifications for SwRI’s reference and benefit. The first phase of work was completed on or about December 1, 2020, and the final payment was received by us in December 2020.

SwRI does not waive any rights under the SwRI Agreement and has the right to demand corrections by us after the work is completed. In addition, we must submit all close-out documents with the final invoice. The close-out documents are specified in the contract. Failure to make this submission to SwRI can cause us to surrender certain rights and payments under the SwRI Agreement.

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Competition

There are numerous existing and commercially available methods of providing both small cell technology and high-speed Internet to multi-tenant commercial and residential units. This makes the telecommunications industry highly competitive, rapidly evolving, and subject to rapid technology changes. Additionally, there are numerous telecommunications service companies that conduct extensive advertising campaigns to capture market share in this highly competitive market. We believe the principal competitive factors affecting our lines of business for LPN-16 is its “neutral host” features allowing multiple carriers to host on one small cell. Additionally, Wytec’s business model invokes a universal placement strategy through its relationship with cities interested in universal support for its school districts. We believe this has placed Wytec in a unique position to incorporate a neutral host small cell that has universal placement throughout a city.

Competition by Equipment (Small Cell). The HetNet Bible issued by SNS Research has identified approximately 19 small cell vendors offering small cell equipment to network developers. Most, if not all of those vendors utilize the same chipset and provide nearly identical form factors (housing) with standard utility pole and strand mount installations. We are, however, unaware of a single manufacturer who has developed an outdoor small cell device capable of transmitting multiple frequencies on multiple channels from a single device at a single site location without frequency interference such as the LPN-16 small cell technology. We believe our LPN-16 small cell access point will set a new standard in the mobile broadband industry. Wytec is now listed in the updated HetNet Bible version 2014-2020 Report on small cells, Carrier Wi-Fi, and DAS.

Competition by Service (Internet). There are a substantial number of local, regional, and national residential and commercial Internet Service Providers (“ISPs”) hosting data, voice and texting services in the United States. Publicly traded brands such AT&T, Verizon, T-Mobile, Sprint, Cox Communications, Spectrum, Comcast, and Tower Stream all provide both commercial and/or residential cellular and wired Internet services. Although we have our own hybrid wired-wireless network for delivering our own branded version of 5G Internet services, we also provide, through wholesale agreements, a 4G LTE voice, text and data service through four of the largest U.S. wireless carriers. These services have significant competition from the carriers providing similar services at less cost and using other communications technologies unavailable to us, as well as having substantial financial resources and brand awareness that we do not have. While some of these technologies and services are now operational, others are being developed or may be developed. As a 4G LTE MVNO, we compete for customers based principally on providing better and lower cost services.

Competition for Tower Site Location Rentals (Access). For the deployment of Wytec’s small cell, adequate access to rights-of-way on towers and utility poles is necessary. There are a number of other local, regional, and national parties interested in tower/utility pole space access. This includes the equipment used by various public utilities, including electric utilities, major cellular carriers, fiber optic companies and cable companies, and may also include equipment placed by the municipality for public safety.

Intellectual Property

Wytec owns an interest in five (5) U.S. patents related to LMDS or millimeter technology, all of which are now expired. In April 2014, we filed a provisional patent representing the LPN-16 small cell device. In March 2015, the Company filed a Taiwanese Patent Application along with Patent Cooperation Treaty (“PCT”) application for patent filings in additional countries. In May 2017, Wytec was granted a patent for its LPN-16 technology and device by the USPTO, patent number 9,807,032. In December of 2020, Wytec was granted a second patent for additional claims to its LPN-16 and device by the USPTO, patent number 10868775 B2. We may be subject to legal proceedings and claims in the ordinary course of business and third parties may sue us for intellectual property infringement or initiate proceedings to invalidate our intellectual property. Moreover, should we be found liable for infringement, we may be required to enter into licensing agreements (if available on acceptable terms or at all), pay damages or curtail our product and service offerings. We may also need to redesign some of our products or services to avoid future infringement liability. Any of the foregoing could prevent us from competing effectively and could adversely affect our business.

Government Regulation

Wytec generally is subject to all of the governmental regulations that regulate businesses generally such as compliance with regulatory requirements of federal, state, and local agencies and authorities, including regulations concerning the environment, permits for certain activities, workplace safety, labor relations, employee rights, and government taxes. The adoption of any additional laws or regulations may decrease the growth of our business, decrease the demand for services and increase our cost of doing business. Changes in tax laws also could have a significant adverse effect on our operating results and financial condition.

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Legal Proceedings

As of the date hereof, we are not a party to any material legal or administrative proceedings. There are no proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

Employees

As of September 30, 2021, we have ten full-time employees. Currently, there are no organized labor agreements or union agreements between us and our employees. Assuming we can earn additional revenue through organic growth, acquisitions and strategic alliances during 2021, we may need to hire additional employees. In the interim, we intend to use the services of independent consultants and contractors to perform various professional services when appropriate. We believe the use of third-party service providers may enhance our ability to control general and administrative expenses and operate efficiently.

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MANAGEMENT

The following table sets forth the names and ages of all of our directors and executive officers. Our Board of Directors (our “Board”) is currently comprised of three members, who are elected annually to serve for one year or until their successor is duly elected and qualified, or until their earlier resignation or removal. Executive officers serve at the discretion of the Board of Directors and are appointed by the Board of Directors. Upon completion of this offering, we expect to add four independent directors to the Board.

Name	Age	Position
William H. Gray	71	Chairman of the Board, Chief Executive Officer, President, and Chief Financial Officer
Mark J. Richardson	69	Director
Erica Perez	41	Secretary, Treasurer and Director
Christopher Stuart(1)	67	Director
Dr. Samuel Khoury(1)	65	Director

(1)	Mr. Stuart and Dr. Khoury will be appointed to serve on the Board prior to the consummation of the offering.

Executive Biographies

William H. Gray has been the chairman and chief executive officer of Wytec since November 2011, the president of Wytec since April 2020, the interim chief financial officer and corporate secretary of Wytec since May 2021, a director of Competitive Companies, Inc., a Nevada corporation and the former parent company of Wytec (“CCI”), since November 2008, and the chief executive officer, president, and chief financial officer of CCI since February 10, 2009. Mr. Gray was the president of Wytec from November 2011 to September 2019, the chief financial officer of Wytec from November 2011 to January 2020, and the corporate secretary of Wytec from November 2011 to April 2014 and again from November 2015 to February 2019. Mr. Gray was the secretary of CCI from February 2009 to April 2014 and again since July 2015. Mr. Gray has over 19 years of experience in the planning, development, and implementation of wide area networks in both wired and wireless configurations. As the president and chief executive officer of Wireless Wisconsin, LLC, a wholly owned subsidiary of CCI, he developed one of the state’s first ISPs to enter into the internet industry by forming and developing a statewide telecommunications network in the state of Wisconsin starting in 1995. Wireless Wisconsin, LLC later became one of the first ISPs to become a competitive local exchange carrier in the state of Wisconsin.

Mark J. Richardson has been a director of Wytec since September 2019. He has been a securities lawyer since he graduated from the University of Michigan Law School in 1978. He practiced as an associate and partner in large law firms until 1993, when he established his own practice under the name Richardson & Associates. He has been the principal securities counsel on a variety of equity and debt placements for corporations, partnerships, and real estate companies. His practice includes public and private offerings, venture capital placements, debt restructuring, compliance with federal and state securities laws, representation of publicly traded companies, Nasdaq and FINRA filings, corporate law, partnerships, joint ventures, mergers, asset acquisitions, and stock purchase agreements. As a partner in a major international law firm in the 1980’s, Mr. Richardson participated in the leveraged buyout and recapitalization of a well-known producer of animated programming for children, financed by Prudential Insurance and Bear Stearns, Inc. He was also instrumental in restructuring the public debentures of a real estate company without resorting to a bankruptcy proceeding. From 1986 to 1993 Mr. Richardson was a contributing author to State Limited Partnerships Laws – California Practice Guide, Prentice Hall Law and Business. Prior to receiving his juris doctor degree cum laude from the University of Michigan Law School in 1978, Mr. Richardson received a Bachelor of Science degree summa cum laude in Conservation from the University of Michigan School of Natural Resources in 1975, where he earned the Bankstrom Prize for academic excellence and achieved Phi Beta Kappa honors. Mr. Richardson is an active member of the Los Angeles County and California State Bar Associations, including the Section on Corporations, Business and Finance and the Section on Real Estate. Richardson & Associates is outside corporate legal counsel for the Company.

Erica Perez came to Wytec in January of 2014 with more than 19 years of technical systems experience. Most recently, Erica was appointed to serve on the Board in November 2021. Erica has an Associates of Applied Science degree in Wide and Local Area Networks. She has played a crucial role in Wytec’s software integration, operations processes, and database management. Due her vast knowledge in both Wytec’s systems and investor processes, Erica is an integral part of the Company’s total communications to its customers and investors. Her role in operations includes significant project management capacity, to include onboarding wireless service networks for school districts in Texas. Her exceptional problem-solving skills and ability to wear many hats has made her an invaluable asset and leader in the Company.

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Dr. Samuel Khoury will be appointed to serve on the Board prior to the offering. Dr. Khoury is the president of Inavisis, Inc., a role he has had since he formed the company in 2000. Inavisis is a company that leverages intellectual property. Dr. Khoury has a Ph.D. in Polymer Chemistry and an M.B.A. in Finance. He was a key member of the team that developed and implemented the Intellectual Asset Management program within The Dow Chemical Company. Dr. Khoury specializes in the valuations of advanced and novel technologies in several industries. He was instrumental in developing valuation tools such as the Technology Factor method and Technology Valuation Management System (“TVMS”). Dr. Khoury served on the board of the Licensing Executive Society and established a global network of contacts that helps in marketing new technologies to companies on a global basis.

Christopher Stuart will be appointed to serve on the Board prior to the offering. After receiving his Bachelor’s Degree in Construction Management from Louisiana State University, Mr. Stuart began his career in the construction industry at Buquet & Leblanc, where he went on to become an owner of the company until 2003. He founded Stuart & Company that same year, using his passion and unparalleled leadership skills to grow the company into the contracting firm it is today.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. Other than as set forth above, there are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors, executive officers, promoters or control persons have:

•	had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•	been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership Structure and Role in Risk Oversight

The Board has three standing committees: Audit, Compensation and Corporate Governance/Nominating. The membership of each of the committees of the Board is comprised of independent directors, with each of the committees having a chairman, each of whom is an independent director. Our non-management members of the Board will meet in executive session at each regular Board meeting. The charter of each committee will be available on our website at www.wytecintl.com.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

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Our Board has discretion to determine whether to separate or combine the roles of Chairman of the Board and Chief Executive Officer. Mr. Gray has served in both roles since 2011, and our Board continues to believe that his combined role is most advantageous to the Company and its stockholders.

In addition to Mr. Gray’s leadership, the Board maintains effective independent oversight through a number of governance practices, including, establishing the right “tone at the top” and full and open communication between executive management and the Board. Mr. Gray communicates frequently with members of the Board to discuss strategy and challenges facing our company. Each quarter, the Board receives presentations from senior management on matters involving our key areas of operations.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee’s responsibilities include, among other things: (i) selecting and retaining an independent registered public accounting firm to act as our independent auditors, setting the compensation for our independent auditors, overseeing the work done by our independent auditors and terminating our independent auditors, if necessary, (ii) periodically evaluating the qualifications, performance and independence of our independent auditors, (iii) pre-approving all auditing and permitted non-audit services to be provided by our independent auditors, (iv) reviewing with management and our independent auditors our annual audited financial statements and our quarterly reports prior to filing such reports with the Securities and Exchange Commission, or the SEC, including the results of our independent auditors’ review of our quarterly financial statements, and (v) reviewing with management and our independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements. The Audit Committee also prepares the Audit Committee report that is required to be included in our annual proxy statement pursuant to the rules of the SEC. We have adopted an audit committee charter which following the consummation of this offering will be posted on our investor website.

As of the completion of this offering the Audit Committee will consist of three members. Committee members will be Christopher Stuart and Dr. Samuel Khoury. Prior to the consummation of the offering, the Company will appoint an additional independent director as the chairman of the Audit Committee. Under the applicable rules and regulations of the Nasdaq Stock Market, each member of the committee must be considered independent in accordance with Nasdaq Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of the members is “independent” as that term is defined under applicable Nasdaq and SEC rules.

Compensation Committee

We have a separately-designated Compensation Committee. The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers. The Compensation Committee has responsibility for, among other things, (i) recommending to the Board for approval the overall compensation philosophy for our company and periodically reviewing the overall compensation philosophy for all employees to ensure it is appropriate and does not incentivize unnecessary and excessive risk taking, (ii) reviewing annually and making recommendations to the Board for approval, as necessary or appropriate, with respect to our compensation plans, (iii) based on an annual review, determining and approving, or at the discretion of the Compensation Committee, recommending to the Board for determination and approval, the compensation and other terms of employment of each of our officers, (iv) reviewing and making recommendations to the Board with respect to the compensation of directors, (v) overseeing our regulatory compliance with respect to compensation matters, (vi) reviewing and discussing with management, prior to the filing of our annual proxy statement or annual report on Form 10-K, our disclosure relating to executive compensation, including our Compensation Discussion and Analysis and executive and director compensation tables as required by SEC rules, and (vii) preparing an annual report regarding executive compensation for inclusion in our annual proxy statement or our annual report on Form 10-K. The Compensation Committee has the power to form one or more subcommittees, each of which may take such actions as may be delegated by the Compensation Committee.

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We have adopted a compensation committee charter, which after the consummation of this offering will be posted on our investor website. The charter of the Compensation Committee grants the Compensation Committee authority to select, retain, compensate, oversee and terminate any compensation consultant to be used to assist in the evaluation of director, chief executive officer, officer and our other compensation and benefit plans and to approve the compensation consultant’s fees and other retention terms. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any internal or external legal, accounting or other advisors and consultants retained by the Compensation Committee. The Compensation Committee may also select or retain advice and assistance from an internal or external legal, accounting or other advisor as the Compensation Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities and will have the direct responsibility to appoint, compensate and oversee any such advisor.

As of completion of this offering, the Compensation Committee will consist of three members. The chairman of the Compensation Committee is Christopher Stuart. Dr. Samuel Khoury will also be a member of the Compensation Committee. Prior to the consummation of the offering, the Company will appoint an additional independent director to the Compensation Committee. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5602(a)(2).

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things, (i) effecting Board organization, membership and function, including identifying qualified board nominees, (ii) effecting the organization, membership and function of the committees of the Board, including the composition of the committees of the Board and recommending qualified candidates for the committees of the Board, (iii) evaluating and providing successor planning for the chief executive officer and our other executive officers, (iv) identifying and evaluating candidates for director in accordance with certain general and specific criteria, (v) developing and recommending to the Board Corporate Governance Guidelines and any changes thereto, setting forth the corporate governance principles applicable to us, and overseeing compliance with the our Corporate Governance Guidelines, and (vi) reviewing potential conflicts of interest involving directors and determining whether such directors may vote on issues as to which there may be a conflict. The Corporate Governance/Nominating Committee is responsible for identifying and evaluating candidates for director. Potential nominees are identified by the Board based on the criteria, skills and qualifications that are deemed appropriate by the Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee believes that candidates for director should have certain minimum qualifications, including high character and integrity, an inquiring mind and vision, willingness to ask hard questions, ability to work well with others, freedom from conflicts of interest, willingness to devote sufficient time to the Company’s affairs, diligence in fulfilling his or her responsibilities and the capacity and desire to represent the best interests of the Company and our stockholders as a whole and not primarily a special interest group or constituency. While our nominating criteria does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, difference in viewpoints and skills, and personal qualities that will result in a well-rounded Board. We have adopted a corporate governance/nominating committee charter which following the consummation of this offering will be posted on our investor website.

As of completion of this offering, the Corporate Governance/Nominating Committee will consist of three members. Dr. Samuel Khoury is the chairman of the Corporate Governance/Nominating Committee. Christopher Stuart will also be a member of the Corporate Governance/Nominating Committee. Prior to the consummation of the offering, the Company will appoint an additional independent director to the Corporate Governance/Nominating Committee. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5605(a)(2).

Code of Business Conduct and Ethics

We have adopted a code of conduct that applies to all of our directors, officers and employees. The text of the code of conduct will be posted on our internet website and can be viewed at wytecintl.com. Any waiver of the provisions of the Code of Conduct for executive officers and directors may be made only by the audit committee and, in the case of a waiver for members of the audit committee, by the board of directors. Any such waivers will be promptly disclosed to our shareholders.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation paid or accrued by us for the years ended December 31, 2019 and December 31, 2020 for services rendered in all capacities, by our chief executive officer and our other most highly compensated executive officers during the fiscal years ended December 31, 2020 and December 31, 2019.

Name and Principal Position (1)	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

William H, Gray,	2019	$126,438	$35,000	$5,578	$–	$–	$59,500	$226,516
Chief Executive Officer,	2020	$214,687	$35,000	$–	$–	$–	$–	$249,687
President, interim Chief Financial Officer, and Secretary (2)

Robert Merola,	2019	$106,250	$45,000	$4,688	$–	$–	$65,000	$220,938
Former President and	2020	$57,211	$15,000	$–	$–	$–	$–	$72,211
Former Chief Technical Officer (4)

Donna Ward,	2019	$39,583	$–	$1,339	$–	$–	$–	$40,922
Former Chief Financial	2020	$92,270	$–	$2,820	$–	$–	$–	$95,090
Officer and Former Secretary (5)

(1)	All current officers serve at will without employment contracts.
(2)	Mr. Gray stepped down as the chief financial officer of Wytec on January 30, 2020. He was appointed interim chief financial officer and secretary in May 2021.
(3)	Mr. Davis resigned as the chief strategy officer and secretary of Wytec, effective August 30, 2019.
(4)	Mr. Merola was appointed as the chief technical officer of Wytec on January 16, 2018 and as the president of Wytec on September 20, 2019. He resigned as the chief technical officer and president of Wytec, effective April 30, 2020.
(5)	Ms. Ward joined Wytec as a financial accountant in 2019 and was appointed as the secretary of Wytec on September 20, 2019 and as the chief financial officer of Wytec on January 30, 2020. She resigned as the chief financial officer and secretary of Wytec in May 2021.

Employment Agreements

Except for an employment agreement with Robert Merola which was terminated on April 30, 2020, we have not entered into any employment agreements with our executive officers to date, and do not intend to enter into employment agreements with them at this time. Prior to the effectiveness of the S-1, the Board of Directors plans to offer an employment agreement to Mr. William Gray and Mrs. Erica Perez.

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Outstanding Equity Awards at Fiscal Year-End

None of our executive officers had any unexercised options, stock that had not vested, or equity incentive plan awards at December 31, 2020.

Option Exercises and Stock Vested

None of our executive officers exercised any stock options or acquired stock through vesting of an equity award during the fiscal year ended December 31, 2020.

Employee Benefit Plans

We have not yet, but may in the future, establish a management equity incentive plan pursuant to which stock options and restricted stock awards may be authorized and granted to the executive officers, directors, employees, and key consultants of Wytec. In the event we establish the equity incentive plan, we expect to authorize approximately 10,000,000 shares or more for future issuance.

Director Compensation

None of our directors received any compensation for their respective services rendered to us as directors during the years ended December 31, 2019 and December 31, 2020.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

The firm of Prager Metis CPAs LLC (“Prager Metis”) acts as our principal independent registered public accounting firm. They have served as our independent auditors since September 8, 2020. Prior to the appointment of Prager Metis, MaloneBailey LLP (“MaloneBailey”) served as our principal independent registered public accounting firm from August 27, 2019 to September 8, 2020.

The table below shows the aggregate fees that the Company paid or accrued for the audit and other services provided by Prager Metis for the fiscal year ended December 31, 2020.

Type of Service	Amount of Fee for Fiscal Year Ended
	December 31, 2020	December 31, 2019
Audit Fees	$135,773	–
Audit-Related Fees	–	–
Tax Fees	–	–
Total	$135,773	–

The table below shows the aggregate fees that the Company paid or accrued for the audit and other services provided by MaloneBailey for the fiscal year ended December 31, 2019.

Type of Service	Amount of Fee for Fiscal Year Ended
	December 31, 2020	December 31, 2019
Audit Fees	$62,000	$83,000
Audit-Related Fees	–	–
Tax Fees	–	–
Total	$62,000	$83,000

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Audit Fees. This category includes fees for the audits of the Company's annual financial statements, review of financial statements included in the Company's Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

There were no other fees paid or accrued to either Prager Metis or MaloneBailey in the fiscal years ended December 31, 2020 or 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company has an accounts payable balance owed to Richardson & Associates in the amount of $107,084 as of December 31, 2020, and $76,280 as of December 31, 2019. The Company incurred expense of $128,340 and $86,033 with Richardson & Associates as of the year ended December 31, 2020 and 2019, respectively. Mark Richardson is the owner of Richardson & Associates and he was appointed as a director of Wytec International, Inc. in September 2019.

William Gray currently owns 1,000 shares of Non-Convertible Series C Preferred Shares representing a 51% voting control over common stock. He has requested, and the Board has approved an exchange of 3,000,000 Wytec common shares for the 1,000 Series C Preferred Shares. The voting effect of this exchange will reduce Mr. Gray’s voting control to less than 20%.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on September 30, 2021, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers. The percentage of beneficial ownership for the following table is based on 6,810,322 shares of common stock outstanding as of September 30, 2021.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after September 30, 2021, through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Name of Officer, Director or Shareholder (1)	Number of Common Shares	Percent Beneficially Owned (2)
William Gray, Chairman, Chief Executive Officer, President, interim Chief Financial Officer, and Secretary (3)	10,114	*

Donna Ward, Former Chief Financial Officer, Former Secretary, and Former Director	4,159	*

Erica Perez, Secretary, Treasurer and Director	4,410	*

Mark J. Richardson, Director	0	*
All Officers and Directors as a Group (3 persons)	18,683	*

*Beneficial ownership of less than one percent.

(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is in the care of the Company.

(2)	Figures are rounded to the nearest hundredth of a percent.

(3)	Does not include 2,000,000 common stock purchase warrants owned by Mr. Gray which are exercisable at an exercise price of $1.00 per share until December 31, 2022 or 1,000 shares of our Series C Preferred Stock issued to Mr. Gray on July 20, 2016, which shares of Series C Preferred Stock were converted into 3,000,000 shares of common stock subsequent to September 30, 2021. The shares of Series C Preferred Stock were issued as $100 in compensation expense.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws, which will be effective upon closing of this offering. The descriptions of the common stock and preferred stock give effect to changes to our capital structure that will occur immediately prior to the closing of this offering. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

We are authorized to issue up to 495,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. We have designated 4,100,000 shares of preferred stock as Series A convertible preferred stock, 6,650,000 shares as Series B convertible preferred stock, and 1,000 shares as Series C preferred stock.

As of September 30, 2021, a total of 6,810,322 shares of our common stock were issued and outstanding, 2,380,000 shares of Series A convertible preferred stock were designated as Series A preferred stock of which 2,380,000 shares are outstanding, 2,856,335 shares of Series B convertible preferred stock were authorized of which 2,811,800 shares are outstanding, and 1,000 shares of Series C convertible preferred stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. The common stock does not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of liquidation, dissolution or winding-up of affairs, are entitled to share equally and ratably in all the remaining assets and funds.

We intend to apply to have our common stock listed on the Nasdaq Capital Market effective upon completion of this offering. No assurance can be given that our application will be approved.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, par value $0.001 per share, 4,100,000 of which have been designated as Series A Preferred Stock, 2,380,000 of which are issued and 2,280,000 of which are outstanding as of September 30, 2021, 6,650,000 of which have been designated as Series B Preferred Stock, 2,856,335 of which are issued and 2,811,800 of which are outstanding as of September 30, 2021, and 1,000 of which have been designated as Series C Preferred Stock, 1,000 of which are issued and outstanding as of September 30, 2021. Each share of Series C Preferred Stock has a par value of $0.001 and the equivalent of 51% of the votes on any matter submitted to shareholders for a vote. The Series C Preferred Stock is not convertible into the Company’s common stock and has no rights to dividends and virtually no rights to liquidation preference. The liquidation preference of each share of the Series C Preferred Stock is its par value.

Series A Preferred Stock

No Voting Rights. The Series A Preferred Stock is nonvoting capital stock, but may be converted into voting common stock of the Company.

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Dividends. The holders of the Series A Preferred Stock are not entitled to any dividends unless and until the Series A Preferred Stock is converted into common stock.

Conversion. Each share of Series A Preferred Stock is convertible at the option of the holder at any time after issuance into one share of common stock, subject to adjustment from time to time in the event (i) we subdivide or combine our outstanding common stock into a greater or smaller number of shares, including stock splits and stock dividends; or (ii) of a reorganization or reclassification of our common stock, the consolidation or merger of our Company with or into another company, the sale, conveyance or other transfer of substantially all of our assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of our outstanding common stock upon the occurrence of any such event; or (iii) of the issuance by us to the holders of our common stock of securities convertible into, or exchangeable for, such shares of common stock. Each outstanding share of Series A Preferred Stock will automatically convert into one share of common stock (a) if our common stock commences public trading on the NASDAQ Capital Market or better, (b) if the Series A Preferred Stockholder receives distributions from the net profits pool equal to the original purchase price paid for their registered links, or (c) five years after the date of issuance of the Series A Preferred Stock. We do not have any other right to require a conversion of the Series A Preferred Stock into common stock.

Redemption. We do not have the option to redeem outstanding shares of Series A Preferred Stock.

Preemptive Rights. A holder of our Series A Preferred Stock has no preemptive rights to subscribe for any additional shares of any class of stock of Wytec or for any issue of bonds, notes or other securities convertible into any class of stock of Wytec.

Liquidation Preference. In the event of a liquidation, dissolution or winding-up of our Company, whether voluntary or otherwise, after payment of our debts and other liabilities, the holders of the Series A Preferred Stock will be entitled to receive from our remaining net assets, before any distribution to the holders of the common stock, the amount of $1.50 per share. After payment of the liquidation preference to the holders of our Series A Preferred Stock and payment of any other distributions that may be required with respect to any other series of Preferred Stock, our remaining assets, if any, will be distributed ratably to the holders of the common stock and the holders of the Series A Preferred Stock on an as-if converted basis.

Series B Preferred Stock

Voting Rights. On all matters submitted to a vote of our shareholders, the holders of the Series B Preferred Stock will vote on an as-converted basis with the common stock.

Dividends. The holders of our Series B Preferred Stock are not entitled to any dividends unless and until the Series B Preferred Stock is converted into common stock.

Conversion. Each share of our Series B Preferred Stock is convertible at the option of the holder at any time after issuance into one share of common stock, subject to adjustment from time to time in the event (i) our Company subdivides or combines its outstanding common stock into a greater or smaller number of shares, including stock splits and stock dividends; or (ii) of a reorganization or reclassification of our common stock, the consolidation or merger of our Company with or into another company, the sale, conveyance or other transfer of substantially all of our assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of our outstanding common stock upon the occurrence of any such event; or (iii) of the issuance by us to the holders of our common stock of securities convertible into, or exchangeable for, such shares of common stock. Each outstanding share of Series B Preferred Stock will automatically convert into one share of common stock at a conversion rate equal to the lesser of $3.00 per share or 75% of the average closing price of our common stock as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately after the first day of public trading of our common stock if our common stock commences public trading on the NASDAQ Capital Market or better, but in any event no less than $2.50 per share or at $3.00 per share five years after the date of issuance of the Series B Preferred Stock. We do not have any other right to require a conversion of the Series B Preferred Stock into common stock.

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Redemption. We do not have the option to redeem outstanding shares of Series B Preferred Stock.

Preemptive Rights. A holder of the Series B Preferred Stock has no preemptive rights to subscribe for any additional shares of any class of our stock or for any issue of bonds, notes or other securities convertible into any class of our stock.

Liquidation Preference. In the event of a liquidation, dissolution or winding-up of our Company, whether voluntary or otherwise, after payment of our debts and other liabilities, the holders of the Series B Preferred Stock will be entitled to receive from our remaining net assets, before any distribution to the holders of the common stock, and pari pasu with the payment of a liquidation preference of $1.50 per share to the holders of the Series A Preferred Stock, the amount of $3.00 per share. After payment of the liquidation preference to the holders of the Series A Preferred Stock and the Series B Preferred Stock, and payment of any other distributions that may be required with respect to any other series of Preferred Stock, our remaining assets, if any, will be distributed ratably to the holders of the common stock, the holders of the Series A Preferred Stock, and the holders of the Series B Preferred Stock on an as-if converted basis.

Appointment of Directors

Our Bylaws provide that only persons selected and recommended by the Board of Directors or the nominating committee or who are nominated by stockholders shall be eligible for election or qualified to serve as directors, unless otherwise required by applicable federal or state law. Nominations of individuals for election to the Board of Directors at any annual meeting or special meeting of the stockholders at which directors are to be elected may be made by any stockholder of the corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in our Bylaws. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and shall qualify.

Amendments of our Bylaws

We are prohibited from adopting any amendments to our bylaws without the affirmative vote of at least 66-2/3% of the outstanding shares of Series C Convertible Preferred Stock.

Stock Options

No stock options  or other equity incentive awards have yet been made to any of our executives, officers or employees. The Company intends to adopt an equity incentive plan after to this offering.

Registration Rights

Our shareholders do not have any registration rights.

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Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident domestic corporation, now or in the future, our company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

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Applicability of the Nevada business combination statute would discourage parties interested in taking control of our company if they cannot obtain the approval of our Board. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control shares provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Exchange Listing

We intend to apply to list our common stock on Nasdaq Capital Market under the symbol “WYTC” We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market, however, we cannot guarantee that we will be successful in listing our common the Nasdaq Capital Market. We will not consummate this offering unless our common stock will be listed on the Nasdaq Capital Market.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Transhare Corporation. The transfer agent and registrar’s address is 2849 Executive Drive, Suite 200, Clearwater, Florida 33762.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our shares. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares outstanding as of the date of this prospectus, upon the completion of this offering, [         ] shares of our common stock will be outstanding, assuming no exercise of the underwriters’ over-allotment option to purchase additional shares. Of the outstanding shares, all of the shares sold in this offering will be freely tradable, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

Rule 144

In general, a person who has beneficially owned restricted stock for at least six months would be entitled to sell his securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the Securities Exchange Act of 1934, as amended, periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares then outstanding, which will equal approximately 250,000 shares immediately after this offering assuming no exercise of the underwriters’ option to purchase additional shares, based on the number of shares outstanding as of the date of this prospectus; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares. However, substantially all Rule 701 shares are subject to lock-up agreements as described below and under “Underwriting” included elsewhere in this prospectus and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Lock-up Agreements

In connection with this offering, certain of our current stockholders as of the date of this prospectus and all of our executive officers and directors have signed lock-up agreements which prevent them from selling any of our common stock or any securities convertible into or exercisable or exchangeable for common stock for a period of 360 days from the date of the prospectus for this offering without the prior written consent of the Representative. The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to the lock-up agreements prior to the expiration of the 360-day period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the stockholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

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UNDERWRITING

EF Hutton, division of Benchmark Investments, LLC, is acting as the Representative of the underwriters of the offering. We have entered into an underwriting agreement dated [                ], 2021 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock at the initial public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
EF Hutton, division of Benchmark Investments, LLC

Total

The underwriters are committed to purchase all the shares of common stock offered by the Company, other than those covered by the over-allotment option to purchase additional shares of common stock described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of common stock subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the Representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of [          ] additional shares of common stock (equal to 15% of the total number of shares of common stock sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of common stock in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The representative has advised us that the underwriters propose to offer the shares of common stock to the public at the initial public offering price per share set forth on the cover page of this prospectus. The underwriters may offer shares to securities dealers at that price less a concession of not more than $[          ] per share of which up to $[          ] per share may be reallowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the representative.

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The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions (%)	$	$	$
Non-accountable expense allowance (%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have paid an expense deposit of $25,000 to (or on behalf of) the representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not incurred.

In addition, we have also agreed to pay the following expenses of the underwriters relating to the offering: (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (b) all filing fees and communication expenses associated with the review of this offering by FINRA; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriter, including the reasonable fees and expenses of the underwriter’s blue sky counsel; (d) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (e) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones not to exceed $5,000; (f) the fees and expenses of the representatives’ legal counsel incurred in connection with this offering in an amount up to $125,000; and (g) up to $20,000 of the representative’s actual accountable road show expenses for the offering.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $[          ].

Representative Warrants

Upon the closing of this offering, we have agreed to issue to the representative warrants, or the Representative’s Warrants, to purchase a number of shares of common stock equal to 5% of the total number of shares sold in this public offering. The Representative’s Warrants will be exercisable at a per share exercise price equal to 100.0% of the public offering price per share of common stock sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing six months from the effective date of the registration statement related to this offering. The Representative’s Warrants also provide for one demand registration right of the shares underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the shares of common stock underlying the Representative’s Warrants and customary antidilution provisions. The demand registration right provided will not be greater than five years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G). The piggyback registration right provided will not be greater than seven years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G).

The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the shares of common stock underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

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Pricing of the Offering

Prior to this offering, there has been no established public market for our common stock. The initial public offering price was determined by negotiations among us and the Representative. In addition to prevailing market conditions, among the factors considered in determining the initial public offering price of our common stock were:

•	the information included in this prospectus and otherwise available to the Representative;
•	our historical performance;
•	estimates of our business potential and our earnings prospects;
•	an assessment of our management;
•	and the consideration of the above factors in relation to market valuation of companies in related businesses.

An active trading market for the shares of our common stock may not develop. It is also possible that the shares will not trade in the public market at or above the initial public offering price following the closing of this offering.

We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “WYTC”In order to meet one of the requirements for listing the common stock, the underwriters will undertake to sell to a minimum of 300 round lot stockholders.

Right of First Refusal

Until [               ], 2023 (twelve (12) months from the date of the underwriting agreement) the representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the representative sole discretion, for each and every future public and private equity and debt offerings for the Company, or any successor to or any subsidiary of the Company, including all equity linked financings, on terms customary to the representative. The representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Lock-Up Agreements

In connection with this offering, we have agreed that for a period of 360 days after the closing of the offering we will not:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or
•	file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or
•	complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or institutional lender, or
•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

In addition, our directors and officers and any other holder(s) of more than 5% of the outstanding shares of our common stock as of the effective date of the registration statement (and all holders of securities exercisable for or convertible into shares of common stock) will enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities shall agree, for a period of 180 days after the closing of offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, subject to customary exceptions. Notwithstanding the limitation of the lockup to 5% shareholders, the Representative may require lockups of other holders if it determines, in its reasonable discretion, that it is necessary to ensure an orderly market.

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Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

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Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
•	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

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France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

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Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

54

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

55

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Certain legal matters in connection with this offering have been passed upon for the underwriters by Disclosure Law Group, a professional corporation, San Diego, California.

EXPERTS

The financial statements of the Company for the year ended 2020 appearing elsewhere in this prospectus have been included herein in reliance upon the report of Prager Metis CPA’s LLP an independent registered public accounting firm, appearing elsewhere herein, experts in accounting and auditing.  The consolidated financial statements of the Company for the year ended December 31, 2019, appearing elsewhere in this prospectus have been included herein in reliance upon the report of MaloneBailey, LLP an independent registered public accounting firm, appearing elsewhere herein, experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may retrieve any of our filings with the SEC by visiting the website maintained by the SEC at www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at (888) 284-4531.

56

WYTEC INTERNATIONAL, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders’, Board of Directors and Management

Wytec International, Inc

Opinion on the financial statements

We audited the accompanying consolidated balance sheet of Wytec International, Inc (“the Company”) as of December 31, 2020 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for and the year ended December 31, 2020 and the related notes (collectively referred to as “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020, and the results of its operations and cash flows for and the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements were prepared assuming the Company will continue as a going concern. As discussed in Note B to the financial statements, as of December 31, 2020, the Company had recurring losses from operations and a stockholder’s deficit. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

/s/ Prager Metis CPA’s LLP

El Segundo, California

June 25, 2021 (December 22, 2021, as to the effects of the errors discussed in Note O to the consolidated financial statements)

F-2

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Wytec International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Wytec International, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2019 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2019.

Houston, Texas

June 29, 2020

F-3

WYTEC INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
	(As revised)
Assets

Current assets:
Cash	$595,732	$619,104
Accounts receivable	59,352	93,800
Inventory	2,371	–
Prepaid expenses and other current assets	1,581	13,286
Total current assets	659,036	726,190

Property and equipment, net	174,964	80,273

Operating lease, right-of-use assets	117,169	386,742

Total assets	$951,169	$1,193,205

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable and accrued expenses	$123,768	$68,614
Accounts payable, related party	107,084	76,280
Other payable	895,000	895,000
Operating lease, right-of-use obligation, current portion	71,256	150,909
Contract liability	25,905	–
Notes payable, current portion	33,502	–
Short-term debt, net of unamortized discount	586,952	–
Total current liabilities	1,843,467	1,190,803

Long-term liabilities:

Operating lease, right-of-use obligation, long term portion	27,274	237,042
Notes payable, net of current portion	82,383	–
	109,657	237,042

Total liabilities	1,953,124	1,427,845

Commitments and contingencies (See Note M)

Preferred stock, $0.001 par value 20,000,000 shares authorized:
Series A convertible preferred stock, par $.001, 4,100,000 shares designated, 2,420,000 and 2,560,000 shares issued and 2,320,000 shares and 2,460,000 shares outstanding	2,420	2,560
Series B convertible preferred stock, par $.001, 6,650,000 shares designated, 3,412,885 shares and 3,735,784 shares issued, 3,368,350 shares and 3,691,249 shares outstanding	3,412	3,735
Series C preferred stock, par $.001, 1,000 shares designated, 1,000 and 1,000 outstanding	1	1
Common stock, $0.001 par value, 495,000,000 shares authorized, 30,224,653 shares and 29,564,014 shares issued, 6,090,205 and 5,429,566 shares outstanding	30,225	29,564
Additional paid-in capital	26,352,142	25,207,137
Accumulated (deficit)	(22,071,742)	(20,118,169)
Repurchased shares	(80,000)	–
Deposit for future common stock subscriptions	121,055	–
Treasury stock:
Common stock, at cost, 24,134,448 shares and 24,134,448 shares	(5,100,218)	(5,100,218)
Series A convertible preferred stock, at cost, 100,000 shares and 100,000 shares	(179,368)	(179,368)
Series B convertible preferred stock, at cost, 44,535 shares and 44,535 shares	(79,882)	(79,882)
Total stockholders' (deficit)	(1,001,955)	(234,640)

Total liabilities and stockholders' (deficit)	$951,169	$1,193,205

See accompanying notes to financial statements.

F-4

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2020	2019
	(As revised)

Revenue	$1,077,030	$405,468
Cost of sales	791,854	219,092

Gross profit	285,176	186,376

Expenses:
Selling, general and administrative	2,299,895	2,754,447
Research and development	21,161	4,500
Depreciation and amortization	70,440	136,182
Operating expenses, net	2,391,496	2,895,129

Net operating loss	(2,106,320)	(2,708,753)

Other income (expense):
Interest income	42	404
Interest expense	(94,375)	(38)
Other income	178,158	–
Impairment of assets	–	(144,994)
Total other income (expense)	83,825	(144,628)

Net loss	$(2,022,495)	$(2,853,381)

Weighted average number of common shares outstanding - basic and fully diluted	5,649,517	5,129,767

Net loss per share - basic and fully diluted	$(0.36)	$(0.56)

See accompanying notes to financial statements.

F-5

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT) AS REVISED

	Class A		Class B		Class C				Common
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	2,560,000	$2,560	3,735,784	$3,735	1,000	$1	29,106,868	$29,107	24,134,448	$(5,100,218)

Stock based payments for services	–	–	–	–	–	–	28,526	29	–	–

Issuance of common stock	–	–	–	–	–	–	193,800	194	–	–

Issuance of common stock in exchange for deferred revenue obligations	–	–	–	–	–	–	120,000	120	–	–

Conversion of warrants to common stock	–	–	–	–	–	–	114,820	114	–	–

Net loss for the year ended December 31, 2019	–	–	–	–	–	–	–	–	–	–

Balance, December 31, 2019	2,560,000	$2,560	3,735,784	$3,735	1,000	$1	29,564,014	$29,564	24,134,448	$(5,100,218)

Revision of beginning accumulated deficit due to prior period misstatements (See Note O)	–	–	–	–	–	–	–	–	–	–

Issuance of common stock for services	–	–	–	–	–	–	27,324	27	–	–

Issuance of common stock for cash	–	–	–	–	–	–	104,916	105	–	–

Conversion of Series A preferred stock to common stock	(140,000)	(140)	–	–	–	–	140,000	140	–	–

Conversion of Series B preferred stock to common stock	–	–	(322,899)	(323)	–	–	322,899	323	–	–

Repurchase Agreement	–	–	–	–	–	–	–	–	–	–

Issuance of warrants for services	–	–	–	–	–	–	–	–	–	–

Issuance of detachable warrants with Debt	–	–	–	–	–	–	–	–	–	–

Conversion of warrants to common stock	–	–	–	–	–	–	65,500	66	–	–

Deposit received for future common stock subscriptions	–	–	–	–	–	–	–	–	–	–

Net loss for the year ended December 31, 2020	–	–	–	–	–	–	–	–	–	–

Balance, December 31, 2020	2,420,000	$2,420	3,412,885	$3,412	1,000	$1	30,224,653	$30,225	24,134,448	$(5,100,218)

F-6

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT) AS REVISED (CONTINUED)

	Class A Preferred Treasury Stock		Class B Preferred Treasury Stock		Additional Paid-in	Repurchased	Deposit for Future Stock	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Shares	Subscription	(Deficit)	(Deficit)
Balance, December 31, 2018	100,000	$(179,368)	44,535	$(79,882)	$23,131,864	$–	–	$(17,264,788)	$543,011

Stock based payments for services	–	–	–	–	142,601	–	–	–	142,630

Issuance of common stock	–	–	–	–	968,806	–	–	–	969,000

Issuance of common stock in exchange for deferred revenue obligations	–	–	–	–	389,880	–	–	–	390,000

Conversion of warrants to common stock	–	–	–	–	573,986	–	–	–	574,100

Net loss for the year ended December 31, 2019	–	–	–	–	–	–	–	(2,853,381)	(2,853,381)

Balance, December 31, 2019	100,000	$(179,368)	44,535	$(79,882)	$25,207,137	–	–	$(20,118,169)	$(234,640)

Revision of beginning accumulated deficit due to prior period misstatements (See Note O)	–	–	–	–	–	–	–	68,922	68,922

Issuance of common stock for services	–	–	–	–	136,593	–	–	–	136,620

Issuance of common stock for cash	–	–	–	–	511,770	–	–	–	511,875

Conversion of Series A preferred stock to common stock	–	–	–	–	–	–	–	–	–

Conversion of Series B preferred stock to common stock	–	–	–	–	–	–	–	–	–

Repurchase agreement	–	–	–	–	–	(80,000)	–	–	(80,000)

Issuance of warrants for services	–	–	–	–	89,155	–	–	–	89,155

Issuance of detachable warrants with Debt	–	–	–	–	80,053	–	–	–	80,053

Conversion of warrants to common stock	–	–	–	–	327,434	–	–	–	327,500

Deposit received for future common stock subscriptions	–	–	–	–	–	–	121,055	–	121,055

Net loss for the year ended December 31, 2020	–	–	–	–	–	–	–	(2,022,495)	(2,022,495)

Balance, December 31, 2020	100,000	$(179,368)	44,535	$(79,882)	$26,352,142	$(80,000)	$121,055	$(22,071,742)	$(1,001,955)

See accompanying notes to financial statements.

F-7

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2020	2019
	(As revised)

Cash flows from operating activities
Net loss	$(2,022,495)	$(2,853,381)
Adjustments to reconcile net loss to net cash used in operating activities:
Revision adjustments (see Note O)	66,217	–
Depreciation	70,440	136,182
Amortization of debt discount	42,005	–
Impairment of assets	–	144,994
Stock based compensation	225,775	142,630
Non-cash lease expense	123,111	142,256
Debt forgiveness	(178,158)	–
Decrease (increase) in assets:
Accounts receivable	34,448	(70,339)
Inventory	(2,371)	–
Prepaid expenses and other assets	338	(2,861)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	55,154	(159,844)
Accounts payable, related party	30,804	76,280
Other payable	–	(35,000)
Operating lease liability	(131,592)	(141,047)
Contract liability	25,905	–
Net cash used in operating activities	(1,660,419)	(2,620,130)

Cash flows from investing activities
Purchase of equipment	(13,039)	(25,001)
Net cash used in investing activities	(13,039)	(25,001)

Cash flows from financing activities
Repurchase agreement	(80,000)	–
Payments on notes payable	(33,502)	–
Deposit received for future common stock subscriptions	121,055	–
Proceeds from issuance of debt	803,158	–
Proceeds from exercise of warrants	327,500	574,100
Proceeds from issuance of common stock	511,875	969,000
Net cash provided by financing activities	1,650,086	1,543,100

Net decrease in cash	(23,372)	(1,102,031)
Cash - beginning	619,104	1,721,135
Cash - ending	$595,732	$619,104

Supplemental disclosures:
Interest paid	$29,411	$38
Income taxes paid	$–	$–

Non-cash investing and financing activities:
Conversion of series A preferred stock to common stock	$140	$–
Conversion of series B preferred stock to common stock	$323	$–
Cancellation and renegotiation of leases	$157,829	$–
Issuance of detachable warrants with Debt	$80,053	$–
Issuance of Stock Repurchase Note Payable	$200,000	$–
Issuance of common stock in exchange for deferred revenue obligations	$–	$390,000
Recognition of right-of use asset and lease liability upon adoption of ASU 2016-02	$–	$510,675
Recognition of right-of use asset and lease liability during the period	$–	$18,323

See accompanying notes to financial statements.

F-8

WYTEC INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Principles of Consolidation: Wytec International, Inc., a Nevada corporation incorporated on November 7, 2011 (“Wytec”), designs, manufactures, and installs carrier-class Wi-Fi Solutions in the 70 and 80 gigahertz licensed frequency program to local government, Mobile Service Operations, National Telecommunications Operators, and corporate enterprises. The accompanying Consolidated Financial Statements include the accounts of Wytec and its subsidiaries, Wylink, Inc., Wytec, LLC, and Capaciti Networks, Inc. All significant intercompany transactions have been eliminated in consolidation.

Wylink Inc., a Texas corporation and wholly owned subsidiary, was until January 2016 engaged in the sale of Federal Communications Commission (“FCC”) registered links participating in the 70 and 80 gigahertz licensed frequency program (the “Program”). The Program allows qualified individuals to own a segment of the “backhaul” infrastructure of Wytec’s city-wide business deployment. Wylink Inc. has assigned all of its link related contract to Wytec and Wytec plans to wind up and dissolve Wylink Inc. in the near future. Wylink, Inc. was wound up and dissolved on or about September 22, 2020 and its assets and liabilities were assumed by Wytec.

Wytec, LLC, a Delaware limited liability company, formed September 7, 2012 and previously managed by General Patent Corporation (“GPC”), owns five expired patents focused on high-capacity millimeter wave technology. On September 20, 2016, General Patent Corporation, the then Managing Partner of Wytec, LLC, assigned its partial ownership in the patents to Wytec, thereby terminating its role as Managing Partner. Wytec, LLC was wound up and dissolved in April 2020 and its assets and liabilities were assumed by Wytec.

Capaciti Networks, Inc. (“Capaciti”), a Texas corporation, was engaged in the sale of wired and wireless services, including products, wireless data cards, back-office platform and rate plans to their commercial and enterprise clients. Capaciti is in the process of winding up and dissolving. Its assets and liabilities will be assumed by Wytec. Capaciti was wound up and dissolved on or about August 20, 2020 and its assets and liabilities were assumed by Wytec.

Collectively, Wytec and its subsidiaries, are referred to as “we,” “our,” “us,” or the “Company.”

Basis of Accounting: The accompanying financial statements have been prepared by the Company’s management in accordance with U. S. generally accepted accounting principles (“GAAP”) and applied on a consistent basis.

Revenue and Cost Recognition. Revenue is recognized by applying the following five steps: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations; and 5) recognize revenue when (or as) we satisfy a performance obligation.

The Company earns revenues from contracts with customers for (i) sales and installation of cellular enhancement equipment and (ii) support agreements. Revenue from the sale and installation of cellular enhancement equipment is recognized either when the installation is completed or as the Company installs the cellular enhancement equipment, depending on the complexity of the system, such as the degree of customization of the equipment being installed, and the agreement with the customer. The less complex systems installed by the Company where management believes the installed equipment has an alternative use, due to the standard nature of the equipment sourced from our vendors that can be used in other projects, revenue from such contacts is recognized for completed installations upon customer acceptance. This assessment, at contract inception, is a management judgment based on the combination of equipment ordered, the services performed and whether or not material effort, within the context of the contract, would be required to rework the equipment for another project, and the term and terms of the contract with the customer. For example, such contracts are usually completed within 30-45 days. In larger more complex projects where the Company is creating an asset for the customer with no alternative use and has an enforceable right to payment for performance prior to contract completion, we recognize revenue utilizing the percentage of completion method. This method measures completion based on management’s estimate of total costs to complete each contract because management considers total costs to be the best available measure of progress on the contract.

F-9

Support agreements entered into with customers are generally for a period of one year, during which the Company stands ready to provide service and support for installed systems at the customer site. Support agreement amounts are billed in advance to the customer, as agreed in the contract, and recorded as a contract liability. During the period, the Company provides unspecified firmware upgrades to installed client equipment as they are available. Management estimates that straight line recognition of revenue over the period of the support agreement contract is a faithful representation of the pattern of delivery on the Company’s obligation under these agreements.

Sales tax is recorded on a net basis and excluded from revenue.

Cash and Cash Equivalents: The Company considers all bank deposits and short-term securities with an original purchase maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is evaluated on a regular basis through periodic reviews of the collectability of the receivables in light of historical experience, adverse situations that may affect our customers' ability to repay, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Accounts receivable are determined to be past due based on how recently payments have been received and those considered uncollectible are charged against the allowance account in the period they are deemed uncollectible. No allowance for trade accounts receivable was determined to be necessary at December 31, 2020 and December 31, 2019.

Construction in Process: The cost of equipment and materials purchased, and contract labor incurred, for the construction of network, plant property and equipment, and the installation of registered links on behalf of customers are held in construction in process until construction is completed. No depreciation or amortization is applied to construction in process. Once construction is complete and network element is placed in service, the costs are either capitalized or expensed as cost of goods sold as appropriate.

Property and Equipment: Property and equipment are stated at cost. Depreciation is computed using the estimated useful lives of the related assets, generally ranging from five to ten years. Expenditures for repairs and maintenance are charged to costs and expensed as incurred, while expenditures for renewal and betterments are capitalized. Leasehold improvements are amortized over the remaining term of the lease. Upon retirement or replacement, the cost of capitalized assets and the related accumulated depreciation and amortization is eliminated with the resulting gain or loss recognized.

Operating Leases Right-of-use Assets and Operating Lease Obligations: In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)." This update requires that a lessee recognize in the statement of financial position a liability to make lease obligations and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with an initial term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease obligations. Similar to current guidance, the update continues to differentiate between finance leases and operating leases, however, this distinction now primarily relates to differences in the manner of expense recognition over time and in the classification of lease payments in the statement of cash flows. The updated guidance leaves the accounting for leases by lessors largely unchanged from existing GAAP. The guidance became effective for us on January 1, 2019.

We adopted obligations on these provisions on January 1, 2019 using the optional transition method that permits us to apply the new disclosure requirements in 2019 and continue to present comparative period information as required under FASB ASC Topic 840, "Leases." We did not have a cumulative-effect adjustment to the opening balance of accumulated deficit at the date of adoption. We elected the package of practical expedients permitted under the transition guidance within the new standard, which, among other things, allowed us to exclude leases with an initial term of 12 months or less from the right-of-use assets and obligations. Adoption of the standards had no impact on results of operations or liquidity.

If we determine that an arrangement is or contains a lease, we recognize a right-of-use (ROU) asset and lease obligation at the commencement date of the lease. ROU assets represent our right to use an underlying asset for the lease term and lease obligations represent our lease payments arising from the lease. Operating lease ROU assets and obligations are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

F-10

Impairment of Assets: The Company reviews the carrying value of construction in process and property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors. Useful lives are periodically evaluated to determine whether events or circumstances have occurred which indicate the need to revise the useful lives.

During the course of a strategic review of its assets, the Company assessed the recoverability of the carrying value of certain fixed assets and construction in process, this resulted in impairment losses of $0 and $144,994 as of December 31, 2020 and 2019, respectively. These losses reflect the amounts by which the carrying values of these assets exceed their estimated fair values determined by their estimated future discounted cash flows.

Deferred Revenue: Deferred revenue consists of amounts billed and collected before services have been completed. Such amounts are deferred until the revenue recognition requirements have been met. During 2019, $390,000 of deferred revenue obligations were relieved in exchange for the issuance of common stock and $35,000 refunded to one link holder. During 2018, $400,000 of deferred revenue obligations were relieved in exchange for the issuance of common stock and $35,000 was refunded to the customer. During 2019 deferred revenue was reclassified to other payable due to the Company exiting the business of installing registered links. The Company intends to relieve the liability through a combination of exchanges for common and preferred stock and cash.

Income Taxes: The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets and liabilities are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.

Fair Value of Financial Instruments: The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses. The recorded values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values based on their short-term nature.

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, “Fair Value Measurements and Disclosures”. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3: inputs to the valuation methodology are unobservable and significant to the fair value

Concentrations of Credit Risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company maintains cash deposits with financial institutions and limits the amount of credit exposure to any one financial institution. Deposits with financial institutions may on occasion exceed the federally insured limits. The Company periodically assesses the financial institutions and believes the risk of any loss is minimal.

F-11

Government Regulations: The Company is subject to federal, state and local provisions regulating the discharge of materials into the environment. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal, state and local requirements.

Income (loss) per share: basic is calculated by dividing net income (loss) by the weighted average number of shares of stock outstanding during the year, including shares issuable without additional consideration. Diluted – assuming dilution is calculated by dividing net income by the weighted average number of shares outstanding during the year adjusted for the effect of dilutive potential shares from options and warrants calculated using the treasury stock method and the if-converted method for preferred stock. Potentially dilutive shares of common stock will be excluded from diluted net loss per common share because the impact of such inclusion would be anti-dilutive.

Subsequent Events: Subsequent events have been evaluated by management through the inclusion of this financial statement in the filing of Form 10-K with the Securities and Exchange Commission (“SEC”). Material subsequent events, if any, are disclosed in a separate footnote to these financial statements.

Use of Estimates: The preparation of the consolidated financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include depreciation. Actual results could differ from those estimates.

Recent Accounting Pronouncements:  Effective January 1, 2019, the Company adopted ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The adoption of ASU 2018-07 did not have a material impact on the Company’s consolidated financial statements.

NOTE B – GOING CONCERN

The consolidated financial statements are prepared using U.S. generally accepted accounting principles applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred continuous losses from operations, has an accumulated deficit of $22,071,742 at December 31, 2020, and reported cash used by operations of $1,660,419 for the year ended December 31, 2020, all of which raise substantial doubt about the Company’s ability to continue as a going concern. In addition, the Company expects to have ongoing requirements for capital investment to implement its business plan. Finally, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which it operates.

Since inception, operations have primarily been funded through private equity financing. Management expects to continue to seek additional funding through private or public equity sources and will seek debt financing. The Company’s ability to continue as a going concern is ultimately dependent on its ability to generate sufficient cash from operations to meet cash needs and/or to raise funds to finance ongoing operations and repay debt. There can be no assurance that the Company will be successful in these efforts. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities that might be necessary should it be unable to continue as a going concern.

NOTE C – REVENUE AND ACCOUNTS RECEIVABLE

The Company recognizes revenue in accordance with its accounting policy. The Company invoices customers and recognizes accounts receivable in an amount equivalent to which it has an unconditional right and expects to receive aligned with the agreement with the customer. The Company has contracted payment terms with its customer of net 15 days. The Company recognized revenue from performance obligations satisfied as of a point in time and over time as disaggregated in the table below.

F-12

Timing of Revenue Recognition

	For the Year Ended
	December 31,	December 31,
	2020	2019

Point in Time	$1, 044,730	$405,468
Over Time	32,300	–
	$1,077,030	$405,468

The Company earns revenues from Cel-fi systems and network services. Revenues from the sale and installation of Cel-fi systems, including fixed wireless, SmartDAS, and 4G LTE, totaled $482,273 in 2020 and $358,149 in 2019. The contracts for the sale of Cel-Fi systems generally include three identified performance obligations: (i) sales of equipment, (ii) sales of installation services, and (iii) sales of testing, commissioning and integration services. The performance obligation for the sale of equipment is deemed to be satisfied on the date the customer takes physical possession of the equipment and has control of the equipment. For installation, testing, commissioning and integration services, the Company measures progress toward complete satisfaction of the performance obligations ratably as the services are performed.

Revenues from network and other services totaled $594,756 in 2020 and $47,319 in 2019. Network service revenues are recognized each month as services are rendered.

Due to the Company billing service agreements in advance and recognizing revenue for service agreements over time as more fully described in its accounting policy the Company carries a contract liability balance proportional to the time remaining on each customer agreement. The Company issues invoices to customers for completed work as performance obligations satisfied as of a point in time are fulfilled and does not carry a contract asset balance for these performance obligations.

Contract Assets and Liabilities

	December 31,	December 31,
	2020	2019

Contract Liability	$(25,905)	$0
	$(25,905)	$0

The Company’s contracts for support services are typically for terms of one year or less. The aggregate amount of contract performance obligation as of December 31, 2020 and December 31, 2019 that the Company expects to recognize over the next year is $25,905 and $0, respectively.

The Company is under no obligation and is not in the practice of providing customers with returns, rebates, discounts, or refunds and has not in an amount material to the financial statements. The Company, accordingly, does not recognize these obligations at the time of revenue recognition. The Company may receive consideration from customers who enter into support agreements in the future for incremental services provided to such customers. Those services are delivered as of a point in time when the customer requests the service. Future consideration as described is excluded from the transaction price calculated for support agreement performance obligations.

The Company has applied the practical expedient that permits the Company to recognize revenue without regard to significant financing components based on the Company’s expectations about the transfer of services and the receipt of payment from customers. The effect of this practical expedient is not material to the Company’s financial statements.

NOTE D – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,	December 31,
	2020	2019
Telecommunication equipment and computers	$1,267,497	$1,092,901
Less: accumulated depreciation	(1,092,533)	(1,012,628)
	$174,964	$80,273

Depreciation expense for the year ended December 31, 2020 and 2019 was $70,440 and $136,182, respectively.

F-13

NOTE E – DEBT

	2020	2019

Notes payable to a financial institution, interest rates of 4.7% per annum, with the equipment purchased pledged as collateral and varying due dates through November 2024	$115,885	$–

$625,000 of 7% unsecured notes payable due August 2021, net of unamortized discount of $38,048	586,952	–
	$702,837	$–

In February 2020, we issued a note in the amount of $625,000 bearing simple interest at a rate of 7% per annum to one investor due August 2021. The note contains a feature that allows the Company to extend the maturity date up to six months, twice, in the Company’s sole discretion. This note was issued along with 62,500 common stock purchase warrants that were determined to have a fair market value of $80,053 on the issuance date, which was recorded as a debt discount and amortized over the term of the notes, with $38,048 amortized in the year ended December 31, 2020 and reported in the statement of operations as interest expense.

In April 2020, we received a loan pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) in the amount of $178,158. The loan bears interest at a fixed rate of 1% per annum after a six-month deferral period. The loan contains a feature pursuant to which the Small Business Administration (“SBA”) will forgive the balance of the loan under statutory authority and conditions set forth in the CARES Act. This loan was forgiven in its entirety on December 18, 2020 by the Small Business Administration which has been recorded as other income in the consolidated statement of operations.

Future minimum payments consist of the following:

2021	$658,502
2022	33,502
2023	29,534
2024	19,347
740,885
Less discount on debt	(38,048)
$702,837

NOTE F – REPURCHASE AGREEMENT

In April 2020, we entered into a Repurchase and General Release Agreement with one shareholder pursuant to which we promised to pay the amount of $200,000 due on December 31, 2020. The agreement stated that the Company was to make $10,000 monthly installments with the balance payable on the maturity date. The agreement contains a feature that allows the Company to extend the maturity date of the amount payable to March 31, 2021 in the Company’s sole discretion, and if the Company exercises this option, the $10,000 monthly installments will continue until the extended maturity date on which date the remaining balance will be due. During the quarter, the Company extended the maturity date under the terms of the agreement to March 2021. The Company made payments in the amount of $80,000 during the period, however, the shareholder has not returned the shares so they may be canceled. As the shares had not been returned, the Company is not obligated per the agreement to pay any monies and the $80,000 was paid in good faith that the shares would be returned. The Company is pursuing action against the shareholder to get the shares returned or get the monies paid returned. Until such time, the $80,000 payments have been recorded as a reduction of additional paid in capital.

NOTE G – LEASES

The Company leases facilities and office equipment under various operating leases, which generally are expected to be renewed or replaced by other leases. For the year ended December 31, 2020 and 2019, operating lease expense totaled $85,025 and $191,472, respectively.

The weighted average remaining lease term is 1.66 years and weighted average discount rate is 5.5% as of December 31, 2020.

F-14

Future minimum lease payments as of December 31, 2020 are as follows:

2021	$103,314
Total minimum lease payments	103,314
Less: imputed interest	(4,784)

Present value of minimum lease payments	$98,530
Less: current portion of lease obligation	71,256
Long-term lease obligation	$27,274

NOTE H – WARRANTS

The Company has common stock purchase warrants outstanding at December 31, 2020 to purchase 2,388,675 shares of common stock exercisable until various dates through December 31, 2022. The warrants are exercisable at the following amounts and rates: 2,000,000 of which are exercisable at an exercise price of $1.00 per share and 155,000 of which are exercisable at an exercise price of $5.00 per share, and 233,675 of which are exercisable at an exercise price of the greater of $5.00 per share or (ii) 85% of the average closing price of our common stock, as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately prior to the date of exercise.

To calculate the fair value of stock warrants at the date of grant, we use the Black-Scholes option pricing model. The volatility used is based on historical volatilities of selected peer group companies. Management estimates the average volatility considering current and future expected market conditions. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Each issuance is individually valued according to this procedure as of the date of issue with maturity dates between December 31, 2021 and December 31, 2022, volatility estimates between 35% to 44% and risk-free rates 0.38% to 1.44% in the period.

On February 25, 2020, we issued a note in the amount of $625,000 bearing simple interest at a rate of 7% per annum to one shareholder. This note was issued along with 62,500 common stock purchase warrants that were determined to have a fair market value of $80,053 on the issuance date, which was recorded as a debt discount and amortized over the term of the notes, with $13,217 amortized in the current quarter ended December 31, 2020, and $42,005 in the year ended December 31, 2020.

On March 3, 2020, we issued 92,500 warrants for services rendered with a fair market value on the issuance date of $89,155 recorded as an expense in the period.

During the first quarter, we issued a total of 20,000 common stock purchase warrants to two investors as part of our offering of units, each unit consisting of one share of our common stock and one common stock purchase warrant. Fair market value based on the Black-Scholes Model on the date of issuance was $21,098 and was recorded in additional-paid-in-capital along with the common stock issued.

During the first quarter, we issued a total of 10,000 common stock purchase warrants to one investor who purchased units at the end of 2019, but did not receive the common stock purchase warrants until February 2020. Fair market value based on the Black-Scholes Model on the date of issuance was $10,116 and was recorded in additional-paid-in-capital along with the common stock issued.

There were no warrants issued in the second quarter of 2020.

During the third quarter, we issued a total of 41,375 common stock purchase warrants to six investors as part of our offering of units, each unit consisting of one share of our common stock and one common stock purchase warrant. Fair market value based on the Black-Scholes Model $38,630 on the date of issuance and was recorded in additional-paid-in-capital along with the common stock issued. A total of 500 of these common stock purchase warrants were exercised during the third quarter.

F-15

During the fourth quarter, we issued a total of 47,000 common stock purchase warrants to seven investors as part of our offering of units, each unit consisting of one share of our common stock and one common stock purchase warrant. Fair market value based on the Black-Scholes Model on the date of issuance was $39,055 and was recorded in additional-paid-in-capital along with the common stock issued.

During 2019, 193,800 warrants were issued in connection with the issuance of common stock for cash with an exercise price of $5 and expiration date of December 31, 2020 and 140,000 warrants were issued in connection with link exchanges, with an exercise price of $5, 40,000 of which expired on June 30, 2019 and the remaining 100,000 warrants expired on December 31, 2019. During 2019, 114,820 warrants were exercised for cash proceeds of $574,100.

The following is a summary of activity and outstanding common stock warrants:

# of Warrants
Balance, December 31, 2018	5,219,103

Warrants granted	333,800
Warrants exercised	(114,820)
Warrants expired	(3,054,827)

Balance, December 31, 2019	2,383,256

Warrants granted	273,375
Warrants exercised	(65,500)
Warrants expired	(202,456)

Balance, December 31, 2020	2,388,675

Exercisable, December 31, 2020	2,388,675

NOTE I – STOCKHOLDERS’ EQUITY

Holders of common stock are entitled to one vote per share. The common stock does not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of liquidation, dissolution or winding-up of affairs, are entitled to share equally and ratably in all the remaining assets and funds.

Series A preferred stock is nonvoting capital stock but may be converted into voting common stock. Each share of series A preferred stock is convertible at the option of the holder at any time after the issuance into one share of common stock, subject to adjustment from time to time in the event (i) the Company subdivides or combines its outstanding common stock into a greater or smaller number of shares, including stock splits and stock dividends; or (ii) of a reorganization or reclassification of common stock, the consolidation or merger with or into another company, the sale, conveyance or other transfer of substantially all of the Company assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of the outstanding common stock upon the occurrence of any such event; or (iii) of the issuance to the holders of Company common stock of securities convertible into, or exchangeable for, such shares of common stock.

F-16

Each outstanding share of series A preferred stock will automatically convert into one share of common stock (a) if the common stock commences public trading on the NASDAQ capital market or better, (b) if the series A preferred stockholder receives distributions from the net profits pool equal to the original purchase price paid for their registered links, or (c) five years after the date of issuance of the series A preferred stock. The Company does not have any other right to require a conversion of the series A preferred stock into common stock. The Company does not have the option to redeem outstanding shares of series A preferred stock. A holder of the series A preferred stock has no preemptive rights to subscribe for any additional shares of any class of stock or for any issue of bonds, notes or other securities convertible into any class of stock. In the event of a liquidation, dissolution or winding-up whether voluntary or otherwise, after payment of debts and other liabilities, the holders of the series A preferred stock will be entitled to receive from the remaining net assets, before any distribution to the holders of the common stock, the amount of $1.50 per share. After payment of the liquidation preference to the holders of series A preferred stock and payment of any other distributions that may be required with respect to any other series of preferred stock, the remaining assets, if any, will be distributed ratably to the holders of the common stock and the holders of the series A preferred stock on an as-if converted basis.

The series B preferred stock is voting capital stock. The holders of the series B preferred stock will vote on an as-converted basis with the common stock on all matters submitted to a vote of the shareholders. The holders of the series B preferred stock are not entitled to any dividends unless and until the series B preferred stock is converted into common stock. Each share of series B preferred stock is convertible at the option of the holder at any time after issuance into one share of common stock, subject to adjustment from time to time in the event (i) the Company subdivides or combines into outstanding common stock into a greater or smaller number of shares, including stock splits and stock dividends; or (ii) of a reorganization or reclassification of common stock, the consolidation or merger with or into another company, the sale, conveyance or other transfer of substantially all of the Company assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of the outstanding common stock upon the occurrence of any such event; or (iii) of the issuance by us to the holders of common stock of securities convertible into, or exchangeable for, such shares of common stock.

Each outstanding share of series B preferred stock will automatically convert into one share of common stock at a conversion rate equal to the lesser of $3.00 per share or 75% of the average closing price of the Company’s common stock as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately after the first day of public trading of common stock if common stock commences public trading on the NASDAQ capital market or better, but in any event no less than $2.50 per share or at $3.00 per share five years after the date of issuance of the series B preferred stock. In the event of a liquidation, dissolution or winding-up whether voluntary or otherwise, after payment of debts and other liabilities, the holders of the series B preferred stock will be entitled to receive from the remaining net assets, before any distribution to the holders of the common stock, and pari pasu with the payment of a liquidation preference of $1.50 per share to the holders of the series A preferred stock, the amount of $3.00 per share. After payment of the liquidation preference to the holders of the series A preferred stock and the series B preferred stock, and payment of any other distribution that may be required with respect to any other series of preferred stock, the remaining assets, if any, will be distributed ratably to the holders of the common stock, the holders of the series A preferred stock, and the holders of the series B preferred stock on an as-if converted basis.

The series C preferred stock is voting capital stock. For so long as any shares of the series C preferred stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right, on or after July 20, 2016, to vote in an amount equal to 51% of the total vote (representing a super majority voting power) with respect to all matters submitted to a vote of the shareholders of Wytec. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of series C preferred stock. For example, if there are 10,000 shares of our common stock issued and outstanding at the time of such shareholder vote, the holders of the series C preferred stock, voting separately as a class, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting.

Additionally, the Company is prohibited from adopting any amendments to the Company’s bylaws or articles of incorporation, as amended, making any changes to the certificate of designation establishing the series C preferred stock, or effecting any reclassification of the series C preferred stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of series C preferred stock. The Company may, however, by any means authorized by law and without any vote of the holders of shares of series C preferred stock, make technical, corrective, administrative or similar changes to such certificate of designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of series C preferred stock.

F-17

The holders of the series C preferred stock are not entitled to any dividends. Holders of the series C preferred stock have no conversion rights. The shares of the series C preferred stock shall be automatically redeemed by us at their par value on the first to occur of the following: (i) on the date that Mr. Gray ceases, for any reason, to serve as officer, director or consultant of Wytec, or (ii) on the date that our shares of common stock first trade on any national securities exchange provided that the listing rules of any such exchange prohibit preferential voting rights of a class of securities of Wytec, or listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the series C preferred stock set forth in the certificate of designation. A holder of the series C preferred stock has no preemptive rights to subscribe for any additional shares of any class of stock of Wytec or for any issue of bonds, notes or other securities convertible into any class of stock of Wytec. The holders of the Series C Preferred Stock are not entitled to any liquidation preference.

In January 2020, the Company issued 554 shares of common stock to one vendor for services rendered at fair value of $2,770.

In March 2020, the Company issued a total of 20,000 shares of common stock to two investors for cash at $5.00 per share as part of the Company’s offering of units, each unit consisting of one share of the Company’s common stock and one common stock purchase warrant.

In February 2020, the Company issued 10,000 shares of common stock at fair value of $50,000 to one employee pursuant to a severance agreement.

In April 2020, the Company entered into a Repurchase and General Release Agreement with one investor to repurchase 40,000 shares of common stock and 40,000 shares of series B preferred stock at $2.50 per share in exchange for a note payable in the amount of $200,000 bearing no interest and due on March 31, 2021 as extended under the terms of the note. No portion of the agreement with the investor was treated as an expense. This agreement has been cancelled. See “NOTE M – SUBSEQUENT EVENTS.”

In May 2020, the Company issued 40,000 shares of common stock in consideration for the conversion of 40,000 shares of Series A Preferred Stock by one shareholder.

In July 2020, the Company issued a total of 12,000 shares of common stock to two investors for cash at $5.00 per share as part of the Company’s offering of units, each unit consisting of one share of the Company’s common stock and one common stock purchase warrant.

In August 2020, the Company issued a total of 25,000 shares of common stock to four investors for cash at $5.00 per share as part of the Company’s offering of units, each unit consisting of one share of the Company’s common stock and one common stock purchase warrant.

In September 2020, the Company issued 4,375 shares of common stock to one investor in lieu of making an accrued interest payment in cash at $5.00 per share as part of the Company’s offering of units, each unit consisting of one share of the Company’s common stock and one common stock purchase warrant.

In September 2020, one investor exercised 500 common stock purchase warrants for which the Company issued 500 shares of common stock for cash at $5.00 per share.

In September 2020, the Company issued 83,333 shares of common stock in consideration for the conversion of 83,333 shares of Series B Preferred shares by one shareholder.

In October 2020, the Company issued 20,000 shares of common stock in consideration for the conversion of 20,000 shares of Series A Preferred shares by one shareholder.

In October 2020, the Company issued 172,964 shares of common stock in consideration for the conversion of 172,964 shares of Series B Preferred shares by three shareholders.

In October 2020, the Company issued a total of 21,000 shares of common stock to three investors for cash at $5.00 per share as part of the Company’s offering of units, each unit consisting of one share of the Company’s common stock and one common stock purchase warrant.

F-18

In October 2020, one investor exercised 5,000 common stock purchase warrants for which the Company issued 5,000 shares of common stock for cash at $5.00 per share.

In November 2020, the Company issued a total of 60,000 shares of common stock in consideration for the conversion of 60,000 shares of Series A Preferred Stock by two shareholders.

In November 2020, the Company issued a total of 55,000 shares of common stock in consideration for the conversion of 55,000 shares of Series B Preferred Stock by six shareholders.

In November 2020, one investor exercised 20,000 common stock purchase warrants for which the Company issued 20,000 shares of common stock for cash at $5.00 per share.

In December 2020, the Company issued a total of 20,000 shares of common stock to two investors for cash at $5.00 per share as part of the Company’s offering of units, each unit consisting of one share of the Company’s common stock and one common stock purchase warrant.

In December 2020, the Company issued a total of 20,000 shares of common stock in consideration for the conversion of 20,000 shares of Series A Preferred Stock by one shareholder.

In December 2020, the Company issued a total of 11,602 shares of common stock in consideration for the conversion of 11,602 shares of Series B Preferred Stock by two shareholders.

In December 2020, three investors exercised a total of 40,000 common stock purchase warrants for which the Company issued 40,000 shares of common stock for cash at $5.00 per share.

During the year, the Company issued 14,474 shares of common stock to nine employees as compensation.

During the year, the Company issued 2,296 shares of common stock to one vendor for services rendered at fair value of $11,484.

During the year ended December 31, 2019, there were 193,800 shares of common stock issued for cash proceeds of $969,000 at the price of $5.00 per share; 120,000 shares of common stock issued in exchange for deferred revenue of $390,000; 114,820 shares of common stock issued from exercise of warrants; and 28,526 shares of common stock issued for stock based compensation of $142,630.

NOTE J – INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows at:

	December 31,	December 31,
	2020	2019
Deferred tax assets:
Net operating loss carry forwards	$4,305,806	$3,835,214
Less: Valuation allowance	(4,305,806)	(3,835,214)

Net deferred tax assets	$–	$–

The Company has net operating loss carryforwards for tax purposes of approximately $20.5 million for the year 2020 that begin to expire in the year 2032. Management has reviewed its net deferred asset position, and due to the history of operating losses has determined that the application of a full valuation allowance against its net deferred tax asset at December 31, 2020 and December 31, 2019 is warranted. As of December 31, 2020, the Company had not accrued any interest or penalties related to uncertain tax positions. Tax returns filed for the years 2017 through 2020 are open for examination by taxing authorities.

F-19

The Company does not have a liability for state taxes at either December 31, 2020 or December 31, 2019.

The federal income tax benefit expected by the application of the corporate income tax rates to pre-tax net loss differs from the actual benefit recognized due to the valuation allowance recorded for 2020 and 2019.

The U.S. Statutory Tax Rate is 21%. See below table for the effective tax rate reconciliation:

	December 31,	December 31,
	2020	2019
Pre-tax GAAP loss at U.S. statutory rate	$(414,647)	$(496,900)
Change in valuation allowance	414,647	496,900

Income tax expense	$–	$–

NOTE K – RELATED PARTY TRANSACTIONS

The Company has an accounts payable balance owed to Richardson & Associates in the amount of $107,084 as of December 31, 2020, and $76,280 as of December 31, 2019. The Company incurred expense of $128,340 and $86,033 with Richardson & Associates as of the year ended December 31, 2020 and 2019, respectively. Mark Richardson is the owner of Richardson & Associates and he was appointed as a director of Wytec International, Inc. in September 2019.

NOTE L – CONCENTRATIONS

The Company derived $995,894, 92%, and $0, 0%, of revenue in the years ended December 31, 2020 and 2019, respectively, from two customers. The Company derived $0, 0%, and $358,997, 89%, for the year ended December 31, 2020 and 2019, respectively, from four additional customers. We continue to endeavor to diversify our customer base and make efforts to mitigate the risk associated with excess concentration of sales from a limited number of customers.

NOTE M – COMMITMENTS AND CONTINGENCIES

We are party to various legal proceedings arising in the ordinary course of business. We are not currently a party to any legal proceedings that management believes could have a material adverse effect on our consolidated financial statements.

See Note C in regards to commitments related to contracts with customers.

NOTE N – SUBSEQUENT EVENTS

During the first quarter of 2021, Wytec issued a total of 33,586 shares of common stock and a total of 33,586 common stock purchase warrants to four investors pursuant to Wytec’s offering of units under Rule 506(c) of Regulation D of the Securities Act, each unit consisting of one share of common stock and one common stock purchase warrant at a purchase price of $5.00 per unit, 4,375 units of which were issued in lieu of making an accrued interest payment in cash at $5.00 per share. These warrants are exercisable for cash until December 31, 2021 at an exercise price equal to the greater of (i) $5.00 or (ii) 85% of the average closing price of our common stock as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately prior to the date of exercise.

During the first quarter of 2021, Wytec issued a total of 56,592 common stock purchase warrants to three consultants. The warrants are exercisable on a cash or cashless basis at an exercise price of $5.00 per share until December 31, 2021.

During the first quarter of 2021, the Company issued a total of 461,270 shares of common stock in consideration for the conversion of 461,270 shares of Series B Preferred Stock by eight shareholders.

In February 2021, a total of 15,000 common stock purchase warrants were exercised for a total of 15,000 shares of Wytec’s common stock at an exercise price of $5.00 per share or a total of $75,000.

F-20

In February 2021, the Company filed a Regulation A Offering Statement on Form 1-A under the Securities Act of 1933, as amended, pursuant to which the Company plans to offer 4,000,000 shares of its common stock at a purchase price of $5.00 per share. The Regulation A Registration Statement on Form 1-A is not yet effective.

On March 18, 2021, Wytec received its second PPP loan in the amount of $160,073 Wytec fully expects to have the loan forgiven and no due date or payment schedule has been set by the financial institution providing the loan until forgiveness is determined. If the loan is not forgiven, the loan will carry interest at 1% per annum.

In March 2021, a total of 200 common stock purchase warrants were exercised for a total of 200 shares of Wytec’s common stock at an exercise price of $5.00 per share or a total of $1,000.

In April 2021, a total of 9,006 common stock purchase warrants were exercised for a total of 9,006 shares of Wytec’s common stock at an exercise price of $5.00 per shares or a total of $45,030.

In April 2021, the Company issued a total of 25,280 shares of common stock in consideration for the conversion of 25,280 shares of Series B Preferred Stock by two shareholders.

On May 5, 2021, Ms. Donna Ward submitted her written resignation as a director of Wytec and verbally resigned as the chief financial officer, secretary, and employee of Wytec.

In April 2021, the Company terminated a Repurchase and General Release Agreement with one investor to repurchase 40,000 shares of common stock and 40,000 shares of series B preferred stock at $2.50 per share in exchange for a note payable in the amount of $200,000 bearing no interest and due on March 31, 2021 as extended under the terms of the note. The Company paid $80,000 toward the repurchase, but did not receive shares from the investor.

In May 2021, a total of 20,000 common stock purchase warrants were exercised for a total of 20,000 shares of Wytec’s common stock at an exercise price of $5.00 per share or a total of $100,000.

In May 2021, the Company issued a total of 30,000 shares of common stock in consideration for the conversion of 30,000 shares of Series B Preferred Stock by two shareholders.

On June 14, 2021, the Company cancelled 24,134,448 shares of the Company’s common stock which were held in treasury.

In June 2021, the Company issued a total of 40,000 shares of common stock in consideration for the conversion of 40,000 shares of Series A Preferred Stock by one shareholder.

NOTE O - Correction of Previously Issued Financial Statements

As part of its internal review, after the financial statements were issued, certain items were discovered, which pursuant to GAAP standards, required adjusting entries for proper financial presentation. The identified items related to 2020 and other items dating back to 2019. These items included: 1) Understatement of 2020 expenses, that were recorded in   2019, in the amount of $49,176 2) Understatement of 2019 accounts receivable and revenue by $17,041 due to billing not timely identified; and 3) Unrecorded gross up of fixed assets and corresponding loans on the Consolidated Balance Sheet as of December 31, 2020, which also resulted in a misclassification of costs on the Consolidated Statement of Operations by overstating Selling, General and Administrative expense and understating Depreciation and Amortization and Other Expense (for associated interest expense). The results of these items that related to 2019 were deemed immaterial with respects to the consolidated financial statements of 2019, and, therefore, were updated in the consolidated financial statements of 2020.

F-21

Management has corrected the accompanying Consolidated Financial Statements and the changes made are summarized below:

	2020 Consolidated Statement of Operations Impact
	As Previously		Adjustment for	As
	Reported		Error Correction	Revised
Revenues	$1,077,030		$–	$1,077,030
Cost of sales	791,854		–	791,854
Selling, general and administrative	2,292,597	(3)/(1)	7,298	2,299,895
Depreciation and amortization	38,128	(3)	32,312	70,440
Research and development	21,161		–	21,161
Other income (expense)	92,201	(3)	(8,376)	83,825
Net loss	$(1,974,509)		$(31,234)	$(2,022,495)

	December 31, 2020 Consolidated Balance Sheet Impact
	As Previously		Adjustment for	As
	Reported		Error Correction	Revised
Assets
Accounts Receivable	$42,311	(2)	$17,041	$59,352
Other current assets	599,684		–	599,684
Other assets	117,169		–	117,169
Fixed Assets	55,184	(3)	119,780	174,964
Total Assets	$814,348		$136,821	$951,169

Liabilities
Current liabilities	$1,809,965	(3)	$33,502	$1,843,467
Note payables	–	(3)	82,383	82,383
Other liabilities	27,274		–	27,274
Total liabilities	1,837,239		115,885	1,953,124

Stockholders' deficit
Accumulated deficit	(22,092,678)	(1/2/3)	20,936	(22,071,742)
Total Stockholders' deficit	$(22,092,678)		$20,936	$(22,071,742)

	December 31, 2020 Consolidated Cash Flow Statement Impact
	As Previously		Adjustment for	As
	Reported		Error Correction	Revised
Cash flows from operating activities
Net loss	$(1,974,509)	(1/3)	$(47,986)	$(2,022,495)
Revision adjustment	–	(1/2/3)	66,217	66,217
Depreciation	38,128	(3)	32,312	70,440
Accounts receivable	51,489	(2)	(17,041)	34,448
Other operating balances	190,971		–	190,971
Total cash flows from operating activities	(1,693,921)		33,502	(1,660,419)

Cash flows from investing activities
Purchase of equipment	(13,039)		–	(13,039)
Total cash flows from investing activities	(13,039)		–	(13,039)

Cash flows from financing activites
Payments on notes payable	–	(3)	(33,502)	(33,502)
Other financing balances	1,683,588		–	1,683,588
Total cash flows from financing activities	1,683,588		(33,502)	1,650,086

Net decrease in cash	$(23,372)		$–	$(23,372)

F-22

WYTEC INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2021	2020
		(As Revised See Note L)
Assets

Current assets:
Cash	$163,079	$595,732
Accounts receivable	69,455	59,352
Inventory	3,899	2,371
Prepaid expenses and other current assets	–	1,581
Total current assets	236,433	659,036

Property and equipment, net	127,068	174,964

Operating lease, right-of-use assets	34,870	117,169

Total assets	$398,371	$951,169

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable and accrued expenses	$203,993	$123,768
Accounts payable, related party	172,014	107,084
Other payable	895,000	895,000
Operating lease, right-of-use obligation, current portion	18,915	71,256
Contract liability	8,737	25,905
Notes payable, current portion	34,275	33,502
Promissory notes, shareholder, current portion	100,000	–
Short-term debt, net of unamortized discount	625,000	586,952
Total current liabilities	2,057,934	1,843,467

Long-term liabilities:
Operating lease, right-of-use obligation, long term portion	14,158	27,274
Notes payable, net of current portion	57,258	82,383
Promissory notes, shareholder, net of current	150,000	–
Total long term liabilities	221,416	109,657

Total liabilities	2,279,350	1,953,124

Stockholders' deficit:
Preferred stock, $0.001 par value 20,000,000 shares authorized:
Series A convertible preferred stock, par $.001, 4,100,000 shares designated, 2,480,000 shares and 2,520,000 shares issued, 2,380,000 shares and 2,420,000 shares outstanding	2,380	2,420
Series B convertible preferred stock, par $.001, 6,650,000 shares designated, 2,856,335 shares and 3,412,885 shares issued, 2,811,800 shares and 3,368,360 shares outstanding	2,856	3,412
Series C convertible preferred stock, par $.001, 1,000 shares designated, 1,000 issued and 1,000 outstanding	1	1
Common stock, $0.001 par value, 495,000,000 shares authorized, 6,810,322 shares and 30,224,653 shares issued, 6,810,322 shares and 6,090,205 shares outstanding	6,810	30,225
Additional paid-in capital	21,961,889	26,352,142
Accumulated deficit	(23,515,665)	(22,071,742)
Repurchased shares	(80,000)	(80,000)
Deposit for future common stock subscriptions	–	121,055
Treasury stock:
Common stock, at cost, 0 shares and 24,134,448 shares	–	(5,100,218)
Series A convertible preferred stock, at cost, 100,000 shares and 100,000 shares	(179,368)	(179,368)
Series B convertible preferred stock, at cost, 44,535 shares and 44,535 shares	(79,882)	(79,882)
Total stockholders' deficit	(1,880,979)	(1,001,955)

Total liabilities and stockholders' deficit	$398,371	$951,169

See accompanying notes to unaudited consolidated financial statements

F-23

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
		(As Revised See Note L)		(As Revised See Note L)

Revenue	$77,999	$111,625	$392,375	$444,390
Cost of sales	62,481	50,340	330,733	361,087

Gross profit	15,518	61,285	61,642	83,303

Expenses:
Selling, general and administrative	552,415	461,995	1,478,420	1,693,099
Research and development	19,555	5,852	40,953	10,577
Depreciation and amortization	12,351	17,307	46,932	53,042
Operating expenses, net	584,321	485,154	1,566,305	1,756,718

Net operating loss	(568,803)	(423,869)	(1,504,663)	(1,673,415)

Other income (expense):
Interest income	–	9	100	40
Pay check Protection Program loan forgiveness	160,075	–	160,075	–
Interest expense	(24,299)	(25,711)	(78,499)	(60,591)
Total other income (expense)	135,776	(25,702)	81,676	(60,551)

Net loss	$(433,027)	$(449,571)	$(1,422,987)	$(1,733,966)

Weighted average number of common shares Outstanding – Basic and fully diluted	6,810,322	5,482,206	6,650,120	5,469,502

Net loss per share -
Basic and fully diluted	$(0.06)	$(0.08)	$(0.21)	$(0.32)

See accompanying notes to unaudited consolidated financial statements

F-24

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

(Unaudited)

	Class A		Class B		Class C				Common
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2020, as restated see Note L	2,420,000	$2,420	3,412,885	$3,412	1,000	$1	30,224,653	$30,225	24,134,448	$(5,100,218)

Conversion of Series B preferred stock to common stock	–	–	(461,270)	(461)	–	–	461,270	461	–	–

Conversion of warrants	–	–	–	–	–	–	15,200	15	–	–

Issuance of common stock for cash already received	–	–	–	–	–	–	24,211	24	–	–

Issuance of common stock for cash	–	–	–	–	–	–	9,375	9	–	–

Issuance of Warrants for Service	–	–	–	–	–	–	–	–	–	–

Issuance of Warrants	–	–	–	–	–	–	–	–	–	–

Net loss for the three months ended March 31, 2021, as restated see Note L	–	–	–	–	–	–	–	–	–	–

Balance, March 31, 2021	2,420,000	$2,420	2,951,615	$2,951	1,000	$1	30,734,709	$30,734	24,134,448	$(5,100,218)

Conversion of series A preferred stock to common stock	(40,000)	(40)	–	–	–	–	40,000	40	–	–

Conversion of series B preferred stock to common stock	–	–	(55,280)	(55)	–	–	55,280	55	–	–

Issuance of warrants in connection with conversion of other warrants	–	–	–	–	–	–	–	–	–	–

Warrants exercised	–	–	–	–	–	–	29,006	29	–	–

Cancellation of Treasury Stock	–	–	–	–	–	–	(24,134,448)	(24,134)	(24,134,448)	5,100,218

Net loss for the three months ended June 30, 2021	–	–	–	–	–	–	–	–	–	–

Balance, June 30, 2021	2,380,000	$2,380	2,896,335	$2,896	1,000	$1	6,724,547	$6,724	0	$0

Issuance of common stock for services	–	–	–	–	–	–	400	1	–	–

Issuance of common stock	–	–	–	–	–	–	45,375	45	–	–

Conversion of warrants	–	–	–	–	–	–	–	–	–	–

Conversion of series B preferred stock to common stock	–	–	(40,000)	(40)	–	–	40,000	40	–	–

Net loss for the three months ended September 30, 2021	–	–	–	–	–	–	–	–	–	–

Balance, September 30, 2021	2,380,000	$2,380	2,856,335	$2,856	1,000	$1	6,810,322	$6,810	0	$0

See accompanying notes to unaudited consolidated financial statements

F-25

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Quarters ended September 30, 2021 and 2020

(Unaudited)

(Continued)

	Class A		Class B		Class C				Common
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2019, as restated see Note L	2,560,000	$2,560	3,735,784	$3,735	1,000	$1	29,564,014	$29,564	24,134,448	$(5,100,218)

Issuance of common stock for services	–	–	–	–	–	–	10,554	11	–	–

Issuance of common stock for cash	–	–	–	–	–	–	20,000	20	–	–

Issuance of Warrants for Service	–	–	–	–	–	–	–	–	–	–

Issuance of detachable warrants with Debt	–	–	–	–	–	–	–	–	–	–

Net loss for the three months ended March 31, 2020, as restated see Note L	–	–	–	–	–	–	–	–	–	–

Balance, March 31, 2020, as restated see Note L	2,560,000	$2,560	3,735,784	$3,735	1,000	$1	29,594,568	$29,595	24,134,448	$(5,100,218)

Conversion of series A preferred stock to common stock	(40,000)	(40)	–	–	–	–	40,000	40	–	–

Repurchase agreement	–	–	–	–	–	–	–	–	–	–

Net loss for the three months ended June 30, 2020, as restated see Note L	–	–	–	–	–	–	–	–	–	–

Balance, June 30, 2020, as restated see Note L	2,520,000	$2,520	3,735,784	$3,735	1,000	$1	29,634,568	$29,635	24,134,448	$(5,100,218)

Issuance of common stock for services	–	–	–	–	–	–	2,296	2	–	–

Issuance of common stock	–	–	–	–	–	–	41,375	41

Conversion of warrants	–	–	–	–	–	–	500	1	–	–

Conversion of series B preferred stock to common stock	–	–	(83,333)	(83)	–	–	83,333	83	–	–

Net loss for the three months ended September 30, 2020, as restated see Note L	–	–	–	–	–	–	–	–	–	–

Balance, September 30, 2020, as restated see Note L	2,520,000	$2,520	3,652,451	$3,652	1,000	$1	29,762,072	$29,762	24,134,448	$(5,100,218)

See accompanying notes to unaudited consolidated financial statements

F-26

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Quarters ended September 30, 2021 and 2020

(Unaudited)

(Continued)

	Class A Preferred		Class B Preferred		Additional		Deposit for Future		Total Stockholders'
	Treasury Stock		Treasury Stock		Paid-in	Repurchased	Stock	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Shares	Subscriptions	Deficit	(Deficit)
Balance, December 31, 2020, as restated see Note L	100,000	$(179,368)	44,535	$(79,882)	$26,352,142	$(80,000)	$121,055	$(22,071,742)	$(1,001,955)

Conversion of Series B preferred stock to common stock	–	–	–	–	–	–	–	–	–

Conversion of warrants	–	–	–	–	75,985	–	–	–	76,000

Issuance of common stock for cash already received	–	–	–	–	121,031	–	(121,055)	–	–

Issuance of common stock for cash	–	–	–	–	46,866	–	–	–	46,875

Issuance of Warrants for Service	–	–	–	–	51,344	–	–	–	51,344

Issuance of Warrants	–	–	–	–	6,047	–	–	–	6,047

Net loss for the three months ended March 31, 2021, as restated see Note L	–	–	–	–	–	–	–	(564,640)	(564,640)

Balance, March 31, 2021	100,000	$(179,368)	44,535	$(79,882)	$26,653,415	$(80,000)	$–	$(22,636,382)	$(1,386,329)

Conversion of series A preferred stock to common stock	–	–	–	–	–	–	–	–	–

Conversion of series B preferred stock to common stock	–	–	–	–	–	–	–	–	–

Issuance of warrants in connection with conversion of other warrants	–	–	–	–	10,728	–	–	–	10,728

Warrants exercised	–	–	–	–	145,001	–	–	–	145,030

Cancellation of Treasury Stock	–	–	–	–	(5,076,084)	–	–	–	–

Net loss for the three months ended June 30, 2021	–	–	–	–	–	–	–	(446,256)	(446,256)

Balance, June 30, 2021	100,000	$(179,368)	44,535	$(79,882)	$21,733,060	$(80,000)	$–	$(23,082,638)	$(1,676,827)

Issuance of common stock for services	–	–	–	–	1,999	–	–	–	2,000

Issuance of common stock	–	–	–	–	226,830	–	–	–	226,875

Conversion of warrants	–	–	–	–	–	–	–	–	–

Conversion of series B preferred stock to common stock	–	–	–	–	–	–	–	–	–

Net loss for the three months ended September 30, 2021	–	–	–	–	–	–	–	(433,027)	(433,027)

Balance, September 30, 2021	100,000	$(179,368)	44,535	$(79,882)	$21,961,889	$(80,000)	$–	$(23,515,665)	$(1,880,979)

See accompanying notes to unaudited consolidated financial statements

F-27

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Quarters ended September 30, 2021 and 2020

(Unaudited)

(Continued)

	Class A Preferred		Class B Preferred		Additional		Deposit for Future		Total Stockholders'
	Treasury Stock		Treasury Stock		Paid-in	Repurchased	Stock	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Shares	Subscriptions	Deficit	(Deficit)
Balance, December 31, 2019, as restated see Note L	100,000	$(179,368)	44,535	$(79,882)	$25,207,137	$–	$–	$(20,049,044)	$(165,515)

Issuance of common stock for services	–	–	–	–	52,759	–	–	–	52,770

Issuance of common stock for cash	–	–	–	–	99,980	–	–	–	100,000

Issuance of Warrants for Service	–	–	–	–	89,155	–	–	–	89,155

Issuance of detachable warrants with Debt	–	–	–	–	80,053	–	–	–	80,053

Net loss for the three months ended March 31, 2020, as restated see Note L	–	–	–	–	–	–	–	(923,051)	(923,051)

Balance, March 31, 2020, as restated see Note L	100,000	$(179,368)	44,535	$(79,882)	$25,529,084	$0	$0	$(20,972,095)	$(766,588)

Conversion of series A preferred stock to common stock	–	–	–	–	–	–	–	–	–

Repurchase agreement	–	–	–	–	–	(80,000)	–	–	(80,000)

Net loss for the three months ended June 30, 2020, as restated see Note L	–	–	–	–	–	–	–	(361,344)	(361,344)

Balance, June 30, 2020, as restated see Note L	100,000	$(179,368)	44,535	$(79,882)	$25,529,084	$(80,000)	$0	$(21,333,439)	$(1,207,932)

Issuance of common stock for services	–	–	–	–	11,478	–	–	–	11,480

Issuance of common stock	–	–			206,834	–	–	–	206,875

Conversion of warrants	–	–	–	–	2,499	–	–		2,500

Conversion of series B preferred stock to common stock	–	–	–	–	–	–	–	–	–

Net loss for the three months ended September 30, 2020, as restated see Note L	–	–	–	–	–	–	–	(449,571)	(449,571)

Balance, September 30, 2020, as restated see Note L	100,000	$(179,368)	44,535	$(79,882)	$25,749,895	$(80,000)	$0	$(21,783,010)	$(1,436,648)

See accompanying notes to unaudited consolidated financial statements

F-28

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months
	Ended September 30,
	2021	2020
		(As Revised See Note L)

Cash flows from operating activities
Net loss	$(1,422,987)	$(1,733,966)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	46,932	53,042
Amortization of debt discount	38,048	28,788
Stock based compensation	70,119	153,405
Non-cash lease expense	80,952	100,538
Pay check protection program loan forgiveness	(160,073)	–
Decrease (increase) in operating assets
Accounts receivable	(27,144)	55,881
Inventory	(1,528)	(1,098)
Work in Process	–	(71,378)
Prepaid expenses and other assets	1,581	10,606
Increase (decrease) in operating liabilities
Accounts payable and accrued expenses	80,225	128,150
Accounts payable, related party	64,930	26,744
Contract liability	(17,168)	–
Operating lease liability	(63,146)	(93,304)
Net cash used in operating activities	(1,309,259)	(1,342,592)

Cash flows from investing activities
Purchase of equipment	–	(13,039)
Net cash used in investing activities	–	(13,039)

Cash flows from financing activities
Proceeds from issuance of non-convertible notes	–	803,158
Repurchase agreement	–	(60,000)
Proceeds from Paycheck Protection Program loan	160,073	–
Proceeds from promissory notes, shareholder	250,000	–
Payments on notes payable	(28,247)	(25,125)
Proceeds from exercise of warrants	221,030	2,500
Proceeds from issuance of common stock	273,750	306,878
Net cash provided by financing activities	876,606	1,027,411

Net increase (decrease) in cash	(432,653)	(328,220)
Cash - beginning of period	595,732	619,104
Cash - end of period	$163,079	$290,884

Supplemental disclosures:
Interest paid	$6,069	$–

Non-cash investing and financing activities:
Conversion of series A preferred stock to common stock	$40	$40
Conversion of series B preferred stock to common stock	$556	$83
Cancellation and renegotiation of leases	$–	$134,616
Issuance of common stock in lieu of interest payment	$43,750	$–
Issuance of detachable warrants with Debt	$–	$80,053
Issuance of Stock Repurchase Note Payable	$–	$200,000

See accompanying notes to unaudited consolidated financial statements

F-29

WYTEC INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE A – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The interim consolidated financial statements included herein, presented in accordance with United States generally accepted accounting principles, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and footnotes included in the Company's Annual Report on Form 10-K filed with the SEC on June 25, 2021. The results for the nine months ended September 30, 2021, are not necessarily indicative of the results to be expected for the year ended December 31, 2021. These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Description of Business: Wytec International, Inc. (“Wytec,” “we,” “our,” “us,” or the “Company”), a Nevada corporation, designs, manufactures, and installs carrier-class Wi-Fi Solutions in the 70 and 80 gigahertz licensed frequency program to local government, Mobile Service Operations, National Telecommunications Operators, and corporate enterprises. Wytec is also involved in the sale of wired and wireless services, including products, wireless data cards, back-office platform and rate plans to their commercial and enterprise clients and was previously engaged in the sale of Federal Communications Commission (“FCC”) registered links participating in the 70 and 80 gigahertz licensed frequency program (the “Program”). The Program allows qualified individuals to own a segment of the “backhaul” infrastructure of Wytec’s city-wide business deployment.

On or about August 20, 2020, Capaciti Networks, Inc., our former subsidiary, was dissolved and on or about September 22, 2020, Wylink, Inc., our former subsidiary, was dissolved. No consideration was exchanged in either transaction. As a result of the dissolutions, we acquired the net assets and liabilities of both Wylink, Inc, and Capaciti Networks, Inc. and their operations continue as part of the Company.

Basis of Accounting: The accompanying financial statements have been prepared by the Company’s management in accordance with U. S. generally accepted accounting principles (“GAAP”) and applied on a consistent basis.

Revenue and Cost Recognition. Revenue is recognized by applying the following five steps: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations; and 5) recognize revenue when (or as) we satisfy a performance obligation.

The Company earns revenues from contracts with customers for (i) sales and installation of cellular enhancement equipment and (ii) support agreements. Revenue from the sale and installation of cellular enhancement equipment is recognized either when the installation is completed or as the Company installs the cellular enhancement equipment, depending on the complexity of the system, such as the degree of customization of the equipment being installed, and the agreement with the customer. The less complex systems installed by the Company where management believes the installed equipment has an alternative use, due to the standard nature of the equipment sourced from our vendors that can be used in other projects, revenue from such contacts is recognized for completed installations upon customer acceptance. This assessment, at contract inception, is a management judgment based on the combination of equipment ordered, the services performed and whether or not material effort, within the context of the contract, would be required to rework the equipment for another project, and the term and terms of the contract with the customer. For example, such contracts are usually completed within 30-45 days. In larger more complex projects where the Company is creating an asset for the customer with no alternative use and has an enforceable right to payment for performance prior to contract completion, we recognize revenue utilizing the percentage of completion method. This method measures completion based on management’s estimate of total costs to complete each contract because management considers total costs to be the best available measure of progress on the contract.

F-30

Support agreements entered into with customers are generally for a period of one year, during which the Company stands ready to provide service and support for installed systems at the customer site. Support agreement amounts are billed in advance to the customer, as agreed in the contract, and recorded as a contract liability. During the period, the Company provides unspecified firmware upgrades to installed client equipment as they are available. Management estimates that straight line recognition of revenue over the period of the support agreement contract is a faithful representation of the pattern of delivery on the Company’s obligation under these agreements.

Sales tax is recorded on a net basis and excluded from revenue.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is evaluated on a regular basis through periodic reviews of the collectability of the receivables in light of historical experience, adverse situations that may affect our customers' ability to repay, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Accounts receivable are determined to be past due based on how recently payments have been received and those considered uncollectible are charged against the allowance account in the period they are deemed uncollectible. No allowance for trade accounts receivable was determined to be necessary at September 30, 2021 and December 31, 2020.

Operating Leases Right-of-use Assets and Operating Lease Obligations: If we determine that an arrangement is or contains a lease, we recognize a right-of-use (ROU) asset and lease obligation at the commencement date of the lease. ROU assets represent our right to use an underlying asset for the lease term and lease obligations represent our lease payments arising from the lease. Operating lease ROU assets and obligations are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Use of Estimates: The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes: The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets and liabilities are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

NOTE B – GOING CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations, have an accumulated deficit of $23,515,665 at September 30, 2021, and have reported negative cash flows from operations. In addition, we do not currently have the cash resources to meet our operating commitments for the next twelve months. The Company’s ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by entrance into established markets and the competitive nature in which we operate. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

F-31

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt. However, there can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time. Management expects to continue to seek additional funding through private or public equity sources and will seek debt financing.

NOTE C – REVENUE AND ACCOUNTS RECEIVABLE

The Company recognizes revenue in accordance with its accounting policy. The Company invoices customers and recognizes accounts receivable in an amount equivalent to which it has an unconditional right and expects to receive aligned with the agreement with the customer. The Company has contracted payment terms with its customer of net 15 days. The Company recognized revenue from performance obligations satisfied as of a point in time and over time as disaggregated in the table below.

Timing of Revenue Recognition

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Point in Time	$69,988	$111,557	$366,773	$444,322
Over Time	8,011	68	25,602	68

	$77,999	$111,625	$392,375	$444,390

Due to the Company billing service agreements in advance and recognizing revenue for service agreements over time as more fully described in its accounting policy the Company carries a contract liability balance proportional to the time remaining on each customer agreement. The Company issues invoices to customers for completed work as performance obligations satisfied as of a point in time are fulfilled and does not carry a contract asset balance for these performance obligations.

Contract Assets and Liabilities

	September 30,	December 31,
	2021	2020
Contract Liability	$(8,737)	$(25,905)
	$(8,737)	$(25,905)

The Company’s contracts for support services are typically for terms of one year or less. The aggregate amount of contract performance obligation as of September 30, 2021 and December 31, 2020 that the Company expects to recognize over the next year is $8,737 and $25,905, respectively.

The Company is under no obligation and is not in the practice of providing customers with returns, rebates, discounts, or refunds and has not in an amount material to the financial statements. The Company, accordingly, does not recognize these obligations at the time of revenue recognition. The Company may receive consideration from customers who enter into support agreements in the future for incremental services provided to such customers. Those services are delivered as of a point in time when the customer requests the service. Future consideration as described is excluded from the transaction price calculated for support agreement performance obligations.

F-32

The Company has applied the practical expedient that permits the Company to recognize revenue without regard to significant financing components based on the Company’s expectations about the transfer of services and the receipt of payment from customers. The effect of this practical expedient is not material to the Company’s financial statements.

NOTE D – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30,	December 31,
	2021	2020
Telecommunication equipment and computers	$1,267,497	$1,267,497
Less: accumulated depreciation	(1,140,429)	(1,092,533)

	$127,068	$174,964

Depreciation expense for the nine months ended September 30, 2021 and 2020 was $46,932 and $53,042, respectively, and $12,351 and $17,307 for the three months ended September 30, 2021 and 2020.

NOTE E – DEBT

The Company’s debt consists of the following:

	September 30,	December 31,
	2021	2020
Various promissory notes payable to due to shareholder, all carry simple interest of 7% per annum, due at various times between August 2022 and March 2023	$250,000	$–

Notes payable to a financial institution, interest rates of 4.7% per annum, with the equipment purchased pledged as collateral and varying due dates through November 2024	91,533	–

$625,000 of 7% unsecured note payable due February 2022, net of unamortized discount of $-0- and $38,048, respectively	625,000	586,952
	$975,833	$586,952

In February 2020, we issued a note in the amount of $625,000 bearing simple interest at a rate of 7% per annum to one shareholder due August, 2021. The note contains a feature that allows the Company to extend the maturity date up to six months, twice, in the Company’s sole discretion. This note was issued along with 62,500 common stock purchase warrants that were determined to have a fair market value of $80,053 on the issuance date, which was recorded as a debt discount and amortized over the term of the notes, with $9,910 amortized in the current quarter and reported in the income statement as interest expense. In September of 2021, the note was extended to a new maturity date of February 13, 2022.

In March 2021, we received a loan pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) in the amount of $160,073. The loan contains a feature pursuant to which the Small Business Administration (“SBA”) will forgive the balance of the loan under statutory authority and conditions set forth in the CARES Act. This loan was fully forgiven in September 2021.

F-33

In June 18, 2021, a shareholder advanced funds in the amount of $100,000 to the Company. On August 10, 2021, the shareholder and the Company formalized a promissory note due to the shareholder. The note bears simple interest at a rate of 7% per annum with a due date of February 10, 2023. The maturity date of the note may be extended by an additional six months in the sole discretion of the Company up to two times.

In August and September 2021, a shareholder loaned a total of $150,000, to the Company under two separate promissory notes in the amounts of $100,000, and $50,000, respectively. The notes bear simple interest at a rate of 7% per annum with due dates of February 10, 2023 and March 30, 2023, respectively.  Each promissory note may be extended by an additional six months in the sole discretion of the Company up to two times.

12 Month Period Ending September 30,
2022	$759,275
2023	179,534
2024	27,724
Total future payments	966,533
Less: discount	–
Total debt	$966,533

NOTE F – REPURCHASE AGREEMENT

In April 2020, we entered into a Repurchase and General Release Agreement (the “Agreement”) with one shareholder pursuant to which we promised to pay the amount of $200,000 due on December 31, 2020, in consideration for the return to us of 40,000 shares of outstanding common stock and 40,000 shares of outstanding Series B Preferred Stock previously purchased and currently held by the shareholder. The Agreement stated that the Company was to make $10,000 monthly installments with the balance payable on the maturity date. The Agreement contains a feature that allows the Company to extend the maturity date of the amount payable to March 31, 2021 in the Company’s sole discretion, and if the Company exercises this option, the $10,000 monthly installments will continue until the extended maturity date on which date the remaining balance will be due. In September 2020, the Company extended the maturity date under the terms of the Agreement to March 31,2021. The Company made payments in the amount of $80,000 in good faith during 2020, however, the shareholder has not returned any of the shares that we paid for so that they may be canceled as contemplated in the Agreement. As the shares had not been returned, the Company is not obligated per the Agreement to pay any monies. The Company is pursuing action against the shareholder to have the shares returned or have the monies paid returned. Until such time, the $80,000 payments have been recorded as a reduction of additional paid in capital.

NOTE G – LEASES

The Company leases facilities and office equipment under various operating leases, which generally are expected to be renewed or replaced by other leases. For the nine-month periods ended September 30, 2021 and 2020, operating lease expense totaled $83,888 and $115,363, respectively. For the three-month periods ended September 30, 2021 and 2020, operating lease expense totaled $25,710 and $24,474, respectively.

The weighted average remaining lease term is 1.80 years and weighted average discount rate is 5.5% as of September 30, 2021.

Future minimum lease payments as of September 30, 2021 are as follows:

2021	$18,915
2022	12,815
2023	2,875
Total minimum lease payments	34,605
Less: imputed interest	(1,532)
Present value of minimum lease payments	$33,073
Less: current portion of lease obligation	18,915
Long-term lease obligation	$14,158

F-34

NOTE H – WARRANTS

The Company has common stock purchase warrants outstanding at September 30, 2021 to purchase 2,491,074 shares of common stock exercisable until various dates through December 31, 2022. The warrants are exercisable at the following amounts and rates: 2,000,000 of which are exercisable at an exercise price of $1.00 per share, 268,019 of which are exercisable at an exercise price of $5.00 per share, and 223,055 of which are exercisable at an exercise price of the greater of $5.00 per share or (ii) 85% of the average closing price of our common stock, as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately prior to the date of exercise.

To calculate the fair value of stock warrants at the date of grant, we use the Black-Scholes option pricing model. The volatility used is based on historical volatilities of selected peer group companies. Management estimates the average volatility considering current and future expected market conditions. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Each issuance is individually valued according to this procedure as of the date of issue with maturity dates between December 31, 2021 and December 31, 2022, volatility estimates between 35% to 60% and risk-free rates 0.05% to 0.1% in the period.

On January 7, 2021 we issued 56,592 common stock purchase warrants to three consultants. The warrants are exercisable on a cash or cashless basis at an exercise price of $5.00 per share until December 31, 2021 with a fair market value on the issuance date of $51,344 recorded as an expense in the period.

During January 2021, we issued 24,211 common stock purchase warrants to three investors as part of our offering of units, each unit consisting of one share of our common stock and one common stock purchase warrant. The total value of these warrants was $22,173 recorded in Additional-Paid-In-Capital.

During February 2021, we issued 9,375 common stock purchase warrants to two investors as part of our offering of units, each unit consisting of one share of our common stock and one common stock purchase warrant. The total value of these warrants was $7,005 recorded in Additional-Paid-In-Capital.

During February 2021, we issued 3,750 common stock purchase warrants to two investors as part of their conversion of existing warrants. The exercise price of the warrants is $5.00. These warrants are exercisable on a cash or cashless basis until December 31, 2022. The total value of these warrants was $5,969 recorded in Additional-Paid-In-Capital.

During March 2021, we issued 50 common stock purchase warrants to one investor as part of the investor’s exercise of existing warrants. The exercise price of the warrants is $5.00. These warrants are exercisable on a cash or cashless basis until December 31, 2022. The total value of these warrants was $78 recorded in Additional-Paid-In-Capital.

During the quarter ended March 31, 2021, a total of 15,200 warrants were exercised and a total of 15,200 shares of common stock were issued to two investors at a price of $5.00 per share and a total of 3,800 common stock purchase warrants were issued to these two investors pursuant to the Warrant Offering (as below defined).

In April 2021, a total of 9,006 common stock purchase warrants were exercised by three investors for a total of 9,006 shares of Wytec’s common stock at an exercise price of $5.00 per share or a total of $45,030 and a total of 2,252 common stock purchase warrants were issued to these three investors pursuant to a private placement in accordance with Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in which existing warrant holders receive one cashless warrant exercisable until December 31, 2022 at an exercise price of $5.00 per share for every four currently outstanding warrants exercised by a warrant holder on or before July 31, 2021 (the “Warrant Offering”). The total value of the new warrants issued was $3,394 recorded in Additional-Paid-In-Capital.

In May 2021, a total of 20,000 common stock purchase warrants were issued to three investors for a total of 20,000 shares of Wytec’s common stock at an exercise price of $5.00 per share or a total of $100,000 and a total of 5,000 common stock purchase warrants were issued to these three investors pursuant to the Warrant Offering. The total value of the new warrants issued was $7,335 recorded in Additional-Paid-In-Capital.

F-35

In July 2021, we issued 20,000 common stock purchase warrants to four investors as part of our offering of units, each unit consisting of one share of our common stock and one common stock purchase warrant (the “Unit Offering”). The exercise price of the warrants is $5.00. These warrants are exercisable on a cash or cashless basis until December 31, 2022. The total value of these warrants was $27,159 recorded in Additional-Paid-In-Capital.

In August 2021, we issued 9,375 common stock purchase warrants to two investors as part of our Unit Offering. The exercise price of the warrants is $5.00. These warrants are exercisable on a cash or cashless basis until December 31, 2022. The total value of these warrants was $7,560 recorded in Additional-Paid-In-Capital.

In September 2021, we issued 16,000 common stock purchase warrants to three investors as part of our Unit Offering. The exercise price of the warrants is $5.00. These warrants are exercisable on a cash or cashless basis until December 31, 2022. The total value of these warrants was $15,836 recorded in Additional-Paid-In-Capital.

The following is a summary of activity and outstanding common stock warrants:

# of Warrants
Balance, December 31, 2020	2,388,675

Warrants granted	146,605
Warrants exercised	(44,206)
Warrants expired	–

Balance, September 30, 2021	2,491,074

Exercisable, September 30, 2021	2,491,074

NOTE I – STOCKHOLDERS’ EQUITY

Holders of common stock are entitled to one vote per share. The common stock does not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of liquidation, dissolution or winding-up of affairs, are entitled to share equally and ratably in all the remaining assets and funds.

Series A preferred stock is nonvoting capital stock but may be converted into voting common stock. Each share of series A preferred stock is convertible at the option of the holder at any time after the issuance into one share of common stock, subject to adjustment from time to time in the event (i) the Company subdivides or combines its outstanding common stock into a greater or smaller number of shares, including stock splits and stock dividends; or (ii) of a reorganization or reclassification of common stock, the consolidation or merger with or into another company, the sale, conveyance or other transfer of substantially all of the Company assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of the outstanding common stock upon the occurrence of any such event; or (iii) of the issuance to the holders of Company common stock of securities convertible into, or exchangeable for, such shares of common stock.

F-36

Each outstanding share of series A preferred stock will automatically convert into one share of common stock (a) if the common stock commences public trading on the NASDAQ capital market or better, (b) if the series A preferred stockholder receives distributions from the net profits pool equal to the original purchase price paid for their registered links, or (c) five years after the date of issuance of the series A preferred stock. The Company does not have any other right to require a conversion of the series A preferred stock into common stock. The Company does not have the option to redeem outstanding shares of series A preferred stock. A holder of the series A preferred stock has no preemptive rights to subscribe for any additional shares of any class of stock or for any issue of bonds, notes or other securities convertible into any class of stock. In the event of a liquidation, dissolution or winding-up whether voluntary or otherwise, after payment of debts and other liabilities, the holders of the series A preferred stock will be entitled to receive from the remaining net assets, before any distribution to the holders of the common stock, the amount of $1.50 per share. After payment of the liquidation preference to the holders of series A preferred stock and payment of any other distributions that may be required with respect to any other series of preferred stock, the remaining assets, if any, will be distributed ratably to the holders of the common stock and the holders of the series A preferred stock on an as-if converted basis.

The series B preferred stock is voting capital stock. The holders of the series B preferred stock will vote on an as-converted basis with the common stock on all matters submitted to a vote of the shareholders. The holders of the series B preferred stock are not entitled to any dividends unless and until the series B preferred stock is converted into common stock. Each share of series B preferred stock is convertible at the option of the holder at any time after issuance into one share of common stock, subject to adjustment from time to time in the event (i) the Company subdivides or combines into outstanding common stock into a greater or smaller number of shares, including stock splits and stock dividends; or (ii) of a reorganization or reclassification of common stock, the consolidation or merger with or into another company, the sale, conveyance or other transfer of substantially all of the Company assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of the outstanding common stock upon the occurrence of any such event; or (iii) of the issuance by us to the holders of common stock of securities convertible into, or exchangeable for, such shares of common stock.

Each outstanding share of series B preferred stock will automatically convert into one share of common stock at a conversion rate equal to the lesser of $3.00 per share or 75% of the average closing price of the Company’s common stock as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately after the first day of public trading of common stock if common stock commences public trading on the NASDAQ capital market or better, but in any event no less than $2.50 per share or at $3.00 per share five years after the date of issuance of the series B preferred stock. In the event of a liquidation, dissolution or winding-up whether voluntary or otherwise, after payment of debts and other liabilities, the holders of the series B preferred stock will be entitled to receive from the remaining net assets, before any distribution to the holders of the common stock, and pari pasu with the payment of a liquidation preference of $1.50 per share to the holders of the series A preferred stock, the amount of $3.00 per share. After payment of the liquidation preference to the holders of the series A preferred stock and the series B preferred stock, and payment of any other distribution that may be required with respect to any other series of preferred stock, the remaining assets, if any, will be distributed ratably to the holders of the common stock, the holders of the series A preferred stock, and the holders of the series B preferred stock on an as-if converted basis.

The series C preferred stock is voting capital stock. For so long as any shares of the series C preferred stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right, on or after July 20, 2016, to vote in an amount equal to 51% of the total vote (representing a super majority voting power) with respect to all matters submitted to a vote of the shareholders of Wytec. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of series C preferred stock. For example, if there are 10,000 shares of our common stock issued and outstanding at the time of such shareholder vote, the holders of the series C preferred stock, voting separately as a class, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting.

Additionally, the Company is prohibited from adopting any amendments to the Company’s bylaws or articles of incorporation, as amended, making any changes to the certificate of designation establishing the series C preferred stock, or effecting any reclassification of the series C preferred stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of series C preferred stock. The Company may, however, by any means authorized by law and without any vote of the holders of shares of series C preferred stock, make technical, corrective, administrative or similar changes to such certificate of designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of series C preferred stock.

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The holders of the series C preferred stock are not entitled to any dividends. Holders of the series C preferred stock have no conversion rights. The shares of the series C preferred stock shall be automatically redeemed by us at their par value on the first to occur of the following: (i) on the date that Mr. Gray ceases, for any reason, to serve as officer, director or consultant of Wytec, or (ii) on the date that our shares of common stock first trade on any national securities exchange provided that the listing rules of any such exchange prohibit preferential voting rights of a class of securities of Wytec, or listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the series C preferred stock set forth in the certificate of designation. A holder of the series C preferred stock has no preemptive rights to subscribe for any additional shares of any class of stock of Wytec or for any issue of bonds, notes or other securities convertible into any class of stock of Wytec. The holders of the Series C preferred stock are not entitled to any liquidation preference.

During the first quarter of 2021, the Company issued a total of 461,270 shares of common stock in consideration for the conversion of 461,270 shares of Series B Preferred Stock by eight shareholders.

In January 2021, a total of 24,211 shares of common stock were issued in consideration for cash already received.

In February 2021, a total of 15,000 common stock purchase warrants were exercised for a total of 15,000 shares of Wytec’s common stock at an exercise price of $5.00 per share or a total of $75,000 as part of the Company’s Warrant Offering.

In February 2021, the Company issued a total of 9,375 shares of common stock to two investors for cash at $5.00 per share as part of the Company’s offering of units, each unit consisting of one share of the Company’s common stock and one common stock purchase warrant.

In March 2021, a total of 200 common stock purchase warrants were exercised for a total of 200 shares of Wytec’s common stock at an exercise price of $5.00 per share or a total of $1,000 as part of the Company’s Warrant Offering.

In April 2021, a total of 9,006 common stock purchase warrants were exercised by three investors for a total of 9,006 shares of Wytec’s common stock at an exercise price of $5.00 per share or a total of $45,030 as part of the Company’s Warrant Offering.

In April 2021, the Company issued a total of 25,280 shares of common stock in consideration for the conversion of 25,280 shares of Series B Preferred Stock by two shareholders.

In May 2021, a total of 20,000 common stock purchase warrants were exercised by three investors for a total of 20,000 shares of Wytec’s common stock at an exercise price of $5.00 per share or a total of $100,000 as part of the Company’s Warrant Offering.

In May 2021, the Company issued a total of 30,000 shares of common stock in consideration for the conversion of 30,000 shares of Series B Preferred Stock by two shareholders.

In June 2021, the Company issued a total of 40,000 shares of common stock in consideration for the conversion of 40,000 shares of Series A Preferred Stock by one shareholder.

On June 14, 2021, the Company cancelled 24,134,448 shares of the Company’s common stock which were held in treasury.

In July 2021, the Company issued a total of 20,000 shares of common stock to four investors for cash at $5.00 per share as part of the Company’s Unit Offering.

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In July 2021, the Company issued a total of 30,000 shares of common stock in consideration for the conversion of 30,000 shares of Series B Preferred Stock by three shareholders.

In August 2021, the Company issued a total of 9,375 shares of common stock to two investors for cash at $5.00 per share as part of the Company’s Unit Offering.

In August 2021, the Company issued a total of 10,000 shares of common stock in consideration for the conversion of 10,000 shares of Series B Preferred Stock by one shareholder.

In August 2021, the Company issued a total of 400 shares of common stock in consideration for the services performed by one individual.

In September 2021, the Company issued a total of 16,000 shares of common stock to three investors for cash at $5.00 per share as part of the Company’s Unit Offering.

NOTE J – RELATED PARTY TRANSACTIONS

The Company has an account payable balance owed to Richardson & Associates in the amount of $172,014 as of September 30, 2021, and $107,084 as of December 31, 2020 for legal services rendered. The Company incurred expense of $106,870 and $47,285 with Richardson & Associates as of the nine months ended September 30, 2021 and 2020. Mark Richardson is the owner of Richardson & Associates and he was appointed as a director of Wytec International, Inc. in September 2019.

NOTE K – CONCENTRATION

The Company derived $272,843, 70%, and $365,692, 82%, of revenue in the nine months ended September 30, 2021 and 2020, respectively, from a single customer. We continue to endeavor to diversify our customer base and make efforts to mitigate the risk associated with excess concentration of sales from a limited number of customers.

NOTE L – PRIOR PERIOD MISSTATEMENTS

As part of its internal review prior to submitting its financial statements for the 3-month period ended March 31, 2021, the Company’s Management identified certain items, which pursuant to GAAP standards, required adjusting entries for proper financial presentation.  The identified items related to prior periods dating back to 2019, and included: 1) Understatement of 2020 expenses, that related to 2019, in the amount of $49,174 for the nine months ended September 30, 2020 2) Understatement of 2019 accounts receivable and revenue by $17,041 due to billing not timely identified; and 3) Unrecorded gross up of fixed assets and corresponding loans on the Consolidated Balance Sheet as of December 31, 2020, which also resulted in a misclassification of costs on the Consolidated Statement of Operations by overstating Selling, General and Administrative expense and understating Depreciation and Amortization and Other Expense (for associated interest expense).

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Management evaluated the impact of these misstatements and determined the impact is immaterial. Management has corrected the accompanying Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2020, which resulted in a decrease to net cash used in operating activities of $25,125 and a corresponding decrease to net cash provided by financing activities. Additionally, management has corrected the accompanying Condensed Consolidated Balance Sheet as of December 31, 2020 and Condensed Consolidated Statement of Operations for the three and nine months ended September 30, 2021 as summarized below:

	2020 Statement of Operations Impact
	For the Three Months Ended September 30, 2020		Adjustment for Error Correction	As Revised
Revenues	$111,625		$–	$111,625
Cost of sales	50,340		–	50,340
Selling, general and administrative	472,464	(3)	(10,469)	461,995
Depreciation and amortization	9,229	(3)	8,078	17,307
Research and development	5,852		–	5,852
Other expense	23,608	(3)	2,094	25,702
Net loss	$(449,868)		$297	$(449,571)

	For the Nine Months Ended September 30, 2020		Adjustment for Error Correction	As Revised
Revenues	$444,390		$–	$444,390
Cost of sales	361,087		–	361,087
Selling, general and administrative	1,675,332	(1/3)	17,767	1,693,099
Depreciation and amortization	28,808	(3)	24,234	53,042
Research and development	10,577		–	10,577
Other expense	54,269	(3)	6,282	60,551
Net loss	$(1,685,683)		$(48,283)	$(1,733,966)

	December 31, 2020 Balance Sheet Impact
	As Previously		Adjustment for	As
	Reported		Error Correction	Revised
Assets
Accounts Receivable	$42,311	(2)	$17,041	$59,352
Other current assets	599,684		–	599,684
Other assets	117,169		–	117,169
Fixed Assets	55,184	(3)	119,780	174,964
Total Assets	814,348		136,821	951,169

Liabilities
Current liabilities	$1,809,965	(3)	$33,502	$1,843,467
Note payables	–	(3)	82,383	82,383
Other liabilities	27,274		–	27,274
Total liabilities	1,837,239		115,885	1,953,124

Stockholders' deficit
Accumulated deficit	(22,092,678)	(2)/(3)	20,936	(22,071,742)
Total Stockholders' deficit	$(1,022,891)		$20,936	$(1,001,955)

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NOTE M – SUBSEQUENT EVENTS

In October 2021, the Company commenced an offering of up to $1,400,000 of convertible promissory notes (the “Notes”) under Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, (the “Note Offering”). Each Note bears simple interest at the rate of 7% per annum and is due and payable twelve months after the initial issuance of the Note (the “Maturity Date”). If the Company’s common stock is listed on the NASDAQ Market System on or before the Maturity Date, the noteholders (“Noteholders”) will have the option to convert all or a portion of their outstanding Notes into shares of the Company’s common stock at a rate equal to the greater of $5.00 per share or a price equal to eighty-five percent (85%) of the 10-day moving average of the Company’s public trading price as shown on the NASDAQ Market System. If the Note is converted before the Company’s common stock has commenced to trade on the public securities trading market, then (a) the conversion price will be $5.00 per share, and (b) immediately upon the conversion, the converting Noteholders will be issued a number of new warrants from the Company equal to the dollar amount of the conversion divided by $5.00 (the “Warrants”). The Warrants will be exercisable until December 31, 2022 at an exercise price equal to the greater of (i) five dollars ($5.00) or (ii) eighty-five percent (85%) of the 10-day moving average of the Borrower’s public trading price as shown on the NASDAQ Market System.

In October 2021, Wytec issued a total of 40,000 shares of common stock and 40,000 of common stock purchase warrants to six investors pursuant to the Company’s Unit Offering.

In October 2021, the president of the Company loaned $10,000 to the Company pursuant to a promissory note. The note bears simple interest at a rate of 5% per annum with a maturity date of October 21, 2022.

In November 2021, the Company issued a total of 4,100 shares of common stock in consideration for the exercise of 4,100 common stock purchase warrants by two warrant holders at an exercise price of $5.00 per share.

In November 2021, Wytec issued a total of 17,000 shares of common stock and 17,000 of common stock purchase warrants to two investors pursuant to the Company’s Unit Offering.

On November 4, 2021, Ms. Erica Perez was appointed as a director of Wytec.

F-41

[                ] Shares of Common Stock

WYTEC INTERNATIONAL, INC.

PROSPECTUS

EF HUTTON

division of Benchmark Investments, LLC

          , 2021

Through and including [                 ], 2021 (25 days after the commencement of this offering), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the common stock being registered other than estimated fees and commissions in connection with our public offering. All amounts are estimates except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

Amount
SEC registration fee		$1,854
FINRA filing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Printing and mailing expenses		*
Miscellaneous fees and expenses		*

Total expenses	$	*

*	To be provided by amendment.

ITEM 14. Indemnification of Directors and Officers.

Under Nevada General Corporation Law and our articles of incorporation, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our articles of incorporation is to eliminate the rights of Wytec and our stockholders (through stockholder’s derivative suits on behalf of Wytec) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of Wytec or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our Articles of Incorporation provide that if Nevada law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. Our bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

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We intend to enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Wytec, arising out of such person’s services as a director or officer of Wytec, any subsidiary of Wytec or any other company or enterprise to which the person provides services at the request of Wytec. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Wytec pursuant to the foregoing provisions, Wytec has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. Recent Sales of Unregistered Securities.

The Company has sold a total of 1,781,652 shares of its common stock within the past three years which were not registered under the Securities Act. All of the sales were made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, promulgated thereunder.

In 2021, the Company sold 193,800 shares of common stock, issued 114,820 shares of common stock from the exercise of warrants, and issued 120,000 shares of common stock in exchange for certain contractual rights.

In 2020, the Company sold 104,916 shares of common stock, issued 65,500 shares of common stock from the exercise of warrants, 140,000 shares of common stock from the conversion of Series A Convertible Preferred Stock, and 322,899 shares of common stock from the conversion of Series B Convertible Preferred Stock.

In 2019, the Company sold 78,961 shares of common stock, 44,206 shares of common stock from the exercise of warrants, 40,000 shares of common stock from the conversion of Series A Convertible Preferred Stock, and 556,550 shares of common stock from the conversion of Series B Convertible Preferred Stock.

ITEM 16. Exhibits and Financial Statement Schedules.

(a) The exhibits listed under the caption “Exhibit Index” following the signature page are filed herewith or incorporated by reference herein.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

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Exhibit Index

Exhibit	Description

1.1* 3.1

Form of Underwriting Agreement by and between EF Hutton, division of Benchmark Investments, LLC.

Articles of Incorporation, dated November 7, 2011 (Incorporated by reference from the original filing of the Registration Statement on January 10, 2017).

3.2	Amendment to Articles of Incorporation, dated January 14, 2014 (Incorporated by reference from the original filing of the Registration Statement on January 10, 2017).
3.3	Amendment to Articles of Incorporation, dated June 13, 2014 (Incorporated by reference from the original filing of the Registration Statement on January 10, 2017).
3.4	Bylaws (Incorporated by reference from the original filing of the Registration Statement on January 10, 2017).
4.1*	Form of Representative’s Warrant
4.2	Certificate of Designation for Series A Preferred Stock, dated February 14, 2014 (Incorporated by reference from the original filing of the Registration Statement on January 10, 2017).
4.3	Certificate of Designation for Series B Preferred Stock, dated June 13, 2014 (Incorporated by reference from the original filing of the Registration Statement on January 10, 2017).
4.4	Amendment to Certificate of Designation for Series B Preferred Stock, dated October 22, 2014 (Incorporated by reference from the original filing of the Registration Statement on January 10, 2017).
4.5	Amendment to Certificate of Designation for Series B Preferred Stock, dated March 4, 2015 (Incorporated by reference from the original filing of the Registration Statement on January 10, 2017).
4.6	Certificate of Designation for Series C Preferred Stock, dated July 26, 2016 (Incorporated by reference from the original filing of the Registration Statement on January 10, 2017).
4.7	Warrant issued by Wytec International, Inc. to William H. Gray (Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission, dated September 21, 2018).
4.8	Amendment to William H. Gray Warrants, dated December 30, 2020. (Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission, dated January 4, 2021).
5.1*	Opinion of Sichenzia Ross Ference LLP
10.1	Separation and Distribution Agreement by and between Wytec International, Inc. and Competitive Companies, Inc. (Incorporated by reference from the original filing of the Registration Statement on January 10, 2017).
10.2	License Agreement by and between Wytec International, Inc. and Competitive Companies, Inc. (Incorporated by reference from the original filing of the Registration Statement on January 10, 2017).
10.3	Broker-Dealer Agreement with Dalmore Group, LLC, executed as of December 28, 2020 (Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission, dated January 8, 2021).
10.4	Agreement with the Laredo School District (Incorporated by reference to the Form 10-K filed with the Securities and Exchange Commission, dated June 25, 2021).
10.5	Agreement with Southwest Research Institute (Incorporated by reference to the Form 10-K filed with the Securities and Exchange Commission, dated June 25, 2021).
14.1	Code of Conduct (Incorporated by reference from the original filing of the Registration Statement on January 10, 2017).
23.1	Consent of Sichenzia Ross Ference LLP (included as part of Exhibit 5.1)
23.2	Consent of Prager Metis CPA’s LLP
23.3	Consent of MaloneBailey, LLP
24.1	Power of Attorney (included on signature page hereto).

* To be filed by amendment

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ITEM 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The registrant hereby further undertakes that:

(1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)   For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas, on the 22nd day of December, 2021.

WYTEC INTERNATIONAL, INC.

By:	/s/ William Gray
William Gray
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Gray, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ William H. Gray	Chairman of the Board, Chief Executive Officer,	December 22, 2021
William H. Gray	President, and Chief Financial Officer

/s/ Mark J. Richardson	Director	December 22, 2021
Mark J. Richardson

/s/ Erica Perez	Director, Secretary Treasurer	December 22, 2021
Erica Perez

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